UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

OLD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Main Street, Evansville, Indiana 47708

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2023 Annual Meeting of Shareholders of Old National Bancorp (the “Company”) will be held as a virtual meeting on Wednesday, May 10, 2023, at 9:00 a.m., Central Daylight Time. You will be able to attend the Annual Meeting, vote your shares and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ONB2023 and entering your 16-digit control number located on your Notice and Access Card or Proxy Card. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

DATE AND TIME

Wednesday, May 10, 2023,
at 9:00 a.m., Central Daylight Time

VIRTUAL MEETING

www.virtualshareholdermeeting.com/ONB2023 and enter your 16-digit control number located on your Notice of Internet Availability of Proxy Materials or your Proxy Card

WHO CAN VOTE

Holders of common stock of record at the close of business on March 10, 2023

1

Election of the Company’s Board of Directors consisting of sixteen directors to serve for one year (with the exception of Michael L. Scudder who will serve until February 15, 2024) and until the election and qualification of their successors.

2	Approval of a non-binding advisory proposal on executive compensation.
3	Approval of a non-binding advisory proposal determining the frequency of advisory votes on executive compensation.
4	Approval of the Company’s Amended and Restated Employee Stock Purchase Plan.
5	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.
6	Transaction of such other business as may properly come before the meeting or any adjournments and postponements thereof.

The foregoing items of business, as well as instructions for accessing the virtual Annual Meeting, are more fully described in the Proxy Statement accompanying this Notice. Holders of common stock of record at the close of business on March 10, 2023 are entitled to notice of, and to vote at, the Annual Meeting. We will begin mailing the Notice of Internet Availability of Proxy Materials to certain of our shareholders on or about March 30, 2023. Shareholders who do not receive the Notice of Internet Availability of Proxy Materials will continue to receive a paper copy of our proxy materials. All proxy materials will be available by March 30, 2023 at www.oldnational.com/Proxy.

A list of all shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal office upon written request by a shareholder beginning five business days prior to the Annual Meeting and will remain accessible throughout the Annual Meeting at www.virtualshareholdermeeting.com/ONB2023.

By Order of the Board of Directors

Nicholas J. Chulos
Executive Vice President,

Chief Legal Officer and Corporate Secretary

March 30, 2023

IMPORTANT
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please vote your shares by completing and mailing your Proxy Card in the envelope provided or vote by telephone or the Internet.

Additional information on voting your shares is included in the attached Proxy Statement.

CERTAIN TERMS

Certain terms that we use in the accompanying Proxy Statement have particular meanings, as set forth below.

TERM	MEANING

401(k) Plan	Old National Bancorp Employee Stock Ownership and Savings Plan
Annual Meeting	2023 Annual Meeting of Shareholders of Old National Bancorp
Articles of Incorporation	Amended and Restated Articles of Incorporation of Old National Bancorp, as in effect currently
BKX	KBW Nasdaq Bank Index
Board of Directors or Board	Board of Directors of Old National Bancorp
By-Laws	Amended and Restated By-Laws of Old National Bancorp, as in effect currently
CEO	Chief Executive Officer
CFO	Chief Financial Officer
common stock	Common stock, no par value per share, of Old National Bancorp
Company, Old National, we, us or our	Old National Bancorp
Compensation Committee	Talent Development and Compensation Committee of Old National Bancorp
Directors Deferred Compensation Plan	Old National Bancorp Directors Deferred Compensation Plan
EPS	Earnings per share
Equity Incentive Plan

Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (as amended and restated as of May 10, 2012, and further amended and restated as of April 27, 2017, April 29, 2021 and May 18, 2022)

ESG	Environmental, social and governance
ESPP	Old National Bancorp Amended and Restated Employee Stock Purchase Plan
Executive Deferred Compensation Plan	Old National Bancorp Executive Deferred Compensation Plan
FASB ASC	Financial Accounting Standards Board Account Standards Codification
First Midwest	First Midwest Bancorp, Inc.
First Midwest Bank	First Midwest Bank, which was a wholly-owned subsidiary of First Midwest Bancorp, Inc.
Form 10-K	Old National Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2022
Internal Revenue Code	Internal Revenue Code of 1986, as amended
KRX Index	KBW Nasdaq Regional Banking Index (Old National Bancorp is included in this index)
Merger	The merger of equals transaction pursuant to which Old National Bancorp and First Midwest Bancorp, Inc. merged on February 15, 2022
Merger Agreement	Agreement and Plan of Merger dated as of May 30, 2021 by and between Old National Bancorp and First Midwest Bancorp, Inc.
Named Executive Officers or NEOs	Executive officers named in the Summary Compensation Table contained in this Proxy Statement
Nasdaq	The Nasdaq Stock Market
Notice and Access Card	The Notice of Internet Availability of Proxy Materials
Notice of Annual Meeting or Notice	The Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement
Old National Bank or Bank	Old National Bank, which is a wholly-owned subsidiary of Old National Bancorp
preferred stock	Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A and Series C, of Old National Bancorp
Proxy	The designation of the authority to vote your shares of Old National Bancorp common stock at the Annual Meeting
Proxy Card	The proxy card or voting instruction form that accompanies this proxy statement
Proxy Statement	This Proxy Statement
Record Date

March 10, 2023 – the date that holders of common stock who are of record on the books and records of Old National Bancorp at the close of business on March 10, 2023 and who are entitled to notice of, and to vote at, the 2023 annual meeting of shareholders

ROA	Return on assets
ROATCE	Return on average tangible common equity
ROE	Return on equity
SEC	United States Securities and Exchange Commission
STIP	Short Term Incentive Plan under which annual incentive awards were made for 2022
TSR	Total Shareholder Return
WTW	Willis Towers Watson, the independent compensation consultant to our Compensation Committee

One Main Street, Evansville, Indiana 47708

PROXY STATEMENT – SUMMARY

The following summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting your shares of Old National common stock.

GENERAL INFORMATION

DATE AND TIME	LOCATION	RECORD DATE
Wednesday, May 10, 2023, at 9:00 a.m., Central Daylight Time	Virtual/Online at www.virtualshareholdermeeting.com/ONB2023	Holders of common stock of record at the close of business on March 10, 2023

VOTING	ADMISSION
Shareholders as of the Record Date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each matter to be voted on at the Annual Meeting.

To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/ONB2023. You will need the 16-digit control number included on your Notice and Access Card, or your Proxy Card or voting instruction form that accompanied this Proxy Statement.

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

PROPOSAL		RECOMMENDATION	PAGE REFERENCE
1	Election of Directors	FOR each director nominee	27
2	Approval of a non-binding advisory proposal on executive compensation	FOR	90
3	Approval of a non-binding proposal determining the frequency of advisory votes on executive compensation	1 YEAR	92
4	Approval of the Company’s Amended and Restated Employee Stock Purchase Plan	FOR	93
5	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023	FOR	99

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	1

PROXY STATEMENT – SUMMARY

ELECTION OF DIRECTORS

(SEE PAGES 27 through 39)

The first item of business at the Annual Meeting will be the election of sixteen directors of the Company. The nominees are set forth in the table below. Each nominee is currently serving as a director of the Company. Our Board of Directors recommends voting in favor of each of the nominees.

NAME	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT
Barbara A. Boigegrain	2008*	Former CEO & General Secretary, Wespath Benefits and Investments
Thomas L. Brown	2017*	Former SVP & CFO, RLI Corp. (NYSE); former partner, PricewaterhouseCoopers LLP
Kathryn J. Hayley	2016*	CEO, Rosewood Advisory Services, LLC; former Executive Vice President, UnitedHealthcare, a subsidiary of UnitedHealth Group, Inc. (NYSE)
Peter J. Henseler	2011*	Chairman, TOMY International
Daniel S. Hermann	2020	Founding partner, Lechwe Holdings LLC; former CEO, AmeriQual Group, LLC
Ryan C. Kitchell	2018	Chairman, Indiana Governor’s Workforce Cabinet; former EVP & Chief Financial Officer, Indiana University Health
Austin M. Ramirez	2020	President & CEO, Husco International
Ellen A. Rudnick	2005*	Senior Advisor & Adjunct Professor of Entrepreneurship, University of Chicago Booth School of Business; former Vice President, Baxter International, Inc. (NYSE)
James C. Ryan, III	2019	CEO, Old National Bancorp	–
Thomas E. Salmon	2018	Chairman & CEO, Berry Global Group, Inc. (NYSE)
Michael L. Scudder	2008*	Executive Chairman, Old National Bancorp	–
Rebecca S. Skillman	2013	Chairperson, Radius Indiana; former Lt. Governor, State of Indiana
Michael J. Small	2010*	Chairman, K4 Mobility Inc.; former President and CEO of GoGo, Inc. (Nasdaq)
Derrick J. Stewart	2015	Executive Vice President and Chief Operating Officer, YMCA Retirement Fund
Stephen C. Van Arsdell	2017*	Former Senior Partner, Chairman and CEO, Deloitte & Touche LLP
Katherine E. White	2015	Brigadier General, U.S. Army National Guard; Professor of Law, Wayne State University Law School

*Includes years of service at First Midwest

2	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

PROXY STATEMENT – SUMMARY

Advisory vote on EXECUTIVE COMPENSATION
(See page 90)

We are asking shareholders to approve, on an advisory (non-binding) basis, a resolution regarding the compensation paid in 2022 to our Named Executive Officers, as disclosed in this Proxy Statement.

advisory vote on SAY-ON-PAY FREQUENCY
(See page 92)

We are asking shareholders to approve, on an advisory (non-binding) basis, a resolution determining the frequency of our advisory vote on executive compensation. Our Board of Directors recommends that shareholders select a frequency of 1 Year, or an annual vote.

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
(See page 93)

We are asking shareholders to approve the Old National Bancorp Amended and Restated Employee Stock Purchase Plan, primarily to increase the number of shares of the Company’s common stock available for purchase under the plan and to provide the Compensation Committee with the authority to establish, from time to time, the discounted price at which participants in the Employee Stock Purchase Plan may purchase shares of our common stock to not less than 85% of the fair market value of the shares on the applicable purchase date.

RATIFICATION OF INDEPENDENT AUDITORS
(See page 99)

We are asking shareholders to ratify, on an advisory (non-binding) basis, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	3

ABOUT OLD NATIONAL

Our Business

Old National Bancorp is the holding company for Old National Bank. Since our founding, we have focused on community banking by building long-term, highly valued partnerships with clients and in the communities we serve. In addition to providing extensive services in retail and commercial banking, we offer comprehensive wealth management, investment and capital markets services. Our culture is shaped by a clear set of core values, and we operate our business with uncompromised integrity and the highest levels of ethics. In this regard, we have been recognized as a World’s Most Ethical Company by the Ethisphere Institute for eleven consecutive years.

Completion of Merger with First Midwest

In 2022, we completed our transformational Merger with First Midwest, including the successful conversion of all operating systems, the achievement of critical integration initiatives and the completion of our branding changes. Old National nearly doubled in size following the Merger to $47 billion in total assets and $28 billion in assets under management. We are now the sixth largest commercial bank headquartered in the Midwest and rank among the top 35 banking companies headquartered in the United States based on total assets.

We believe our Merger has been successful, and we have achieved or exceeded the goals we set forth when we announced the transaction. The overall objective for this strategic combination was, and continues to be, to enhance and deliver exceptional value to our shareholders, clients, team members and the communities we serve, as well as to be the premier banking company in the Midwest. Our integrity, community commitment and inclusive culture also continue to be essential priorities.

Our shareholders strongly supported our Merger with First Midwest, as evidenced by the overwhelming approval of the transaction. At the meeting of shareholders at which the Merger was presented, 99.5% of the shares voted at the meeting were voted in favor of the transaction.

Better Together

Better Together describes the rationale for our Merger with First Midwest. This phrase is something we live everyday as a combined company and is the core principle that we followed as we integrated Old National and First Midwest. Our two legacy organizations, while being profitable, well-managed and stable standalone companies, are Better Together.

Certain strategic benefits of being Better Together include the following:

●	Top-tier commercial and community bank. With enhanced scale, a more diverse geographic footprint and a broader product suite, we have increased our capability to serve existing clients as well as new and larger clients across our markets.
●	Synergies and financial benefits to shareholders. The synergies and financial benefits of the Merger allowed us to deliver strong financial performance and value creation for shareholders in 2022 while positioning us well for 2023 and beyond.

4	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ABOUT OLD NATIONAL

●	Strong market position. With $47 billion in total assets, operations in six of the largest Midwestern metropolitan areas, a recognized brand, strong commercial banking capabilities, a robust retail footprint and a significant wealth platform, we have a market presence that allows us to compete effectively, attract top talent and deliver superior financial performance.
●	Team member focus. With multiple workplace recognitions and a commitment to diversity, equity and inclusion, we continue to be committed to fostering a strong culture of collaboration, trust, inclusiveness and acceptance that empowers team members to flourish and be successful.
●	Community engagement. We continue to build on our longstanding history of service and strengthening our communities by championing local initiatives and driving positive change throughout our footprint.
●	Digital and technology capabilities. We have enhanced scale to accelerate digital and technology capabilities and drive future investments in commercial, consumer and wealth management services.

Our Mission, Vision and Values

As part of our Better Together mindset, we updated our Mission, Vision and Values to more accurately reflect where we are today, as a premier mid-sized ban, and our aspirations for the future.

●	Mission. With deep roots as a trusted partner, we invest our time, heart and expertise so that our clients and communities thrive.
●	Vision. To be the bank of choice that helps our clients fulfill their dreams, passionately supports our communities and invests in the growth and development of our team members.
●	Values. The culture of Old National is rooted in our six core values – integrity, inclusion, excellence, collaboration, optimism and agility. These values strengthen the fabric of the communities we serve, distinguish our team members as our greatest asset and allow us to deliver a consistent, convenient and customized experience for every client.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	5

ABOUT OLD NATIONAL

2022 Highlights

2022 was an exceptionally strong year for Old National, with selected highlights below.

Adjusted Earnings Per Share* $1.96 13% Increase Year-Over-Year	Adjusted Net Income* $541 million Top Quartile of Peer Group	Adjusted Return on Average Tangible Common Equity* 21.1% Top Quartile of Peer Group
Net Interest Margin Expansion 0.58% Top Quartile of Peer Group	Adjusted Efficiency Ratio* 51.6% Top Quartile of Peer Group	Net Charge-Offs 0.06% Reflects continued credit discipline
Continued Strong Capital Position Total capital to risk-weighted assets – 12.02% Tier 1 capital to risk-weighted assets – 10.7%	Total Loan Growth 12% Growth is compared to historical combined balances as reported by Old National and First Midwest	Total Shareholder Return Stronger than Peers in Challenging Market in 2022 TSR of ~3% compared to Peer Group (-13%) and KRX Index (- 7%)
Peer Leading Deposit Franchise Cost of deposits of 15 bps; noninterest bearing deposits are 34% of total deposits	Granular Deposit Base Average deposit size is ~ $30,000	Board Diversity 44% 7 of our 16 board members are diverse on the basis of gender, race or ethnicity
Continued Strong Commitment to Corporate Social Responsibility www.oldnational.com/esg	Numerous DE&I and Workplace Recognitions See list on page 7	Continued Longstanding Commitment to Support Underserved and Economically Disadvantaged Communities $8.3 billion Community Growth Plan

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as current expected credit loss (“CECL”) Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings account business, property optimization charges and net securities losses. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.50; Net Income: $414 million; ROATCE: 16.3%; Efficiency Ratio: 58.0%. Reference is made to the non-GAAP reconciliation included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

6	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ABOUT OLD NATIONAL

Commitment to Excellence

Old National’s culture and commitment to excellence are reflected in our diversity, equity and inclusion workplace awards received in 2022, our corporate social responsibility initiatives and our community growth plan.

DIVERSITY, EQUITY AND INCLUSION AND WORKPLACE RECOGNITIONS

●
Bloomberg Gender-Equality Index: Awarded to companies that support gender equality through policy development, representation and transparency
●
Military Friendly Employer: Recognizes efforts to recruit and retain military veterans
●
Disability Equality Index: Scored a perfect 100 on the 2022 index, the most comprehensive benchmarking tool for disability inclusion

Corporate Social Responsibility

Following the Merger with First Midwest, the Company has placed an even greater focus on executing on critical environmental, social and governance initiatives, including its diversity, equity and inclusion activities. See Environmental, Social and Governance at a Glance on page 26.

Community Growth Plan

In 2022, we announced our $8.3 billion community growth plan that builds on our longstanding commitment to support historically underserved and economically disadvantaged individuals, families and communities throughout our footprint. Over a five-year period, the community growth plan calls for nearly $5 billion in community lending and affordable housing commitments to underserved and low-to-moderate income (“LMI”) borrowers and approximately $3.3 billion in community development initiatives and philanthropic programs in LMI and majority-minority neighborhoods.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	7

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement relates to our Annual Meeting to be held on May 10, 2023, at 9:00 a.m., Central Daylight Time. The Annual Meeting will be held in a virtual-only meeting format in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. As such, you will not be able to attend the Annual Meeting in person at a physical location. This Proxy Statement and the Proxy Card are being furnished by the Company in connection with a solicitation of proxies by the Company’s Board of Directors.

We are pleased to take advantage of the SEC rule that permits companies to furnish proxy materials to shareholders over the Internet at www.oldnational.com/Proxy which will be available by March 30, 2023. Beginning on or about March 30, 2023, we will send to most of our shareholders, by mail or email, a Notice and Access Card for the shareholder meeting containing instructions on how to access the proxy materials over the Internet and vote online. This method offers a convenient, cost-effective and environmentally friendly way for shareholders to review the materials and vote. The Notice and Access Card is not a proxy card and cannot be used to vote. If you receive the Notice and Access Card and would like to receive paper copies of the proxy materials, please follow the instructions in the Notice and Access Card and the materials will be mailed to you. Shareholders who do not receive the Notice and Access Card for the shareholder meeting will continue to receive a paper copy of our proxy materials.

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal office upon written request by a shareholder beginning five business days prior to the Annual Meeting and will remain accessible throughout the Annual Meeting at www.virtualshareholdermeeting.com/ONB2023.

Important Notice Regarding the Availability of Proxy Materials

A copy of the Company’s 2022 annual report to shareholders accompanies this Proxy Statement. The Notice of Annual Meeting, this Proxy Statement and our 2022 annual report to shareholders also are available at www.oldnational.com/Proxy. If you would like to receive, without charge, a paper copy of our 2022 annual report, please contact our Corporate Secretary at Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705.

Who can attend the Annual Meeting?

Only shareholders of the Company of record as of the Record Date of March 10, 2023 and guests of the Company may attend the Annual Meeting. Our Annual Meeting will take place virtually via a webcast at www.virtualshareholdermeeting.com/ONB2023. You will not be able to attend the Annual Meeting in person at a physical location.

8	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

Who may vote at the Annual Meeting?

This Proxy Statement and our annual report to shareholders are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only holders of the Company’s common stock of record on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 292,605,531 shares of common stock of the Company were outstanding.

To the knowledge of the Company, no person or firm, other than BlackRock, Inc., The Vanguard Group, Inc., Fuller & Thaler Asset Management, Inc. and Dimensional Fund Advisors LP beneficially owned more than 5% of the outstanding common stock of the Company as of December 31, 2022. As of the Record Date, no individual director, director nominee or officer beneficially owned more than 5% of the outstanding common stock of the Company.

How do I attend the Annual Meeting?

Our Annual Meeting will take place via a webcast at www.virtualshareholdermeeting.com/ONB2023. You will not be able to attend the Annual Meeting in person at a physical location. If you are a registered shareholder as of the Record Date, you may attend the Annual Meeting by visiting the virtual meeting website and entering the 16-digit control number that is printed on your Notice and Access Card or Proxy Card. You may log in beginning at 8:45 a.m. Central Daylight Time on May 10, 2023. The Annual Meeting will begin promptly at 9:00 a.m. Central Daylight Time.

How do I submit questions during the Annual Meeting?

Shareholders will be able to submit questions upon accessing the virtual meeting until the conclusion of the meeting by typing the question into the “Ask a Question” field and then clicking “Submit.” We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive substantially similar questions, we may group these questions together. Questions and answers relevant to meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Rules of Conduct for the Annual Meeting

We will post rules of conduct for the Annual Meeting at www.virtualshareholdermeeting.com/ONB2023.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in process or the meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Voting and Proxy Procedures

Each share of the Company’s outstanding common stock on the Record Date will be entitled to one vote at the Annual Meeting. If you receive the Notice and Access Card by mail, you will not receive a printed copy of the Proxy Statement or our annual report to shareholders unless you request the materials by following the instructions included in the Notice and Access Card.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	9

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

If your shares are registered in your name, you may vote your shares via the Internet, by telephone or, if you receive printed copies of the proxy materials, by completing, signing, dating and returning your Proxy Card in the postage-paid envelope provided. Simply follow the instructions on the Proxy Card or Notice and Access Card provided. If your shares are held in “street name” through a broker, bank, trustee, or other nominee, please follow the instructions provided by your broker, bank, trustee, or other nominee on the voting instruction form or Notice and Access Card in order to vote your shares via the Internet, or by signing, dating and returning the voting instruction form provided by such entity. We refer to brokers, banks, trustees and other nominees that hold shares on behalf of others in this Proxy Statement collectively as “brokers.” In this circumstance, you are a shareholder whose shares are held in “street name” and your broker is considered the shareholder of record.

Shares of the Company’s common stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you send in your Proxy Card or use the Internet or telephonic voting, but do not specify how you want to vote your shares, the designated proxies will vote your shares in accordance with the recommendations of the board and in the judgment of the designated proxies as to any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Quorum Requirements

Holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting must be present, either in attendance virtually or represented by proxy, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjournment unless a new record date is or must be set for that adjourned meeting.

Can I change my vote after I return the Proxy Card or after voting electronically?

If you are a shareholder whose shares are registered in your name, you may revoke your Proxy or change your electronic or telephonic vote at any time before the Annual Meeting by one of the following methods:

●	Submitting another proper Proxy with a more recent date than that of the Proxy first given by: (1) following the Internet voting instructions; or (2) completing, signing, dating and returning a Proxy Card to the Company’s Corporate Secretary at the Company’s main office.
●	Sending written notice of revocation to the Company’s Corporate Secretary.
●	Voting your shares via the Internet or by telephone at the Annual Meeting.

If you hold your shares in “street name” through a broker, bank, trustee or other nominee, you may revoke your Proxy by following instructions provided by your broker, bank, trustee or other nominee that holds shares on your behalf. No notice of revocation or later-dated Proxy will be effective until received by the Company’s Corporate Secretary prior to the Annual Meeting.

10	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

How many votes are needed to have each of the proposals pass?

Election of Directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors, which means that nominees who receive the greatest number of votes will be elected, even if such amount is less than a majority of the votes cast. Shareholders are not able to cumulate their votes in the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Our Board has adopted a corporate governance policy regarding director elections that is contained in our Corporate Governance Guidelines. The policy provides that in any uncontested election, any nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” such election will tender his or her resignation as a director promptly following the certification of the shareholder vote. The Nominating and Corporate Governance Committee, without participation by any director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the Annual Meeting at which the election occurred. If the Board decides to accept the director’s resignation, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. We will promptly disclose the Board’s decision and the reasons for the decision in a press release that will also be furnished to the SEC on Form 8-K.

Approval of a Non-Binding Advisory Proposal on Executive Compensation. The advisory vote on executive compensation will be determined by the affirmative vote of a majority of the shares of Company common stock in attendance virtually or represented by Proxy at the Annual Meeting. Because the vote is advisory, it will not be binding on the Board. Our Compensation Committee and our Board will review the voting results and take the results into consideration when making future decisions regarding executive compensation. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

Approval of a Non-Binding Advisory Proposal Determining the Frequency of Advisory Votes on Executive Compensation. The frequency of the advisory vote on compensation of our NEOs will include three options, in addition to an option to abstain: once every year, once every two years or once every three years. The option that receives the affirmative vote of a majority of shares of Company common stock in attendance virtually or represented by proxy at the Annual Meeting will be deemed to be the recommendation of the shareholders. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation. If none of the three frequency options receives a majority of the votes in attendance virtually or represented by proxy, the Board will consider the frequency option that receives the greatest number of votes to be the frequency that is recommended by the shareholders.

Approval of the Company’s Amended and Restated Employee Stock Purchase Plan. The approval of the Company’s Amended and Restated Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares of Company common stock in attendance virtually or represented by Proxy at the Annual Meeting. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	11

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares of Company common stock in attendance virtually or represented by Proxy at the Annual Meeting is required for ratification, on an advisory (non-binding) basis, of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2023. Abstentions will have the same effect as votes against the proposal. Broker non-votes are not expected to exist because brokers will have discretionary authority to vote on this item.

What is “householding”?

We have adopted a procedure called “householding.” Under this procedure, a single copy of this Proxy Statement and our annual report to shareholders will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and mailing fees.

Shareholders who participate in householding will continue to receive separate Proxy Cards and separate Notice and Access cards.

Householding will not affect dividend check mailings in any way.

If your household received a single Notice and Access Card or, if applicable, a Proxy Statement and Proxy Card this year, but you would prefer to receive your own copy, please contact Broadridge Householding Department, by calling their toll-free number, 866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the materials.

Shareholders sharing an address who are receiving multiple copies of the Proxy Statement and our annual report to shareholders may request a single copy by contacting the Company’s Transfer Agent, Continental Stock Transfer & Trust Company, at 917-262-2373, or by writing Continental at 1 State Street, New York, New York 10004-1561, or via email to Proxy@continentalstock.com.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your broker, bank, trustee or other nominee to request information about householding.

How are abstentions and broker non-votes treated?

An abstention occurs when a shareholder is in attendance or represented by Proxy at the Annual Meeting and either does not vote or returns a Proxy Card with an “abstain” instruction. An abstention will not affect the outcome of the election of directors. Abstentions will have the same effect as a vote against each of the other proposals to be voted on at the Annual Meeting, including, with respect to the advisory proposal determining the frequency of advisory votes on executive compensation, each frequency option set forth in such proposal.

12	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

A “broker non-vote” occurs when, with respect to shares held in “street name,” a broker is not permitted to vote on a non-routine matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the broker with such instructions. If your shares are held in “street name,” you must instruct your broker on how to vote your shares by following the instructions provided by your broker. If you do not give your broker voting instructions, your broker will have discretion to vote your shares only for routine matters. It is expected that the proposal to ratify the appointment of the independent registered public accounting firm will be the only routine matter to be voted on at the Annual Meeting. For the election of directors and each of the other proposals to be voted on at the Annual Meeting, the votes associated with shares held in “street name” for which you do not give your broker voting instructions will be considered “broker non-votes,” which means your broker will not have discretion to vote your shares on those matters. Broker non-votes will not affect the outcome of the election of directors, approval of the Company’s Amended and Restated Employee Stock Purchase Plan, the advisory vote on executive compensation or the frequency of advisory votes on executive compensation. The proposal to ratify the appointment of our auditors is considered a routine matter and, therefore, broker non-votes are not expected to exist on this proposal.

How are shares held in Company benefit plans treated?

Participants in our 401(k) Plan, First Midwest Bancorp, Inc. Nonqualified Retirement Plan, First Midwest Bancorp, Inc. Nonqualified Deferred Compensation Plan for Nonemployee Directors and First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan will receive correspondence from Broadridge describing how to access proxy materials and vote your shares.

The trustees under these plans will vote the shares held for the account of each participant in accordance with the instructions received from the participant. If the trustees do not receive voting instructions by the specified deadline, the trustees will vote the shares proportionally in the same manner as those shares for which instructions were received. Because the participants are not the record owners of the related shares, the participants may not vote these shares at the Annual Meeting. Individual voting instructions to the plan trustees will be kept confidential and will not be disclosed to any directors, officers or employees of the Company.

How do I designate my proxy to vote at the Annual Meeting?

A Proxy is your direction to another person to vote your shares. By completing, dating, signing and returning your Proxy Card, or by voting via the Internet or by telephone, you are directing the proxies named in the Proxy Card to vote in accordance with your instructions. To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the Proxy Card. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your Proxy Card in advance of the virtual meeting. If you wish to give your Proxy to someone other than the proxies identified on the Proxy Card, you may do so by crossing out all the names of these named proxies appearing on the Proxy Card and inserting the name of another person, and this signed card must be sent by mail to the Company’s Corporate Secretary and received in advance of the Annual Meeting.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of the solicitation of proxies for our Annual Meeting, as well as all costs of preparing, assembling, printing and distributing the proxy materials. In addition to solicitations by mail, directors and officers of the Company and its subsidiaries may solicit proxies personally, by telephone, fax, electronic mail or in person. The Company may retain the services of an independent proxy solicitation firm to assist with the solicitation of proxies. The Company will pay all of the fees and any other costs and expenses incurred in connection with retaining any such firm. Our directors and officers will receive no additional compensation for the solicitation of proxies.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	13

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

We have requested that brokers, nominees, fiduciaries and other custodians forward proxy-soliciting material to the beneficial owners of our common stock. We will reimburse these persons upon request for reasonable out-of-pocket expenses they incur in connection with this request.

Other matters related to the Annual Meeting

Only matters brought before the Annual Meeting in accordance with the Company’s Amended and Restated By-Laws will be considered. Other than the items listed above in the Notice of Annual Meeting, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the designated proxies will vote in accordance with their judgment.

Should any nominee for director become unable or unwilling to accept nomination or election, the designated proxies intend to vote for the election of another person recommended by the Nominating and Corporate Governance Committee and nominated by the Board. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

14	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT OLD NATIONAL

Our Board of Directors is committed to maintaining strong coRporate governance principles and practices.

For additional information about our corporate governance practices, you may view the following documents on our website at www.oldnational.com under the Investor Relations/Corporate Governance link. These documents also are available to any interested party who requests them by writing to: Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, IN 47705-0718.

●
Corporate Governance Guidelines
●
Code of Business Conduct and Ethics (applicable to all directors, officers and team members)
●
Code of Ethics for Senior Financial Officers
●
Audit Committee Charter
●
Corporate Responsibility Committee Charter
●
Enterprise Risk Committee Charter
●
Executive Committee Charter
●
Nominating and Corporate Governance Committee Charter
●
Talent Development and Compensation Committee Charter
Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines and committee charters describe various aspects of our corporate governance practices. The Corporate Governance Guidelines and charters are intended to ensure that our Board of Directors has certain practices in place relating to oversight of management and various components of our business operations and to make decisions that are independent of management.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and team members, as well as a Code of Ethics for Senior Financial Officers, which applies to our senior financial officers. Our Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by applicable SEC rules, and also meets the requirements of a “code of conduct” under the applicable rules of the Nasdaq Stock Market. Annually, all team members are required to certify that they have reviewed and are familiar with our Code of Business Conduct and Ethics, and all officers are required to certify compliance with this code. Waivers of the Code of Business Conduct and Ethics for executive officers and directors must be approved by our Board of Directors. Similarly, our senior financial officers must certify annually that they have reviewed, are familiar with and are in compliance with the Code of Ethics for Senior Financial Officers. Waivers of the Code of Ethics for Senior Financial Officers must be submitted to and approved by our Board of Directors.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	15

CORPORATE GOVERNANCE AT OLD NATIONAL

Director Independence

Following a recommendation by our Nominating and Corporate Governance Committee, our Board of Directors determines annually the independence of all non-employee directors in accordance with the independence requirements of our Corporate Governance Guidelines and applicable Nasdaq listing requirements and SEC rules. Accordingly, each year, the Board affirmatively determines whether each non-employee director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. Each non-employee director is required to complete an annual questionnaire that provides information about any relationship that might affect a determination of independence. Management then provides the Nominating and Corporate Governance Committee and the Board of Directors with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the applicable Nasdaq listing requirements and SEC rules.

Based on this review, the Board affirmatively determined that each of the directors nominated for election at the Annual Meeting is independent of the Company under our Corporate Governance Guidelines, the Nasdaq listing requirements and SEC rules, with the exception of Michael L. Scudder, our Executive Chairman, and James C. Ryan, III, our CEO, who are employees of the Company. In addition, the Board of Directors determined that:

●	Each member of the Audit Committee is financially literate and has accounting or related financial management or expertise (as such qualifications are defined under the rules of the Nasdaq Stock Market).
●	Thomas L. Brown, Ryan C. Kitchell and Stephen C. Van Arsdell are “audit committee financial experts” within the meaning of the rules and regulations of the SEC.
●	Each member of the Compensation Committee is a “non-employee director” within the meaning of Securities Exchange Act Rule 16b-3.

Board Leadership Structure and Function

The Board, which is elected by the shareholders, selects our Executive Leadership Team, which is the executive management team charged with the conduct of the Company’s business. Having selected the Executive Leadership Team, the Board acts as an advisor to management and ultimately monitors its performance. The Board has responsibility for overseeing the business and affairs of the Company and, in exercising such responsibility, receives information from management about the Company’s business. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise its decision-making authority on appropriate matters of importance to the Company. Acting as a full Board and through the Board’s six standing committees, the Board oversees and approves the Company’s strategic plan. The Board regularly reviews the Company’s progress against its strategic plan and exercises oversight and decision-making authority regarding strategic areas of importance to the Company.

Executive Chairman and CEO Roles

Prior to the Merger with First Midwest, the Company combined the roles of the Chairman of the Board and Chief Executive Officer. James C. Ryan, III served as Chairman and CEO of the Company through February 15, 2022. On February 15, 2022, the closing date of the Merger, and pursuant to the Merger Agreement, Michael L. Scudder, the former Chairman and CEO of First Midwest, became the Executive Chairman of the Board of Directors of the Company, with Mr. Ryan remaining as CEO. The Merger Agreement provides that this arrangement will be in effect until February 15, 2024, at which time Mr. Scudder will retire as Executive Chair and Mr. Ryan is expected to return to his role as Chairman and Chief Executive Officer of the Company. The Board believes this structure is effective and in the best interests of shareholders and serves the Company well at this time.

16	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT OLD NATIONAL

Lead Independent Director

The Company’s Corporate Governance Guidelines provide for a Lead Independent Director, currently Rebecca S. Skillman, when the Chairman and CEO positions are held by the same person or both positions are held by insiders. The Lead Independent Director, among other responsibilities, presides at all meetings of the Board at which the Chairman of the Board is not present; leads sessions of the independent directors of the Board; consults and meets with any or all independent directors as required; advises on the scope, quality, quantity and timeliness of information sent to the Board; is responsible for leading the Board’s annual self-assessment process; mentors and counsels new members of the Board to assist them in becoming active and effective directors; leads the Board in the annual evaluation of the CEO’s performance; and performs such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.

Board and Committee Meetings

The Board met seven times during 2022. Each director attended 75% or more of the meetings of the Board and the meetings of committees on which he or she served in 2022. Thirteen of our sixteen directors had 100% attendance records in 2022, and the remaining three directors had at least 89% attendance records at the Board meetings and meetings of committees on which they served in 2022.

The Board and its committees hold executive sessions and independent directors’ sessions a minimum of four times each year in connection with its quarterly meetings, and at other times as needed.

The Company has not established a formal policy regarding director attendance at its Annual Meeting, but it encourages all directors to attend these meetings and reimburses expenses associated with attendance. All the directors attended our Annual Meeting in 2022.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	17

CORPORATE GOVERNANCE AT OLD NATIONAL

Committees of our Board

The members of our Board are appointed to various committees. Through February 15, 2022, the Board had established the following standing Committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, Culture, Community and Social Responsibility Committee, Enterprise Risk Committee, Finance and Corporate Development Committee and Funds Management Committee.

Effective February 15, 2022, following the completion of the Merger and the appointment of additional directors pursuant to the terms of the Merger Agreement and our amended By-Laws, the Board maintains the following standing committees: Audit Committee, Corporate Responsibility Committee, Enterprise Risk Committee, Executive Committee, Nominating and Corporate Governance Committee and Talent Development and Compensation Committee. Certain duties and responsibilities of the former Finance and Corporate Development Committee and Funds Management Committee were assumed by the Executive Committee.

The committee charters are reviewed annually by the Board of Directors and include information regarding each committee’s composition, purpose, duties and responsibilities. The number of meetings held in 2022, the current membership and the key responsibilities for each committee are set forth below.

Audit Committee

Committee Members	Key Responsibilities	# of Meetings in 2022
Stephen C. Van Arsdell (Chair) Thomas L. Brown Daniel S. Hermann Ryan C. Kitchell Michael J. Small Katherine E. White
–
Assists the Board in its oversight of:
●
the integrity of the Company’s financial statements
●
the appointment, independence, qualifications and performance of the independent registered public accounting firm
●
the scope and results of the independent registered public accounting firm’s audits and other services, if any
●
the Company’s system of internal controls over financial reporting
●
the services and performance of the Company’s internal audit function
●
the Company’s actions in response to matters raised by the independent registered public accounting firm or internal auditors
●
the Company’s compliance with legal and regulatory requirements in relation to financial reporting
–
Is responsible for the preparation of a report as required by the SEC to be included in this Proxy Statement
9

18	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT OLD NATIONAL

Corporate Responsibility Committee

Committee Members	Key Responsibilities	# of Meetings in 2022
Derrick J. Stewart (Chair) Kathryn J. Hayley Peter J. Henseler Ryan C. Kitchell Austin M. Ramirez Ellen A. Rudnick	– Oversees management relating to the Community Reinvestment Act and fair lending practices of the Company as well as management relations with community organizations – Reviews policies and programs relating to diversity, equity and inclusion, ESG, ethics and employee and client satisfaction and engagement initiatives, and monitors the Company’s affirmative action plan – Monitors company-wide volunteerism and the activities of the Old National Bank Foundation through which charitable gifts are made	5

Enterprise Risk Committee

Committee Members	Key Responsibilities	# of Meetings in 2022
Thomas L. Brown (Chair) Kathryn J. Hayley Thomas E. Salmon Michael J. Small Derrick J. Stewart Katherine E. White	– Monitors the Company’s key enterprise risk categories: compliance/regulatory, credit, legal, liquidity, market, operational (including information technology and information security/cyber), reputational, strategic and talent management – Assists the Board in the oversight of management regarding the Company's enterprise-wide risk management framework, policies, procedures and risk appetite – Reviews the Company’s credit controls and loan review program – Monitors the Company’s information technology and information security/cyber risks	5

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	19

CORPORATE GOVERNANCE AT OLD NATIONAL

Executive Committee

Committee Members	Key Responsibilities	# of Meetings in 2022
Michael L. Scudder (Chair) Thomas L. Brown Daniel S. Hermann Ellen A. Rudnick James C. Ryan, III Rebecca S. Skillman Derrick J. Stewart Stephen C. Van Arsdell	– Reviews and recommends to the Board the annual operating plan and budget as well as the multi-year strategic plan of the Company – Assesses and monitors the Company’s performance against the annual and multi-year strategic plan – Reviews strategic direction of the Company with management – Reviews the Company’s capital plan and policy and recommends to the Board dividends and any share repurchase program of the Company – Discusses corporate development and other acquisition opportunities with management	5

Nominating and Corporate Governance Committee

Committee Members	Key Responsibilities	# of Meetings in 2022
Rebecca S. Skillman (Chair) Barbara A. Boigegrain Peter J. Henseler Ryan C. Kitchell Austin M. Ramirez Ellen A. Rudnick Stephen C. Van Arsdell Katherine E. White
–
Annually recommends to the Board the slate of director nominees to stand for election at our annual meeting of shareholders and assesses the independence of directors
–
Recruits, as needed, new directors for the Board
–
Reviews with the Board, on an annual basis, the size, requisite skills and characteristics of Board members as well as the composition of the Board as a whole
–
Leads the Board in its annual performance assessment
–
Oversees the annual performance evaluation of, and succession planning for, the CEO
–
Reviews and assesses the adequacy of the Corporate Governance Guidelines an Insider Trading Policy
–
Confirms the production of the Company’s ESG report
6

20	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT OLD NATIONAL

Talent Development and Compensation Committee

Committee Members	Key Responsibilities	# of Meetings in 2022
Daniel S. Hermann (Chair) Barbara A. Boigegrain Kathryn J. Hayley Peter J. Henseler Thomas E. Salmon Rebecca S. Skillman	– Annually reviews, approves and recommends to the Board for its approval the compensation of the CEO and other executive officers who report directly to the CEO – Establishes performance metrics and goals under the Company’s short-term and long-term incentive compensation programs – Evaluates the Company’s employee compensation and benefit programs as well as the competitiveness of those programs – Advises the Board regarding the talent development and succession management of key executives of the Company – Establishes the terms of the Employee Stock Purchase Plan	7

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	21

CORPORATE GOVERNANCE AT OLD NATIONAL

Board’s Role in Risk Oversight

Risk is inherent in every business and particularly for regulated financial institutions. We have organized our risk profile and enterprise risk management framework into the following risk categories: compliance/regulatory, credit, legal, liquidity, market, operational (including information technology and information security/cyber), reputational, strategic and talent management. We do not view risk in isolation, but rather consider risk as part of our ongoing consideration of business strategy and decisions. We also are mindful that risk oversight is not about eliminating all risks, but rather identifying, quantifying, managing or accepting and monitoring risks at appropriate levels to achieve customer needs and business objectives in a prudent manner.

The entire Board is involved in overseeing risk associated with the Company. The charters of certain committees of the Board assign oversight responsibility for particular areas of risk. The Board and its committees monitor risks associated with their respective principal areas of focus through regular meetings with management and, when appropriate, outside advisors.

The following is a summary of oversight responsibility for particular areas of risk:

AUDIT COMMITTEE	ENTERPRISE RISK COMMITTEE	EXECUTIVE COMMMITTEE
Risks that raise material issues associated with accounting, financial reporting, tax and internal controls over financial reporting.

Compliance/regulatory, credit, legal, liquidity, market, operational (including information technology and information security/cyber), reputational, strategic and talent management risks at the Company.

Risks associated with the Company’s strategy, operating plan and operating performance, as well as acquisition opportunities.

TALENT DEVELOPMENT AND COMPENSATION COMMITTEE	CORPORATE RESPONSIBILITY COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Risks associated with the Company’s compensation programs and arrangements, including cash and equity incentive plans and talent development and succession planning.	Risks associated with employee and customer engagement, the Community Reinvestment Act, fair lending, employee and supplier diversity and the Company’s affirmative action plan.	Risks associated with corporate governance generally, CEO succession planning and board and committee composition.

22	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT OLD NATIONAL

Board and Committee Self-Assessments

The Board of Directors and each of the Board committees conduct an annual self-assessment, which includes both a qualitative and quantitative assessment by each director of the performance of the Board and the committees on which the director serves. The Nominating and Corporate Governance Committee oversees these assessments. As part of this process, each director completes an annual self-assessment of the Board and the committees on which the director serves. Each director also has the opportunity to have an individual meeting with our Lead Independent Director. The results of the self-assessments are reported to the full Board of Directors.

Director Education

Our Executive Chairman and Chief Executive Officer oversee director education at the Company, with input from the Nominating and Corporate Governance Committee. Director education occurs for the full Board and for each of the Board’s committees. Our education program involves presentations on relevant topics by management, outside advisors or industry experts, attendance at national or local conferences and meetings, access to board and governance related portals maintained by outside advisors or industry experts and subscriptions to pertinent periodicals and other materials.

Succession Planning

Board Succession Planning

In connection with the Merger and pursuant to the terms of the Merger Agreement, the By-Laws of the Company were amended (the “By-Law Amendment”) to provide for the post-Merger composition of our Board of Directors. The By-Law Amendment provides that for a period of three years following the closing of the Merger, the Board will be comprised of sixteen directors, eight of whom will be former members of the board of directors of Old National as designated by Old National (the “legacy Old National directors”), including James C. Ryan, III, and eight of whom will be former members of the board of directors of First Midwest as designated by First Midwest (the “legacy First Midwest directors”), including Michael L. Scudder, who will be the Executive Chairman of the Board for a period of two years. If a legacy Old National director or a successor to a legacy Old National director leaves the Board, the remaining legacy Old National directors may select the successor to the departing director. Similarly, if a legacy First Midwest director or a successor to a legacy First Midwest director leaves the Board, the remaining legacy First Midwest directors may select the successor to the departing director.

Pursuant to our Corporate Governance Guidelines, a director of the Company shall no longer qualify to serve as a director effective as of the end of the term during which the director becomes seventy-five (75) years of age. The Nominating and Corporate Governance Committee reviews each director’s continuation on the Board on a regular basis and annually considers upcoming retirements, the average tenure and the overall mix of individual director tenures of the Board. The Nominating and Corporate Governance Committee is responsible for regularly reviewing Board composition, succession planning, talent development and the broader aspects of diversity. The Board also annually reviews the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. The annual assessment includes a review of the skills, experience and diversity of the Board in the context of the needs of the Board.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	23

CORPORATE GOVERNANCE AT OLD NATIONAL

CEO and Senior Management Succession Planning

Among the Nominating and Corporate Governance Committee’s responsibilities is to oversee CEO succession planning and leadership development for potential CEO candidates. The Board plans for succession of the CEO and reviews the succession strategy for both unplanned and planned events. As part of this process, the independent directors review the Nominating and Corporate Governance Committee’s recommended candidates for consideration as the CEO under either a planned or unplanned scenario. The criteria used when assessing the qualifications of potential CEO successors include certain leadership, management and other dimensions. The individual also must possess the skill and talent to lead the organization in a positive manner with wisdom and enthusiasm and champion the Company’s culture.

Our Compensation Committee oversees succession planning and leadership development for senior management and reviews this process and potential candidates with our CEO, Chief People Officer and other members of management on a periodic basis.

Related Party Transactions

Certain directors and executive officers of the Company are at present, as in the past, customers of one or more of the Company’s subsidiaries and have had and expect in the future to have similar transactions (including loans) with these subsidiaries in the ordinary course of business. In addition, some of the directors and executive officers of the Company are at present, as in the past, directors, officers or principal shareholders of corporations which are customers of these subsidiaries, and which have had and expect to have transactions with the subsidiaries in the ordinary course of business. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Related party transactions are evaluated on a case-by-case basis in accordance with the applicable provisions of our By-Laws and our Code of Business Conduct and Ethics.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during the fiscal year ended December 31, 2022 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board. None of the members of the Compensation Committee had a relationship that would require disclosure under the “Certain Relationships and Related Transactions” heading of any of our filings with the SEC during the past three fiscal years.

Communications from Shareholders to Directors

The Board believes it is important that a direct and open line of communication exist between the Board and the Company’s shareholders and other interested parties. As such, the Board has adopted the procedures described in the following paragraph for communications to Directors.

24	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

CORPORATE GOVERNANCE AT OLD NATIONAL

Any shareholder or other interested party who desires to contact Old National’s Executive Chairman, Lead Independent Director or the other members of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. Communications received are distributed to the Executive Chairman, the Lead Independent Director or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

The Company’s nomination procedures for directors are governed by its By-Laws. Each year the Nominating and Corporate Governance Committee makes a recommendation to the entire Board regarding a slate of nominees for election as directors. The Nominating and Corporate Governance Committee will review suggestions from shareholders regarding nominees for election as directors. All such suggestions from shareholders must be submitted in writing to the Nominating and Corporate Governance Committee at the Company’s principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which directors are to be elected. All written suggestions of shareholders must set forth:

●	the name and address of the shareholder making the suggestion;
●	the number and class of shares owned by such shareholder;
●	the name, address and age of the suggested nominee for election as director;
●	the nominee’s principal occupation during the five years preceding the date of suggestion;
●	all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee; and
●	such other information as the Nominating and Corporate Governance Committee may reasonably request.

A consent of the suggested nominee to serve as a director of the Company, if elected, also must be included with the written suggestion.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	25

Environmental, Social and Governance At a glance

ESG considerations, and other elements of corporate social responsibility, are integrated and embedded within the policies, procedures and principles that govern Old National. Our Company is committed to serving as a cornerstone of the local community and maintaining transparency in governance, as well as environmental responsibility and sustainability. We also aim to strengthen the communities we serve through team member volunteerism and corporate philanthropy efforts. We are pleased to present our 2022 ESG Report, which summarizes the Company’s approach to corporate social responsibility. The full report can be found on our website at www.oldnational/esg. Beginning with our 2020 ESG Report, we have aligned our disclosures with the Sustainability Accounting Standards Board (SASB) Commercial Bank standard.

As discussed more fully in our ESG Report, Old National earned numerous awards and recognitions in 2022 that reflect our culture and our commitment to corporate social responsibility. Among other recognitions, Old National was recognized as a member of the Bloomberg Gender-Equality Index, a Disability Equality Index “Best Place to Work” and Military Friendly Employer.

In 2023, we will continue to evaluate issues that collectively represent the Company’s most significant and material risks as well as opportunities for enhanced shareholder value. The Company will also continue to assess its ESG priorities in 2023, including climate-related risks and opportunities.

COMMITTED TO DIVERSITY, EQUITY AND INCLUSION
44% Corporate Board diversity (women, racial and ethnic diversity)
68% of all Old National team members are women
22% Total workforce is racially or ethnically diverse
100% score on the Disability Equality Index Best Places to Work

CORPORATE GOVERNANCE	100%	TEAM MEMBER COMPLETION of annual, risk-based compliance training as well as training related to our Code of Business Conduct and Ethics
● Comprehensive Risk Appetite Statement ● Independent Chief Risk Officer ● Independent Chief Audit Executive/Ethics Officer

26	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

The Board unanimously recommends that you vote “FOR” the election of the sixteen nominees as directors of the Company.

The first item to be acted upon at the Annual Meeting is the election of sixteen directors to the Board. The number of directors was determined in connection with the Merger with First Midwest and is set forth in our By-Laws.

Our By-Laws provide that, for a period of three years following the closing of the Merger, the Board will be comprised of sixteen directors, eight of whom will be former members of the board of directors of Old National as designated by Old National, including James C. Ryan, III, and eight of whom will be former members of the board of directors of First Midwest as designated by First Midwest, including Michael L. Scudder, who will be the Executive Chairman of the Board for a period of two years.

Each director is elected for a one-year term, except that Mr. Scudder will retire from our Board of Directors, as Executive Chairman and as Chair of our Executive Committee on February 15, 2024, as contemplated by the Merger with First Midwest and as provided in our By-Laws. The Nominating and Corporate Governance Committee intends to consider later this year the vacancy on our Board resulting from Mr. Scudder’s retirement.

Our Board of Directors has unanimously nominated the following individuals to stand for election at this year’s Annual Meeting, all of whom are currently serving as directors of the Company:

Barbara A. Boigegrain Thomas L. Brown Kathryn J. Hayley Peter J. Henseler	Daniel S. Hermann Ryan C. Kitchell Austin M. Ramirez Ellen A. Rudnick	James C. Ryan, III Thomas E. Salmon Michael L. Scudder Rebecca S. Skillman	Michael J. Small Derrick J. Stewart Stephen C. Van Arsdell Katherine E. White

Board Composition and Experience

Each of our sixteen directors has significant and varied operational, financial, risk, technology, corporate governance, merger and acquisition, leadership and other experience, and possesses diversity of skills, thought, gender, race and ethnicity. The Nominating and Corporate Governance Committee is responsible, among other items, for recruiting and nominating directors for election to our Board and for assessing the qualifications and independence of our directors. The Nominating and Corporate Governance Committee also is responsible for reviewing with the full Board, on an annual basis, the requisite skills and characteristics of Board members as well as the composition of the Board as a whole. Below are certain highlights of our Board of Directors, including the varying tenure, diversity, qualifications and experience of our directors.

19% Racial/Ethnic Diversity	31% Gender Diversity	61 years Average Age

8.5 years Average Independent Director Tenure Includes tenure at First Midwest	88% Independent All directors are independent other than our Executive Chairman and our CEO	81% Directors possess other public company experience

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	27

ITEM 1 – ELECTION OF DIRECTORS

Each of our sixteen directors has extensive professional experience that contributes to a diversity of skills, perspectives and leadership qualities on our Board of Directors. The chart below highlights certain of the skills and qualities our directors possess that are important to the Company:

BANKING AND FINANCIAL INDUSTRY	COMPENSATION AND BENEFITS
Knowledge and experience in the banking and financial services industry are important to understanding our business model and strategic plan.	Understanding executive compensation and employee benefits is important to understanding and evaluating our various executive compensation plans and programs.
CORPORATE GOVERNANCE	MERGERS AND ACQUISITIONS
Knowledge of corporate governance matters, policies and best practices assists the Board in considering and adopting appropriate corporate governance practices.	Knowledge and experience in mergers, acquisitions and other strategic partnership opportunities are important to evaluating growth opportunities.
FINANCE AND ACCOUNTING	RISK MANAGEMENT
Knowledge and experience in accounting or financial reporting are important to effectively oversee the Company’s financial position and condition and the accurate reporting thereof.	Experience in assessing and managing business and financial risk factors is important to effectively oversee risk management and understand risks facing the Company.

TECH OR IT	DIVERSITY
Experience with or oversight of technology, information security or cybersecurity is important in overseeing the security of the Company’s operations and systems.	Gender and racial/ethnic diversity allows for diversity of thought, experiences and perspectives and leads to better outcomes for our shareholders, team members, clients and communities.
EXECUTIVE MANAGEMENT	ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Knowledge and experience in executive management positions assists the Board in overseeing our business activities and evaluating and overseeing our strategic plan.	Understanding environmental, social and governance matters assists the Board in overseeing the Company’s non-financial risks and opportunities inherent to its day-to-day activities.
Represents each director who possesses the skill or attribute

28	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

Director Diversity Objectives

The Nominating and Corporate Governance Committee believes that a diverse Board leads to better decisions and outcomes for our shareholders, team members, clients and communities. In addition to the background, skills and experience considerations highlighted above, the Nominating and Corporate Governance Committee evaluates potential directors across many dimensions, including but not limited to gender, race, ethnicity, sexual orientation, age, background, geography and physical ability. The Company’s Corporate Governance Guidelines require the Company to have no less than two female directors and at least one director from an ethnic minority background on the Board. In addition, any third party engaged to assist the Nominating and Corporate Governance Committee in searching for director candidates is requested to present a diverse group of candidates.

Director Diversity Matrix (As of March 30, 2023)

Total Number of Directors: 16	Female	Male
Part I: Gender Diversity
Directors	5	11
Part II: Demographic Background
African American or Black	1	1
Hispanic or Latinx	–	1
White	4	9

Nomination Process

In seeking individuals to serve as directors, the Nominating and Corporate Governance Committee seeks members from diverse professional backgrounds who possess a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company, possess a willingness to represent the best interests of all shareholders, be able to objectively evaluate management’s and the Company’s performance, possess the highest personal and professional ethics, integrity and values and be able to comprehend and advise management on complicated issues that face the Company and the Board. In addition, directors should not have any interest that would materially impair their ability to exercise independent judgment or discharge the fiduciary duties owed as a director to the Company and its shareholders.

The Nominating and Corporate Governance Committee is responsible for regularly reviewing, at least annually, Board composition, succession planning, talent development and the broader aspects of diversity. The annual assessment includes a review of the skills, experience and diversity of our directors in the context of the needs of the Board.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	29

ITEM 1 – ELECTION OF DIRECTORS

BARBARA A. BOIGEGRAIN

EXPERIENCE AND QUALIFICATIONS

Ms. Boigegrain served as the Chief Executive Officer and General Secretary of Wespath Benefits and Investments (formerly the General Board of Pension and Health Benefits of The United Methodist Church) from 1994 until her retirement in January 2022. Wespath is a pension, health and welfare benefit trustee and administrator and an institutional investment manager that is one of the largest faith-based pension funds in the United States, with $29 billion of assets under management. Wespath is a global leader in environmental, social and governance (ESG) investing and is a founding member of the Transition Pathway Initiative, a global asset-owned initiative that assesses companies’ preparedness for the transition to a low carbon economy.

Prior to 1994, Ms. Boigegrain spent eleven years as a consultant with Towers Perrin and four years with KPMG LLP and Dart Industries as a manager and analyst.

Ms. Boigegrain currently serves on the board of the Iliff School of Theology and the Texas Medical Foundation. Previously, Ms. Boigegrain served as a member and chair of the boards of directors of Church Benefits Association and the Church Alliance. She is also a former member of the board of trustees of Emory & Henry College. Ms. Boigegrain was recognized as one of Crain’s Chicago 2020 Notable Women Executives Over 50.

As the CEO and General Secretary of Wespath, Ms. Boigegrain has overseen its restructuring, significantly improved its performance and services and increased its assets under management. In her experience as a benefits consultant, she established the San Diego office of Towers Perrin.

Ms. Boigegrain earned a Bachelor of Arts degree in Biology and Psychology from Trinity University in 1979.

Age: 65 Tenure: ● Old National: 2022 ● First Midwest: 2008 Committees: ● Nominating and Corporate Governance ● Talent Development and Compensation

REASONS FOR NOMINATION

Through her extensive employee benefits, compensation, executive and corporate governance experience, Ms. Boigegrain brings significant leadership, business development, operations and management skills to our Board of Directors. She also provides valuable knowledge of financial markets, strategic growth, ESG and sustainable investing.

THOMAS L. BROWN

EXPERIENCE AND QUALIFICATIONS

Mr. Brown served as the Senior Vice President and Chief Financial Officer of RLI Corp. (NYSE), a specialty insurer serving diverse niche property, casualty and surety markets from 2017 until his retirement on December 31, 2019. From 2011 to 2017, he served as RLI Corp.’s Vice President and Chief Financial Officer.

Previously, Mr. Brown was a partner of PricewaterhouseCoopers LLP, where he served for ten years as its Midwest Regional Financial Services Director and led teams responsible for the banking, insurance, capital markets and investment management business sectors.

Mr. Brown currently serves on the boards of directors of James River Group Holdings, Ltd. (Nasdaq) and the Chicago Shakespeare Theater. In addition, Mr. Brown serves on the board of directors of Easter Seals DuPage & Fox Valley (Illinois), and he previously served on the board of Easter Seals Central Illinois. From 2004 through 2017, Mr. Brown served on the board of trustees of Illinois Wesleyan University.

Mr. Brown earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979. He is a certified public accountant.

Age: 66 Tenure: ● Old National: 2022 ● First Midwest: 2017 Committees: ● Audit ● Enterprise Risk ● Executive

REASONS FOR NOMINATION

With his extensive finance, accounting, risk management and financial services background, combined with the insights of the executive management team of a public company, Mr. Brown brings valuable finance, accounting, strategic planning, risk and senior management skills and experience to our Board of Directors.

30	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

KATHRYN J. HAYLEY

EXPERIENCE AND QUALIFICATIONS

Ms. Hayley has served as the Chief Executive Officer of Rosewood Advisory Services, LLC, a business advisory services firm, since 2015.

Previously, Ms. Hayley served as an Executive Vice President of UnitedHealthcare, a subsidiary of UnitedHealth Group, Inc. (NYSE), a position in which she served from 2012 to 2015, overseeing a number of strategic initiatives at this global healthcare company. From 2006 to 2012, she served as an executive of Aon plc (NYSE), including as Chief Executive Officer of Aon Consulting Worldwide and Aon Hewitt Consulting Americas. Prior to her service at Aon, Ms. Hayley was an information technology partner at Deloitte Consulting LLP and led the U.S. financial services practice. She also served on the board of directors of Deloitte & Touche LLP U.S.

Ms. Hayley currently serves on the board of directors of Concentrix Corporation (Nasdaq). She previously served on the boards of directors for Alight Solutions, LLC (2018 to 2021), Interior Logic Group, Inc. (2021 to 2022), Tribridge Holdings, LLC (2015 to 2017), as well as the advisory board of E.A. Renfroe & Company, Inc. (2016 to 2022).

Ms. Hayley earned a Bachelor of Science degree in Applied Computer Science from Illinois State University in 1979 and a Master of Business Administration, with concentrations in Marketing and Finance, from the Kellogg School of Management at Northwestern University in 1984.

Age: 64 Tenure: ● Old National: 2022 ● First Midwest: 2016 Committees: ● Corporate Responsibility ● Enterprise Risk ● Talent Development and Compensation

REASONS FOR NOMINATION

Through her extensive information technology and financial services background and her broad executive management experience, as well as her employee benefits and talent management experience, Ms. Hayley provides our Board with valuable technology, strategic planning, executive management, human resources, benefits and ESG experience, as well as the insights of a former senior executive of several public companies.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	31

ITEM 1 – ELECTION OF DIRECTORS

PETER J. HENSELER

EXPERIENCE AND QUALIFICATIONS

Mr. Henseler is the Chairman of TOMY International, a wholly owned subsidiary of TOMY Company, Ltd., a global designer and marketer of toys and infant products. He rejoined TOMY International in 2017 after serving as Vice Chairman until his retirement in 2012. Mr. Henseler previously held the position of President of TOMY International from 2011 until 2012. He was President of RC2 Corporation (Nasdaq) from 2002 to 2011, at which time TOMY Company acquired RC2. He served as RC2’s Executive Vice President of Sales and Marketing from 1999 to 2002. Mr. Henseler also previously served as a director of RC2.

Prior to joining RC2, Mr. Henseler held marketing positions at McDonald’s Corporation and Hasbro, Inc. In February 2018, he completed his tenure as Chairman of the Toy Industry Foundation and now serves as an executive advisor to the board. He also previously served on the board of directors of the American Toy Industry Association. Mr. Henseler currently serves on the board of directors of the Robert E Dods Family Foundation.

Mr. Henseler earned a Bachelor of Science degree in Marketing from Xavier University in 1980.

Age: 64 Tenure: ● Old National: 2022 ● First Midwest: 2011 Committees: ● Corporate Responsibility ● Nominating and Corporate Governance ● Talent Development and Compensation

REASONS FOR NOMINATION

Mr. Henseler brings important executive management, operating and leadership skills and insights to our Board of Directors through his experience as a president of a global public company, as well as his substantial operational, brand management and marketing experience.

DANIEL S. HERMANN

EXPERIENCE AND QUALIFICATIONS

Mr. Hermann is the founding partner of Lechwe Holdings LLC, a family company involved in the startup of and investing in companies. He is also a founder of AmeriQual Group, LLC, where he served as CEO from 2005 to 2015. Prior to 2005, Mr. Hermann spent over 20 years at Black Beauty Coal Company. During his years at Black Beauty, he held various positions, including President and CEO. He has experience in public accounting and was a licensed Certified Public Accountant.

Mr. Hermann currently serves on the board of directors of Deaconess Health System, the premier provider of healthcare service to 51 counties in three states, including Indiana, Illinois and Kentucky. In addition, he serves as a director of General Signals, Hermann Family Foundation and Foundation for Youth. He is also a director emeritus of the Boys and Girls Club of Southern Indiana as well as past Chairman of the Evansville Catholic Foundation and past board member of Foresight Energy, LP (NYSE).

Mr. Hermann earned a Bachelor of Science Degree from Indiana State University in 1979.

Age: 65 Tenure: ● Director Since: 2020 Committees: ● Audit ● Executive ● Talent Development and Compensation

REASONS FOR NOMINATION

With over 30 years as a senior executive, Mr. Hermann brings extensive business, operations, leadership, compensation, finance and accounting experience to the Board. He also brings significant public company board experience, given his previous service as a director for Foresight Energy, LP.

32	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

RYAN C. KITCHELL

EXPERIENCE AND QUALIFICATIONS

Mr. Kitchell is the Chairman of the Indiana Governor’s Workforce Cabinet. Previously, Mr. Kitchell served as Executive Vice President and Chief Administrative Officer of Indiana University Health from 2016 to 2019 and as Chief Financial Officer of Indiana University Health from 2012 to 2016. He served as President of IU Health Plans from 2011 to 2012 and Treasurer of Indiana University Health from 2010 to 2011. Prior to joining Indiana University Health, he worked for the State of Indiana, first as a Public Finance Director from 2005 until 2007 and then as a Director of the Office of Management and Budget from 2007 until 2010. He also has previously served in corporate treasury and controllership roles at Eli Lilly and Company (NYSE) and started his career at Prudential Capital, a subsidiary of Prudential Financial, Inc. (NYSE).

Mr. Kitchell currently serves on the boards of directors of Indiana Sports Corporation, OneAmerica Financial Partners and Help at Home.

Mr. Kitchell earned an economics degree from Indiana University in 1996 and an MBA from the Tuck School of Business at Dartmouth in 2002. He also has earned the Chartered Financial Analyst (CFA) designation.

Age: 49 Tenure: ● Director Since: 2018 Committees: ● Audit ● Corporate Responsibility ● Nominating and Corporate Governance

REASONS FOR NOMINATION

Through his nine years of executive leadership with the largest healthcare system in Indiana, Mr. Kitchell brings to the Board executive leadership experience with a strong finance background. He also brings significant public finance experience.

AUSTIN M. RAMIREZ

EXPERIENCE AND QUALIFICATIONS

Mr. Ramirez is the President and CEO of HUSCO International, a global engineering and manufacturing company with over 1,500 employees worldwide. Prior to joining HUSCO in 2003, he was a consultant in the San Francisco office of McKinsey & Company where he specialized in corporate finance and industrial operations. From 2016 to 2017, Mr. Ramirez served as White House Fellow on the National Economic Council in Washington D.C. In 2014, Mr. Ramirez was selected as a Young Global Leader of the World Economic Forum and is the Founding Curator of the Forum’s Global Shaper Hub in Milwaukee.

Mr. Ramirez currently serves on the board of directors for The Marcus Corporation (NYSE), the Association of Equipment Manufacturers and the Kern Family Foundation. Mr. Ramirez has volunteered on a number of education-focused boards including Teach for America, the Boys and Girls Clubs, the YMCA and the United Performing Arts Fund. He is a co-founder and board member of St. Augustine Preparatory Academy and a founding member of City Reformed Church. He has served as a director of the Greater Milwaukee Committee, Metropolitan Milwaukee Chamber of Commerce and the National Association of Manufacturers.

Mr. Ramirez graduated from the University of Virginia in 2001 with degrees in Systems Engineering and Economics. He also holds an MBA from Stanford Graduate School of Business, where he was an Arjay Miller Scholar and a Goldman Sachs Fellow.

Age: 44 Tenure: ● Director Since: 2020 Committees: ● Corporate Responsibility ● Nominating and Corporate Governance

REASONS FOR NOMINATION

With over 15 years leading an international manufacturing company, Mr. Ramirez brings important executive management, operations and leadership skills to the Board of Directors. In addition, Mr. Ramirez is committed to community service and leadership development through his dedication to education, the arts and the Milwaukee community.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	33

ITEM 1 – ELECTION OF DIRECTORS

ELLEN A. RUDNICK

EXPERIENCE AND QUALIFICATIONS

Ms. Rudnick has served at the University of Chicago Booth School of Business since 1999. She is currently a Senior Advisor and Adjunct Professor of Entrepreneurship and previously served as the Executive Director of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago.

Prior to joining the University of Chicago, Ms. Rudnick served as President and Chief Executive Officer of Healthcare Knowledge Resources, President of HCIA, Chairman of Pacific Biometrics and Corporate Vice President of Baxter International, Inc. (NYSE).

She currently serves on the boards of directors of Liberty Mutual Insurance Company (since 2001) and Patterson Companies (since 2003; Nasdaq). Ms. Rudnick previously served on the board of directors of HMS Holdings, Corp. (1997 to 2021; Nasdaq).

Ms. Rudnick has spent over thirty years in executive management and entrepreneurial activities, primarily in the healthcare and information services industries. She serves in various leadership positions with several civic and nonprofit organizations in the Chicago metropolitan area, including having served on the board of the Northshore University Health System for over 20 years and on the board of Hyde Park Angels and currently is on the boards of directors of Chicagoland Entrepreneurship Center (1871) and Matter (a healthcare incubator) as well as the advisory committee for the Ed Kaplan Family Institute for Innovation and Tech Entrepreneurship at the Illinois Institute of Technology.

Ms. Rudnick earned a Bachelor of Arts degree in Italian (with a minor in Economics) from Vassar College in 1972 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1973.

Age: 72 Tenure: ● Old National: 2022 ● First Midwest: 2005 Committees: ● Corporate Responsibility ● Executive ● Nominating and Corporate Governance

REASONS FOR NOMINATION

With her extensive business background and her board experience, Ms. Rudnick brings important leadership, corporate governance, ESG, business and entrepreneurial experience to our Board of Directors.

JAMES C. RYAN, III

EXPERIENCE AND QUALIFICATIONS

Mr. Ryan is the CEO of the Company. Mr. Ryan served as Chairman and CEO of the Company through February 15, 2022. Prior to beginning his role as CEO in 2019, Mr. Ryan was Senior Executive Vice President and CFO of the Company from 2016 until 2019. He has also served the Company as Director of Corporate Development and Mortgage Banking, Integration Executive and Treasurer. Prior to joining Old National in 2005, Mr. Ryan held senior finance positions at Wells Fargo Home Mortgage and Old Kent Financial Corp.

Mr. Ryan is the Vice Chairman of the Evansville Regional Business Committee and a member of the Southwest Indiana Regional Development Authority. He is a board member for Deaconess Health Systems, Inc. and Golf Gives Back. He is also a member of the Central Indiana Corporate Partnership, Inc. and is the immediate past Chairman of the Evansville Regional Economic Partnership.

Mr. Ryan earned a Bachelor’s Degree in Business Administration from Grand Valley State University in Allendale, Michigan in 1994.

Age: 51 Tenure: ● Director Since: 2019 Committees: ● Executive

REASONS FOR NOMINATION

Mr. Ryan brings to the Board, among other skills and qualifications, extensive bank executive management experience derived from working over 25 years in the banking industry. Mr. Ryan’s leadership skills, extensive banking experience and knowledge of the Company and its products and services is tremendously valuable to the Board. Mr. Ryan also brings to the Board his ability to develop long-term strategies and find effective and efficient means to implement and communicate those strategies.

34	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

THOMAS E. SALMON

EXPERIENCE AND QUALIFICATIONS

Mr. Salmon currently serves as Chairman and CEO of Berry Global Group, Inc. (NYSE), where he was appointed to the board of directors in February 2017. He previously served as Berry Global’s President and Chief Operating Officer from October 2016 to February 2017. He served as President of Berry’s Consumer Packaging Division from November 2015 to October 2016, served as President of Berry’s Rigid Closed Top Division from November 2014 to November 2015 and served as President of Berry’s Engineered Materials Division from 2003 to November 2014.

Prior to joining Berry Global in 2003, Mr. Salmon was General Manager for Honeywell Plastics from 2001 to 2003 and Global Sales Director for Allied Signal’s Engineering Plastics and Films from 1999 to 2001. Prior to joining Honeywell and Allied Signal, Mr. Salmon held several positions at GE Plastics and GE Lighting, divisions of General Electric.

Mr. Salmon serves on several boards including the Evansville Regional Business Committee, Golf Gives Back and Signature School.

Mr. Salmon earned a Bachelor of Business Administration from Saint Bonaventure University in New York in 1985.

Age: 59 Tenure: ● Director Since: 2018 Committees: ● Enterprise Risk ● Talent Development and Compensation

REASONS FOR NOMINATION

With almost 20 years of leadership experience at a Fortune 500 global manufacturer and marketer of plastic packaging products, Mr. Salmon brings extensive experience in executive management, operations, risk and finance. He also provides valuable knowledge related to public companies and has public company board experience.

MICHAEL L. SCUDDER

EXPERIENCE AND QUALIFICATIONS

Mr. Scudder is the Executive Chairman of the Board of Directors of the Company. Previously, Mr. Scudder served as the Chief Executive Officer of First Midwest from 2008 to 2022 as well as the Chairman of the First Midwest board of directors from 2017 to 2022, in both cases until First Midwest’s merger with Old National. Mr. Scudder served as First Midwest’s President from 2007 to 2017, its Chief Operating Officer from 2007 to 2008 and its Chief Financial Officer from 2002 to 2007. He also served in various other leadership capacities across all areas of First Midwest in his 37 years of service to the company. Under his leadership, First Midwest grew from $8 billion to $24 billion of total assets, becoming the 3rd largest independent bank in the Chicago area.

Mr. Scudder currently serves as a member of the board of directors of Silver Cross Hospital, the board of trustees of DePaul University and the executive committee of DePaul University’s Center for Financial Services. He also serves on the board of the Will County (Illinois) Center for Economic Development and its executive committee. He is a member of the Economic Club of Chicago, the Commercial Club of Chicago, the Bankers Club of Chicago and the Chicago Club. Mr. Scudder previously served as an inaugural member of the Federal Reserve Bank of Chicago’s Community Depository Institution Advisory Council. He is a member of the Mid-Size Bank Coalition of America and is a past member of the board of directors of the American Bankers Association and a past chair of the ABA’s CEO Council.

Mr. Scudder earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1982 and a Master of Business Administration with a concentration in Finance from DePaul University in 1993.

Age: 62 Tenure: ● Old National: 2022 ● First Midwest: 2008 Committees: ● Executive

REASONS FOR NOMINATION

Mr. Scudder brings extensive public company, executive leadership, financial, merger and acquisition and risk experience to our Board of Directors derived from nearly 40 years in the banking industry. He has significant abilities in developing and implementing long-term strategic plans and vision and was critical to the growth and success of First Midwest as well as its successful combination with Old National.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	35

ITEM 1 – ELECTION OF DIRECTORS

REBECCA S. SKILLMAN

EXPERIENCE AND QUALIFICATIONS

Ms. Skillman was appointed as the Company’s Lead Independent Director in 2016. Ms. Skillman currently serves as Chairperson of the Board for Radius Indiana, an economic development regional partnership which represents Crawford, Daviess, Dubois, Greene, Lawrence, Martin, Orange and Washington Counties in South Central Indiana. She previously served as Senior Advisor of Radius Indiana from July 2016 to December 2016, and she served as CEO of Radius Indiana from February 2013 to July 2016. She serves as an advisor for Bowen Center for Public Affairs, Ball State University and Indiana University’s Center for Rural Engagement.

Ms. Skillman served as the 49th Lieutenant Governor of the State of Indiana from 2005 to 2013 where, in addition to her legislative duties as President of the Indiana Senate, she was responsible for leading the Office of Tourism Development, Energy Group and Indiana Housing and Community Development Authority. She chaired the Indiana Counter Terrorism and Security Council, the intergovernmental entity responsible for homeland security in the State of Indiana. She also served as the Secretary of Agriculture and Rural Development under the state's Department of Agriculture and Office of Rural Affairs.

Ms. Skillman earned an Associate’s degree with a business concentration from Indiana Wesleyan University in 2010.

Age: 72 Tenure: ● Director Since: 2013 Committees: ● Executive ● Nominating and Corporate Governance ● Talent Development and Compensation

REASONS FOR NOMINATION

Through her lifelong career in public service and senior government leadership, including serving as Lt. Governor of the State of Indiana from 2005 to 2013 and serving in the Indiana Senate from 1992 to 2000, Ms. Skillman brings to the Board expertise and leadership in executive management, economic development, community involvement, governmental and political affairs and civil service.

MICHAEL J. SMALL

EXPERIENCE AND QUALIFICATIONS

Mr. Small is the Chairman and co-founder of K4 Mobility Inc., a technology developer and provider of satellite communications services, since August 2018.

Previously, Mr. Small served as the President and Chief Executive Officer and a director of Gogo, Inc. (Nasdaq), an airborne communications service provider, from 2010 until March 2018. Prior to joining Gogo, Mr. Small served as the Chief Executive Officer and a director of Centennial Communications Corp. (Nasdaq) from 1999 to 2009. From 1995 to 1998, Mr. Small was the Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company. Prior to 1995, he held the position of President of Lynch Corporation (NYSEMKT), a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.

Mr. Small is an active board member of Leadership Greater Chicago and the Gun Violence Prevention PAC. Mr. Small also serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at the University of Chicago.

Mr. Small earned a Bachelor of Arts degree in History from Colgate University in 1979 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1981.

Age: 65 Tenure: ● Old National: 2022 ● First Midwest: 2010 Committees: ● Audit ● Enterprise Risk

REASONS FOR NOMINATION

Through his board, executive and financial experience, Mr. Small brings extensive public company, operating and executive experience to our Board of Directors, as well as strategic, financial, risk, technology and merger and acquisition experience. He also provides the perspective of a former chief executive officer of a public company.

36	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

DERRICK J. STEWART

EXPERIENCE AND QUALIFICATIONS

Mr. Stewart is the Executive Vice President and Chief Operating Officer of the YMCA Retirement Fund. From 2022 until 2023, he was the Senior Vice President, Education and Communication of the YMCA Retirement Fund. From 2019 until 2022, Mr. Stewart was the President and CEO of the YMCA of Greater Indianapolis. He also served as CEO of the YMCA of Southwestern Indiana from 2009 to 2019, and in various other capacities, including Chief Development Officer and Chief Operating Officer, from 2005 to 2009.

Mr. Stewart is a member of the board of directors of the YMCA Employee Benefits Management Committee. He is a past member of the YMCA of the USA board of directors, where he served on the Financial Development Committee and the International Committee. He is also the past chair of the YMCA of the USA Small and Midsize YMCA Cabinet and a past member of the Board of Trustees of the YMCA Retirement Fund. He is past President of the Board of the Evansville Regional Airport Authority and the Public Education Foundation of Evansville, past Vice President of the Evansville Christian School Board, and past member of the Regional Board of Trustees of Ivy Tech Community College as well as the Mitch Daniels Leadership Fellowship. Mr. Stewart worked as a commercial loan officer for Old National Bank from 2004 to 2005.

Mr. Stewart is a graduate of the Indiana University Kelley School of Business in 1999 with a degree in Business and Finance.

Age: 45 Tenure: ● Director Since: 2015 Committees: ● Corporate Responsibility ● Enterprise Risk ● Executive

REASONS FOR NOMINATION

Mr. Stewart brings to the Board executive management and ESG experience as well as prior banking experience as a loan officer of Old National Bank. He also brings extensive experience in managing nonprofit entities in several of the Company’s significant markets. Mr. Stewart is deeply committed to supporting and encouraging the development of a healthier and more vibrant community and providing opportunities for young people from all walks of life to achieve their potential.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	37

ITEM 1 – ELECTION OF DIRECTORS

STEPHEN C. VAN ARSDELL

EXPERIENCE AND QUALIFICATIONS

Mr. Van Arsdell is a former senior partner of Deloitte & Touche LLP, where he served as Chairman and Chief Executive Officer from 2010 to 2012 and as Deputy Chief Executive Officer from 2009 to 2010. Previously, he served as Deloitte’s partner-in-charge of its financial services practice in the Midwest and was a member of Deloitte’s board from 2003 through 2009.

Mr. Van Arsdell is a member of the Audit Committee of Brown Brothers Harriman & Co. (since 2015). He also is a member of the board of directors and the Audit Committee of Mueller Water Products, Inc. (since 2019; NYSE). He is a past member of the Dean’s advisory council for the Gies College of Business at the University of Illinois and Past Chair of the board of directors of the University of Illinois Alumni Association. Mr. Van Arsdell currently serves as the chair of the board of trustees of the Morton Arboretum, having previously chaired its Finance Committee, and he previously chaired the board of trustees of the Conservation Foundation.

Mr. Van Arsdell earned a Bachelor of Science degree in Accounting and a Master of Accounting Science degree from the University of Illinois in 1972 and 1973, respectively. He is a certified public accountant.

Age: 72 Tenure: ● Old National: 2022 ● First Midwest: 2017 Committees: ● Audit ● Executive ● Nominating and Corporate Governance

REASONS FOR NOMINATION

Mr. Van Arsdell brings to our Board extensive finance, accounting, and risk management experience, together with strategic and executive leadership skills developed through his senior positions with a global accounting and advisory services organization.

38	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

KATHERINE E. WHITE

EXPERIENCE AND QUALIFICATIONS

Ms. White is a Brigadier General in the U.S. Army National Guard currently serving as Special Assistant to the Chief, National Guard Bureau, as Director: Office of Diversity, Equity, and Inclusion, Arlington, VA. She is also currently a Professor of Law at Wayne State University Law School in Detroit, Michigan, where she has taught full-time since 1996. Ms. White is a Regent with the University of Michigan Board of Regents, and she has served in that capacity since 1998.

From 1995 to 1996, Ms. White was a Judicial Law Clerk to the Honorable Randall R. Rader, Circuit Judge U.S. Court of Appeals for the Federal Circuit. From 2000 to 2002, she was appointed by the Secretary of Commerce to serve on the United States Patent and Trademark Office Patent Public Advisory Committee. She was also appointed by the Secretary of Agriculture to the U.S. Department of Agriculture’s Plant Variety Protection Office Advisory Board, serving from 2004 to 2008, 2010 to 2012 and 2015 to 2020. From 2003 to 2014, she was a market board member at United Bank and Trust in Ann Arbor, Michigan.

Ms. White currently serves as a board member of Alta Equipment Group, Inc. (NYSE).

Ms. White received her B.S.E. Degree in Electrical Engineering and Computer Science from Princeton University, a J.D. Degree from the University of Washington, an LL.M. Degree from the George Washington University Law School and a Master’s Degree in Strategic Studies from the U.S. Army War College. In addition, Ms. White is a Fulbright Senior Scholar, a White House Fellow (from 2001-2002) and a registered patent attorney.

Age: 56 Tenure: ● Director Since: 2015 Committees: ● Audit ● Enterprise Risk ● Nominating and Corporate Governance

REASONS FOR NOMINATION

Ms. White brings to the Board a long tenure in senior positions in the U.S. government and military serving advisory and operational roles, as well as her board experience as a member of several public company boards of directors and board committees and her ESG experience.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	39

DIRECTOR COMPENSATION

The Nominating and Corporate Governance Committee annually reviews and recommends to our Board of Directors compensation for our non-employee directors. No fees are paid to directors who are also employees of the Company. As a starting point for its recommendation, the Nominating and Corporate Governance Committee uses peer group director compensation data prepared by WTW. The Committee seeks to establish Board compensation that will (i) attract and retain qualified individuals to serve as members of our Board of Directors, (ii) align director interests with shareholder interests and (iii) provide director compensation that is competitive with market practices and the Company’s peer group.

Retainers

For 2022, we paid each non-employee director an annual retainer of $140,000 for serving as a director. Of this amount, we paid $60,000 in cash and $80,000 in common stock of the Company. We paid the cash compensation in four equal quarterly payments and the stock retainer was paid in a single stock grant. Our Lead Independent Director also was paid an additional annual cash retainer of $35,000.

In 2022, members of the Audit Committee received annual cash retainers of $10,000, and the Audit Committee Chairperson was paid an additional $20,000 chair fee in cash. Members of the Compensation Committee and the Enterprise Risk Committee received annual cash retainers of $8,500, and the Compensation Committee Chairperson and the Enterprise Risk Committee Chairperson were paid an additional $13,500 chair fee in cash. Members of the Nominating and Corporate Governance Committee and the Corporate Responsibility Committee received annual cash retainers of $7,500, and the Nominating and Corporate Governance Committee Chairperson and the Corporate Responsibility Committee Chairperson were paid an additional $12,500 chair fee in cash. Members of the Executive Committee received annual cash retainers of $7,500. James C. Ryan, III and Michael L. Scudder were the only directors in 2022 who were employees of the Company and, therefore, received no compensation for their directorships or committee participation.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan for our non-employee directors. A director may defer 25%, 50%, 75% or 100% of his or her cash compensation pursuant to the plan. We credit a director’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company common stock, the return on a recognized market index selected by the Compensation Committee, or a combination of the two, as elected by the director.

All amounts paid under the plan are paid from our general assets and are subject to the claims of our creditors. In most circumstances, deferred amounts are not distributed to the director until after completion of his or her service. In general, the director may elect to receive his or her plan benefits in a lump sum or in annual installments over two to ten years.

2022 Director Compensation

The components of our director compensation in 2022 were as follows:

Director Compensation	2022

Annual Cash Retainer	$60,000
Annual Stock Grant	$80,000
Lead Independent Director Retainer	$35,000

40	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

DIRECTOR COMPENSATION

7
	Annual Cash Retainers
Committee Compensation	Member Fee	Chair Fee
Audit	$10,000		$20,000
Enterprise Risk	$8,500		$13,500
Compensation	$8,500		$13,500
Nominating and Corporate Governance	$7,500		$12,500
Corporate Responsibility	$7,500		$12,500
Executive	$7,500	$	NA*

Stock Ownership Guidelines	5x Annual Cash Retainer

*The Executive Committee is presently chaired by Mr. Scudder, who serves as a director and Executive Chairman of the Company. Only non-employee directors are entitled to compensation as directors.

The following table provides information concerning the director compensation that we paid to our non-employee directors in 2022:

			Change in Pension
			Value and
			Non-qualified
	Fees Earned	Stock	Deferred
	or Paid in	Awards	Compensation
Name	Cash (1)	(2)(3)	Earnings	Total
Barbara A. Boigegrain	$152,358	—	—	$152,358
Thomas L. Brown	$173,494	—	—	$173,494
Kathryn J. Hayley	$159,261	—	—	$159,261
Peter J. Henseler	$97,750	$59,983	—	$157,733
Daniel S. Hermann	$69,389	$104,990	—	$174,379
Ryan C. Kitchell	$161,486	—	$7,301	$168,787
Austin M. Ramirez	$90,528	$59,983	—	$150,511
Ellen A. Rudnick	$101,031	$59,983	—	$161,014
Thomas E. Salmon	$151,442	—	3,577	$155,019
Rebecca S. Skillman	$144,292	$59,983	$—	$204,275
Michael J. Small	$153,708	—	—	$153,708
Derrick J. Stewart	$140,697	$29,992	$991	$171,680
Stephen C. Van Arsdell	$177,653	—	—	$177,653
Katherine E. White	$161,208	—	—	$161,208
(1)	Includes amounts paid in annual cash retainers, committee member retainers, committee chair retainers and lead independent director retainers.
(2)	Amounts represent the aggregate grant-date fair value of common stock, calculated in accordance with FASB ASC Topic 718.
(3)	Directors who meet our stock ownership guidelines may elect to receive the amount of their annual stock grant in cash.

The following directors retired from the Board at the closing of the Merger on February 15, 2022. The table below includes amounts paid to each director for their partial year of service during 2022:

			Change in Pension
			Value and
			Non-qualified
	Fees Earned		Deferred
	or Paid in	Stock	Compensation
Name	Cash (1)	Awards	Earnings	Total
Andrew E. Goebel	$18,375	—	—	$18,375
Jerome F. Henry, Jr.	$15,625	—	—	$15,625
Phelps L. Lambert	$20,625	—	—	$20,625
Randall T. Shepard	$18,375	—	—	$18,375
Linda E. White	$18,125	—	—	$18,125
(1)	Includes amounts paid in annual cash retainers, committee member retainers and committee chair retainers.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	41

INformation regarding beneficial ownership of Directors, Executive Officers and Principal Shareholders

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of our common stock and our depositary shares (each representing a 1/40th interest in a share of either our Series A or Series C preferred stock) as of March 10, 2023 by each director and Named Executive Officer and all directors and executive officers as a group. Except as described below, each person has sole voting and investment power for all shares shown. Unless otherwise indicated, the address of each beneficial owner is c/o Old National Bancorp, One Main Street, Evansville, Indiana 47708.

For common stock, we calculated the percent of outstanding shares held based on 292,605,531 shares of common stock outstanding on March 10, 2023. We include shares of restricted stock subject to future vesting conditions for which an individual has voting but not dispositive power. We also include shares underlying performance share units and service-based restricted stock that could vest or be earned within 60 days of March 10, 2023, even though an individual has neither voting nor dispositive power. Those shares are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For our depositary shares (each representing a 1/40th interest in a share of either our Series A or Series C preferred stock), we calculated the percent of class based on 4,900,000 depositary shares outstanding as of March 10, 2023.

	Number of	Percent of	Number of Common	Percent of
Name of Person	Depositary Shares	Class	Shares/Units (1)(2)(3)(4)	Class
Barbara A. Boigegrain	—	*	55,715	*
Thomas L. Brown	—	*	24,450	*
Brendon B. Falconer	—	*	108,050	*
Kathryn J. Hayley	12,000	*	26,072	*
Peter J. Henseler	4,000	*	42,053	*
Daniel S. Hermann	—	*	34,324	*
Ryan C. Kitchell	—	*	38,643	*
Austin M. Ramirez	—	*	14,996	*
Ellen A. Rudnick	3,000	*	51,385	*
James C. Ryan, III	—	*	553,377	*
Thomas E. Salmon	—	*	25,696	*
Mark G. Sander	3,000	*	327,101	*
James A. Sandgren	—	*	286,904	*
Michael L. Scudder	4,000	*	416,222	*
Rebecca S. Skillman	—	*	32,834	*
Michael J. Small	—	*	36,105	*
Derrick J. Stewart	—	*	24,656	*
Stephen C. Van Arsdell	2,000	*	33,332	*
Kendra L. Vanzo	—	*	123,389	*
Katherine E. White	—	*	19,870	*
Directors and Executive Officers as a Group (26 persons)	29,000	0.59%	2,637,018	0.89%
* Less than 1%
(1)	All shares held under our deferred compensation plans are included in the totals for our directors and officers.
(2)	Includes the following shares of common stock held through the Company’s 401(k) Plan: Mr. Ryan, 1,601 shares; Mr. Sander, 469 shares; Mr. Sandgren, 6,518 shares and Ms. Vanzo, 6,060 shares.
(3)	Includes the following shares of restricted stock subject to future vesting conditions for which the individual has voting but not dispositive power: Mr. Falconer, 33,369 shares; Mr. Ryan, 118,056 shares; Mr. Sander, 44,672 shares; Mr. Sandgren, 34,607 shares; Mr. Scudder, 115,739 shares and Ms. Vanzo, 17,852 shares.
(4)	Excludes the following shares underlying performance share units and service-based restricted stock that would not vest within 60 days of March 10, 2023 under the terms of the applicable award agreements and therefore are not included in the table: Mr. Falconer, 54,080 shares; Mr. Ryan, 269,075 shares; Mr. Sander, 98,450 shares; Mr. Sandgren, 64,893 shares; Mr. Scudder, 238,430 shares and Ms. Vanzo, 32,331 shares.

42	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company by each person or entity known by us to own beneficially more than 5% of our shares of Common Stock as of December 31, 2022.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock
BlackRock, Inc.
55 E. 52nd Street
New York, NY 10055	35,731,217	(1)	12.20%
The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355	31,447,164	(2)	10.74%
Fuller & Thaler Asset Management, Inc.
411 Borel Avenue, Suite 300
San Mateo, CA 64402	19,684,936	(3)	6.72%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	14,867,276	(4)	5.10%
(1)	Ownership based on the Schedule 13G/A filed by BlackRock, Inc. on January 23, 2023, reporting 35,731,217 shares beneficially owned with sole voting power over 34,958,283 shares and sole dispositive power over 35,731,217 shares.
(2)	Ownership based on the Schedule 13G/A filed by The Vanguard Group on February 9, 2023, reporting 31,447,164 shares beneficially owned with shared voting power over 259,855 shares, sole dispositive power over 30,899,992 shares and shared dispositive power over 547,172 shares.
(3)	Ownership based on the Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. on February 14, 2023, reporting 19,684,936 shares beneficially owned with sole voting power over 19,311,409 shares and sole dispositive power over 19,684,936 shares.
(4)	Ownership based on the Schedule 13G/A filed by Dimensional Fund Advisors, LP on February 10, 2023, reporting 14,867,276 shares beneficially owned with sole voting power over 14,655,616 shares and sole dispositive power over 14,867,276 shares.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and program as established by our Compensation Committee. Below is a roadmap to our Compensation Discussion and Analysis.

1 EXECUTIVE SUMMARY	45
Our Approach to Executive Compensation
2022 Performance Highlights
Completion of Transformational Merger
Pay for Performance Alignment
Shareholder Say-On-Pay Vote in 2022
2 OUR EXECUTIVE COMPENSATION PHILOSOPHY	49
Compensation Best Practices
Compensation Governance
2022 Peer Group
3 2022 COMPENSATION PROGRAM	53
Components of Our Executive Compensation Program
CEO Pay
Base Salary
Annual Incentive Compensation
Long-Term Equity Compensation (Performance Share Units and Restricted Stock)
One-Time Performance-Based Integration Awards
Retirement and Other Welfare Benefits
Perquisites
4 POLICIES, GUIDELINES AND OTHER PRACTICES	69
Stock Ownership Guidelines
Clawback, Anti-Pledging, Anti-Hedging and Other Policies
Risk Assessment of Executive Compensation Program
Tax Considerations
Employment and Restrictive Covenant Agreements with Our Executive Officers
Letter Agreements in Connection with the Merger with First Midwest

44	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information and perspective regarding our 2022 executive compensation program and decisions for our executive officers generally and, more specifically, for our CEO and other named executive officers.

The following individuals served as our named executive officers (“NEOs”) for the fiscal year ended December 31, 2022:

James C. Ryan, III Chief Executive Officer	Michael L. Scudder Executive Chairman	Mark G. Sander President and COO	James A. Sandgren CEO, Commercial Banking	Brendon B. Falconer Chief Financial Officer	Kendra L. Vanzo Chief Administrative Officer

Our Approach to Executive Compensation

We seek to align the interests of our NEOs with the interests of our shareholders. As such, our compensation programs are designed to reward our NEOs for the achievement of short- and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term equity awards. These compensation components, combined with our stock ownership guidelines and bonus recoupment policy, extend the time horizon for incentive compensation beyond the vesting and/or performance periods and provide balance between rewarding short-term and long-term performance.

2022 Performance Highlights

The Company delivered exceptionally strong operating results in 2022, reflected by the following highlights:

●	Adjusted EPS* of $1.96, representing 13% year-over-year growth (top quartile of our peer group and a record for the Company)
●	Net interest margin expansion of 0.58% (top quartile of our peer group)
●	Adjusted ROATCE* of 21.1% (top quartile of our peer group)
●	Adjusted efficiency ratio* of 51.6% (top quartile of our peer group)
●	Strong year-over-year total loan growth of 12% with commercial loan production of $8.9 billion (record performance for the Company)

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

●	Continued strong credit quality, with net charge-offs to average loans of 0.06%
●	Maintained our high quality, low cost and granular deposit base with an average cost of deposits of 15 bps in 2022 and an average deposit size of approximately $30,000
●	Continued addition of important revenue producing talent across business lines, including an expansion of our commercial banking presence in Kansas City, MO and Detroit, MI and an expansion of our wealth management group in Scottsdale, AZ, Minneapolis, MN and Nashville, TN

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as current expected credit loss (“CECL”) Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings account business, property optimization charges and net securities losses. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.50; ROATCE: 16.3%; Efficiency Ratio: 58.0%. Reference is made to the non-GAAP reconciliation included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Completion of Transformational Merger

In 2022, we completed our transformational Merger with First Midwest to create a financial institution that is the sixth largest headquartered in the Midwest and among the top 35 largest in the U.S. We now have approximately $47 billion of total assets, $28 billion of assets under management and a presence in six of the largest metropolitan areas in the Midwest.

We consider our combination with First Midwest to be compelling for our clients, team members, shareholders and the communities we serve. The Merger has enabled us to deliver exceptionally strong results in 2022, achieve our targeted strategic benefits, cost savings and synergies and position us to deliver sustained financial performance in the future.

These benefits included:

●	Significant EPS accretion in 2022 and beyond
●	Top quartile EPS and ROATCE
●	Continued organic commercial loan growth
●	Sustained strong credit quality
●	Achievement of Merger-related cost savings and synergies of $109 million, consistent with our estimate at the time of the Merger announcement
●	An engaged, diverse, collaborative and inclusive workforce that enables us to continue to grow and produce strong results
●	Successful completion of key Merger-related initiatives, including an integrated organization structure and systems conversion
●	Scale and profitability to accelerate digital and technology capabilities to drive future investments in consumer and commercial banking, as well as wealth management services
●	Expanded commitment to underserved markets in our footprint with an $8.3 billion community growth plan

46	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

●	Retention of key executives and revenue producing talent in a highly competitive labor market
●	Retention of clients in a very competitive banking market

Pay For Performance Alignment

Our exceptional 2022 operating performance has positioned the Company to deliver strong financial results. These achievements are reflected in variable compensation outcomes for the year, demonstrating our ongoing commitment to pay for performance.

●	We delivered strong results relative to all three financial metrics under our STIP (EPS, ROATCE and Merger-related cost savings). This resulted in short-term incentives being earned at the maximum performance level (200% of target).

Goals for each metric were established in early 2022 and were based on performance of the Company on a combined basis with First Midwest rather than Old National as a standalone company on a pre-Merger basis. Our ability to achieve maximum performance in 2022 was a reflection of our robust broad-based total loan growth, net interest margin expansion, a stable and granular low-cost deposit base, disciplined expense management and strong credit quality. See Annual Incentive Compensation beginning on page 59.

●	In 2022, we granted performance share units to our NEOs with a three-year performance period ending on December 31, 2024. These awards may be earned based on the Company’s TSR and ROATCE relative to the performance of the banks in the KRX Index. We also granted service-based restricted stock awards to our NEOs with a three-year vesting period ending in March 2025. See Long-Term Equity Compensation beginning on page 61.
●	In 2022, the Company’s TSR outperformed the KRX Index and the Company's peer group, as reflected in the chart below.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

●	In 2022, we granted one-time, performance-based integration awards to our NEOs and selected other executives. These integration awards were intended to encourage the attainment of Merger-related cost savings estimated at the time of the Merger announcement, as well as to foster collaboration and retention of our newly integrated executive leadership team in furtherance of Company performance. Due to the strong teamwork and focus demonstrated by our team members, we fully achieved our two-year Merger-related cost savings target in one year, such that the integration awards granted in 2022 were fully earned. See One-Time, Performance-Based Integration Awards on page 65.

Shareholder Say-On-Pay-Vote in 2022

Our shareholders have the opportunity at each Annual Meeting to provide an advisory vote on the compensation paid to our NEOs, more commonly referred to as a “say-on-pay” vote. At our 2022 Annual Meeting, approximately 98% of the votes cast by our shareholders were voted in favor of the compensation paid to our NEOs. This result affirmed that a significant majority of our shareholders support our approach to executive compensation, including the one-time, performance-based integration awards granted in 2022 to our executive leadership team as well as the cash retention awards granted to certain NEOs (which were discussed in our proxy statement relating to last year’s Annual Meeting and are further discussed below). Input from our shareholders continues to inform the Compensation Committee’s discussions throughout the year.

48	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Philosophy

Through our compensation program for executive officers, we strive to attract and retain outstanding leaders in a highly competitive environment, to provide financial incentives to achieve performance goals established by our Compensation Committee, to align our officers’ interests with those of our shareholders and to foster teamwork among our executives.

The Compensation Committee believes that the primary components of each executive officer’s compensation should be a competitive base salary and incentive compensation that rewards the achievement of both annual and long-term performance goals. In addition, the Compensation Committee believes stock ownership is one of the most important aspects of executive compensation. Thus, equity-based awards represent a significant element of each executive officer’s target compensation.

The Compensation Committee continues to base our programs on a belief that strong operating performance will be reflected in earnings growth and long-term stock price appreciation. It is with this philosophy in mind that the Compensation Committee established performance metrics and goals for 2022. In addition, amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

Compensation Best Practices

Our compensation programs are grounded in the Company’s compensation governance framework and overall pay-for-performance philosophy, as demonstrated by the following practices:

COMPANY’S COMPENSATION PROGRAM – BEST PRACTICES IMPLEMENTED

  Long-Term Performance Based Compensation
We award a significant portion of our incentive compensation in the form of long-term performance share units, which are earned upon the achievement of specific goals for a three-year performance period. In this way, we strongly align our NEOs’ incentives with the long-term interests of our shareholders.

   Compensation Risk Assessment
Our Compensation Committee oversees the ongoing evaluation of the relationship between our compensation programs and risk management. The Committee annually reviews with our Chief Risk Officer the risks associated with executive compensation.

No Changes to Performance Goals Once Established Our Compensation Committee does not alter the performance goals for our incentive compensation programs once the goals have been established.	Stock Ownership Guidelines Our NEOs are required to own from three to five times their base salary in stock depending upon their position with the Company and/or their salary level.

   A Well-Informed Compensation Committee
Our Compensation Committee is knowledgeable about the compensation that is available to our NEOs. The Committee is highly engaged and receives regular updates on market practices, regulatory and legal developments and emerging governance issues from their independent compensation consultant.

   Internal Pay Equity
We consider a person’s responsibilities, skill set, track record of performance, leadership capabilities and other factors in relation to other similarly situated executives when making compensation determinations.

No Gross-Ups Our employment agreements do not provide for any tax gross-ups on severance benefits, perquisites or other compensation programs.	Independent Compensation Consultant The Compensation Committee engages an independent consultant when determining executive compensation.

   Annual Shareholder Advisory Vote
Each year, shareholders provide an advisory “say-on-pay” vote. Our Compensation Committee considers the results of this vote when making compensation decisions for our executives.

Three-Year Vesting Periods for Equity Awards Our equity awards have a period of not less than three years for full vesting to occur, subject to certain limited exceptions.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Double Trigger Upon a Change in Control We require both a change in control and a qualifying employment termination for severance to be paid and for accelerated vesting of equity awards.	Protective Covenants Our NEOs are required to comply with confidentiality and non-solicitation covenants and, for certain officers, non-competition agreements as a condition to receiving equity awards.
No Liberal Share Recycling Our incentive compensation plan under which equity awards are granted to our executives does not permit liberal recycling of shares.

   Performance Share Units Based on Relative Performance
Our performance share unit awards are based on the performance relative to other banks in the KRX Index. This reinforces a strong relationship between our relative performance and the relative competitiveness of our executives’ compensation.

   Clawback Policy
We have a recoupment policy that provides our Board of Directors with authority to recover a bonus or other incentive payout paid to any executive officer in the event there is a material restatement of the Company’s financial results.

   Responsible Employee Ownership
We prohibit employees, including our NEOs, from engaging in any short-term, speculative transactions with respect to Company securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options and trading in options. We also prohibit our NEOs and other executive officers from participating in hedging or pledging transactions.

Compensation Governance

The Compensation Committee of the Board is currently composed of six non-employee directors, each of whom is independent from management and the Company (as independence is defined under SEC and Nasdaq requirements and the Company’s Corporate Governance Guidelines). No Compensation Committee member is eligible to participate in any management compensation program.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has the authority to engage independent compensation consultants to advise it on all aspects of the compensation programs for our executive officers. For 2022, the Compensation Committee retained WTW as its compensation consultant to provide comparative data, analysis and advice regarding executive compensation. The Committee also retained Compensation and Benefits Advisory Services as an independent consultant to provide comparative data, analysis and advice regarding the one-time, performance-based integration awards and other compensation relating to the Merger with First Midwest. See One-Time, Performance-Based Integration Awards on page 65.

In providing input to the Compensation Committee, WTW uses data from publicly filed documents as well as data from its proprietary market surveys. The market surveys include a broader range of companies and do not provide individual company-specific information. The Compensation Committee uses this peer and survey data as a general reference and is among several factors considered in making compensation decisions for our CEO and other NEOs in 2022. Certain decisions regarding 2022 compensation for our Executive Chairman (who is also an NEO) were made in connection with the Merger, as contained in his letter agreement and discussed in the proxy statement relating to our special meeting of shareholders at which the Merger was approved by shareholders in September 2021.

50	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

To the extent that WTW’s services involve director compensation, those services are overseen by the Nominating and Corporate Governance Committee, which is responsible for reviewing and making recommendations to the Board of Directors regarding director compensation.

Role of Executive Officers in Compensation Decisions

Our Compensation Committee approves and recommends to our Board for approval, the compensation of our CEO and each of our executive officers who reports to the CEO. Our CEO annually reviews with the Compensation Committee the performance of each of our executive officers who report to him and the annual incentive compensation earned by each of these executive officers for the year just completed, and makes recommendations to the Compensation Committee for compensation of these officers for the coming year (including base salary, annual incentive compensation and long-term equity awards). The Compensation Committee considers the recommendations of the CEO, as well as peer data provided by WTW, in determining and recommending to the Board for approval, the base salary, annual incentive compensation and long-term equity awards for each of the executive officers who report to the CEO.

CEO Performance Review and Pay Decisions

Our CEO’s annual performance review is overseen by our Nominating and Corporate Governance Committee and led by our Lead Independent Director, with input provided by the entire Board of Directors. Our Compensation Committee reviews the CEO’s performance and incentive compensation earned for the year just completed. The Committee also compares our CEO’s compensation to peer data, reviews this compensation with WTW and makes a recommendation to the Board with respect to the CEO’s compensation for the current year. The CEO is not involved in the final determination regarding his own compensation and all decisions with respect to the CEO’s compensation are made in executive sessions of the Compensation Committee and the Board, without the CEO present.

Scope of Compensation Committee Responsibilities

Our Compensation Committee is responsible for annually reviewing, approving and recommending to the Board of Directors for the Board’s approval, all elements of the compensation of our CEO and other executive officers who report directly to the CEO. The Compensation Committee’s decisions with respect to determining the components or amounts of executive compensation under the Company’s programs are made with input and guidance from WTW.

The Compensation Committee also is responsible for reviewing the Company’s employee benefit programs, including reviewing the competitiveness of those programs, and for advising our Board regarding the talent development and succession management of key executives of the Company other than the CEO (the Nominating and Corporate Governance Committee oversees succession planning for our CEO).

Compensation Committee Procedures

The Compensation Committee considers information provided by WTW, including peer group and industry data and best practices, as a baseline for determining the structure of compensation programs, targeted total compensation opportunities, the components of compensation and the relative weighting of each and the performance metrics and goals used in our incentive programs. Market surveys are used to assist in setting compensation for the CEO and other executive officers.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

The Committee seeks to establish total compensation opportunities for each role at approximately the median of the Company’s peer group. The ability to earn median pay depends on performance achieving target levels or greater. The Compensation Committee also seeks to allocate compensation opportunities across base salary, annual incentives and long-term incentives in proportions that reflect peer group practices.

On an annual basis, the Compensation Committee reviews its relationship with WTW. In 2022, consistent with prior years, the Committee concluded that WTW was independent and free of any conflicts of interest with respect to the advice it provided to the Compensation Committee and, with respect to director compensation, the Nominating and Corporate Governance Committee.

2022 Peer Group

Each year, the Compensation Committee selects a peer group of publicly traded financial services companies to be used in determining the structure and amount of compensation opportunities, as well as for comparing the Company’s performance relative to the marketplace. The peer group includes a broad representation of bank holding companies with asset sizes that are comparable to the Company’s and that have relatively similar business models. The Compensation Committee determines the peer group based on input from WTW (the Committee’s independent compensation consultant) and management of the Company. The Compensation Committee then considers peer group data, among other factors, when making its compensation decisions.

The composition of the peer group is reviewed annually and may be updated from year to year to take into account mergers, acquisitions and other changes that make a company appropriate for inclusion. The Compensation Committee has discretion to remove companies from the peer group if the companies’ asset sizes, business models or other factors are deemed to be outside a range of relevance to the Company and the other institutions in the group. The Committee may also add or replace companies when appropriate.

Our 2022 peer group consisted of the following companies, with asset sizes ranging from $32 billion to $90 billion and a median asset size of $51 billion:

● Associated Banc-Corp	● Hancock Whitney Corporation	● Western Alliance Bancorporation
● BOK Financial Corporation	● Synovus Financial Corp.	● Wintrust Financial Corporation
● Cadence Bank	● UMB Financial Corporation	● Zions Bancorporation
● Comerica Incorporated	● Umpqua Holdings Corporation
● First Horizon Corporation	● Valley National Bancorp
● F.N.B. Corporation	● Webster Financial Corporation

52	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2022 COMPENSATION PROGRAM

In making its recommendations regarding executive officer compensation for 2022, WTW reviewed the compensation practices and performance of the companies in our peer group and discussed our performance and strategic objectives with the Compensation Committee, our CEO, our Chief Financial Officer and our Chief People Officer. In the first quarter of 2022, the Compensation Committee reviewed our executive compensation structure, its competitiveness relative to our peer group and the alignment of our executive pay with the Company’s projected performance, taking into account the completion of the Merger with First Midwest.

In establishing 2022 compensation opportunities, the Compensation Committee determined that executive officers’ compensation opportunities should be adjusted to reflect the Company having almost doubled in size from $24 billion to $47 billion in total assets as a result of the Merger, as well as the increased scope of responsibilities associated with leading a significantly larger company. The Committee considered the following factors, among others, when setting 2022 compensation for our CEO and the other NEOs:

●	The compensation levels of comparable executive officers in our peer group;
●	Providing a mix of base salary and annual and long-term incentives as well as equity to align our executive officers’ compensation with the market and to reflect each officer’s position in a significantly larger company;
●	Appropriately considering the historical structure of the executive compensation programs at both Old National and First Midwest;
●	Our executive officers’ past performance at legacy Old National or legacy First Midwest; and
●	Our targeted financial and strategic performance objectives for 2022.

Components of Our Executive Compensation Program

The three principal components of our executive compensation program, which is intended to enable the Company to attract and retain the best leadership talent available, to motivate performance against a range of key objectives and to align our executives’ interests with those of our shareholders, include:

●	Base salary;
●	Annual cash incentive compensation; and
●	Long-term equity compensation, delivered via both performance- and service-based equity awards.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

At-risk compensation represented approximately 79% of our CEO’s target total direct compensation in 2022 and approximately 65% of our other NEOs’ target total direct compensation in 2022, as shown in the following charts:

CEO	ALL OTHER NEOs (Average)

For purposes of these charts, we have excluded the one-time, performance-based integration awards because these awards are not a component of our customary annual equity compensation program. These integration awards are discussed in the section below entitled One-Time, Performance-Based Integration Awards beginning on page 65.

In general, we strive to set the proportions of each component in a way that aligns with similar roles at companies in our peer group (assuming the achievement of target performance levels). For 2022, Mr. Ryan’s total direct compensation (at target) was $5.3 million. Median total direct compensation (at target) for the CEOs in our peer group was also $5.3 million at the time Mr. Ryan’s 2022 compensation was set.

The only elements of our executive officers’ compensation that we pay in cash are base salary and annual incentive compensation. In structuring our long-term incentive opportunities for our CEO and the other NEOs in 2022, we emphasized the use of performance-based equity awards with at least 50% of the grant date value of long-term incentives delivered in performance share units.

54	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Detailed in the following table are the three core elements of our executive compensation program:

COMPONENT	KEY FEATURES
FIXED	Base Salary Fixed compensation for performing the responsibilities associated with an executive’s position
●
Set with reference to scope of role, individual skills and experience and demonstrated performance
●
Informed by market data for similar positions at peer group companies, generally targeted at median
●
Reviewed annually with changes effective in March of each year

AT-RISK COMPENSATION	Annual Incentive Compensation Rewards short-term financial and operational performance
●
Variable, at-risk cash incentive compensation
●
Target value aligned to market data for similar positions at peer group companies
●
No award for performance below threshold; 50% of target value is paid for threshold performance; maximum award is capped at 200% of target
●
Target opportunities expressed as a percentage of base salary:

2022 NEOs	2022 Target
CEO	125%
Executive Chairman*	112.5%
President and COO	85%
CEO, Commercial Banking	85%
CFO	80%
Chief Administrative Officer	65%
● Metrics and weightings for 2022 awards: EPS (70%), ROATCE (15%), Merger-Related Cost Savings (15%)
Long-Term Equity Compensation Aligns executive interests with those of our shareholders over the long-term, motivates sustained shareholder returns as well as retention of critical talent
●
Awarded as a combination of performance share units and service-based restricted stock awards
●
Used peer group data and legacy Old National and First Midwest practices when considering mix of performance and service-based awards:

2022 Equity Mix
2022 NEOs	Performance-Based	Service-Based
CEO	60%	40%
All Other NEOs	50%	50%

●
Target value and mix of components are based on market data for similar positions at peer group companies
●
For performance share units, no shares are earned for performance below threshold; 50% of shares are paid for threshold performance; maximum award is capped at 200% of target
●
Target opportunities expressed as a percentage of base salary:

2022 NEOs	2022 Target
CEO	260%
Executive Chairman*	234%
President and COO	130%
CEO Commercial Banking	110%
CFO	110%
Chief Administrative Officer	80%

●
Performance share units are based on three-year TSR (50%) and ROATCE (50%), with both metrics measured relative to the performance of banks in the KRX Index
●
Service-based restricted stock vests in three equal installments over three years

*The Executive Chairman’s 2022 short- and long- term target opportunities were set at 90% of the CEO’s target opportunities in accordance with the Executive Chairman’s letter agreement.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS

The following metrics for our incentive compensation programs were selected given their alignment to short- and long-term value creation and our areas of strategic focus. We also selected these metrics because they are the foundation of what we believe is a responsible incentive program that rewards performance without encouraging excessive risks. In addition, these metrics are commonly used by shareholders and the investment community to evaluate a financial institution’s performance. The determination of whether the performance goal for each metric is achieved is based on the audited financial results of the Company.

The metrics for our incentive compensation programs are selected given their alignment to short-term and long-term value creation and our areas of strategic focus. We also have selected these metrics because they are the foundation of what we believe are a responsible incentive program that rewards performance without encouraging excessive risks and because they are commonly used by shareholders and the investment community to evaluate a financial institution’s performance. When determining the achievement of the performance goals for each metric, we utilize the audited financial results of the Company.

ONE-YEAR PERFORMANCE MEASURES FOR ANNUAL INCENTIVE COMPENSATION	WHY IT MATTERS
EPS (70% weighting)	Reflects the overall profitability of the Company for a given year; encourages management to continue to focus on near-term operating performance.
ROATCE (15% weighting)	Aligns with short-term profitability and efficient use of capital; ROATCE correlates to higher valuations for common stock of publicly traded bank holding companies.
Merger-Related Cost Savings (15% weighting)

Provided focus in 2022 on expense management and attainment of Merger-related cost savings and synergies projected at the time of announcement of the Merger with First Midwest.

As noted under One-Time, Performance-Based Integration Awards on page 65, Merger-related cost savings was used as the sole metric for the one-time performance-based integration awards. The Compensation Committee felt it was important to motivate all STIP participants (approximately 1,200 in total) in addition to the executive leadership team to work together towards the achievement of our targeted Merger-related cost savings and synergies. The 15% weighting of this metric within the STIP for 2022 created a meaningful level of focus across the enterprise, without over-weighting the metric for senior executives whose integration awards were based 100% on the achievement of targeted Merger-related cost savings.

We are not using Merger-related cost savings as a metric for our 2023 STIP and, unless appropriate in connection with a future significant transaction, we do not intend to use this metric on a recurring basis. Using this metric was important in 2022 to sharpen focus and foster broad-based teamwork following the transformative Merger to attain the desired transaction synergies. In future years, we will use other key performance metrics that drive shareholder value.

56	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

THREE-YEAR PERFORMANCE MEASURES FOR LONG-TERM EQUITY COMPENSATION	WHY IT MATTERS
Relative TSR (50% weighting)

Reflects long-term shareholder value creation; measurement over a three-year period on a relative basis compared to the banks in the KRX Index assesses our success of multi-year share performance and dividend payments against a broad market of comparable institutions.

Relative ROATCE (50% weighting)

Aligns with long-term shareholder value creation; correlates to higher valuations for common stock of publicly traded bank holding companies; measurement over a three-year period on a relative basis compared to the performance of the banks in the KRX Index assesses our success of multi-year operational performance against the banks in a broad market of comparable institutions.

CEO Pay

The following chart shows the Company’s CEO pay from 2019 through 2023. For 2022 and 2023, annual total pay reflects the expanded scope of the CEO’s responsibilities due to the Company approximately doubling in size as a result of the Merger with First Midwest. CEO compensation for 2022 reflects annual total compensation paid and the one-time, performance-based integration award issued in connection with the Merger with First Midwest. The estimated annual total direct CEO compensation (at target) for 2022 is also shown for our peer group.

* Data from 2019 through 2022 represents annual total CEO compensation pursuant to the Summary Compensation Table. Peer data reflects estimated 2022 annual total direct CEO compensation (at target) as provided by WTW, and the data for the Company for 2023 reflects annual total direct CEO compensation (at target).

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary is the only component of compensation that is not subject to the achievement of performance or vesting criteria. Base salary is designed to provide a fixed level of cash compensation for effectively performing the responsibilities associated with an executive’s position. We establish base salary ranges for each position based on the ranges for similar positions at peer group companies and other data provided by WTW. In general, we target base salaries at approximately the median of our peer group. We review base salaries annually and adjust them in March of each year taking into account such factors as peer data, changes in duties and responsibilities, individual skills and experience and demonstrated individual performance.

In determining Mr. Ryan’s 2022 base salary, the Compensation Committee considered, among other factors, Mr. Ryan’s leadership skills and financial acumen within the Company, the oversight role Mr. Ryan held in negotiating and completing the Merger with First Midwest, the role he would hold in leading the execution of, and the critical integration and systems conversion activities for, the transformative Merger, the increase in the Company’s size and the increase in the scope of his responsibilities relative to 2021 and the base salaries of CEOs at companies in our peer group.

Mr. Scudder’s base salary for 2022 was set at 90% of Mr. Ryan’s base salary, in accordance with the terms of Mr. Scudder’s letter agreement, as contemplated by the Merger with First Midwest.

In determining the respective 2022 base salaries of Messrs. Sander, Sandgren, Falconer and Ms. Vanzo, which were based on recommendations made by Mr. Ryan, the Compensation Committee considered, among other factors, their leadership skills, the key roles that each would hold in the execution of the Merger with First Midwest and related integration and conversion activities, the increase in the Company’s size relative to 2021 and the adjustments to the scope of responsibilities for each executive and the base salaries of executives with comparable responsibilities at companies in our peer group.

The 2022 base salaries as determined by the Compensation Committee were as follows:

2022
Named Executive Officer	Base Salary
James C. Ryan, III
Chief Executive Officer	$1,100,000
Michael L. Scudder
Executive Chairman	$990,000
Mark G. Sander
President and Chief Operating Officer	$715,000
James A. Sandgren
CEO, Commercial Banking	$600,000
Brendon B. Falconer
Senior EVP and Chief Financial Officer	$550,000
Kendra L. Vanzo
Senior EVP and Chief Administrative Officer	$425,000
(1)	2022 base salaries became effective in April 2022

58	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Compensation

The Compensation Committee selected the annual cash incentive compensation metrics, performance goals and weightings based on the following strategic objectives:

●	Link pay with corporate performance;
●	Emphasize the overall profitability of the Company;
●	Motivate continued profitable loan growth, with a sustained emphasis on credit quality;
●	Continue to grow deposits and maintain a strong core and low cost deposit base; and
●	Manage expenses effectively and achieve targeted Merger synergies, particularly entering the first year of the combination with First Midwest.

Our practice is to make annual cash incentive awards based on the Company’s achievement of pre-established objective performance goals. In this regard, the Compensation Committee endeavors to establish rigorous goals consistent with our annual budget and operating plan that require strong performance to achieve target payout levels. Metrics may include financial, operational, strategic or other critical indicators of Company performance. In establishing goals for 2022, the Compensation Committee contemplated the targeted financial performance of the Company following the combination with First Midwest and agreed to exclude certain one-time Merger-related charges, as is common following these types of transactions.

The amount of cash incentive payments under our STIP is based entirely on the achievement of the performance goals established by the Compensation Committee at the beginning of the year. Payout levels are determined by the Compensation Committee after evaluating actual performance through the end of the year and reviewing potential STIP awards with WTW.

The 2022 STIP provided an opportunity for participants, including our NEOs, to earn between 0% and 200% of their target award levels, commensurate with corporate performance. No cash incentive payments are made for performance below the threshold performance level. At threshold performance, a participant earns 50% of his or her target award. If target performance is achieved for each metric, a participant earns 100% of the target award level.

The 2022 performance metrics and their relative weightings are shown below:

2022 STIP PERFORMANCE METRICS

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS

For 2022, the Compensation Committee determined to weight the EPS metric at 70% (as compared to 60% for 2021) in an effort to focus management’s efforts even further on achieving the projected earnings accretion from the Merger. The Compensation Committee determined to weight the ROATCE metric for 2022 at 15% (as compared to 20% for 2021) in order to maintain a meaningful focus on corporate earnings and the efficient use of capital. Finally, the Committee determined to weight the achievement of Merger-related cost savings at 15% (as compared to 20% for efficiency ratio in 2021) in order to place strong emphasis on the achievement of the cost savings and synergies targeted at the time the Merger was announced.

In 2022, the Company delivered exceptionally strong financial performance relative to each of the STIP metrics. As a result, annual cash incentives were earned at the maximum performance level of 200% of target. As discussed previously, this performance was earned based on the following achievements:

●	Adjusted EPS* of $1.96, representing 13% year-over-year growth and reflecting top quartile performance within our peer group and a record level of profitability for the Company;
●	Adjusted ROATCE* of 21.1%, also reflecting top quartile performance within our peer group and a record for the Company; and
●	Achievement of 100% of the Company’s full two-year targeted $109 million in Merger-related cost savings within the first year following the closing of the Merger with First Midwest. In doing so, the Company achieved an adjusted efficiency ratio of 51.6%, which demonstrates highly effective expense discipline and reflects top quartile performance within our peer group.

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as current expected credit loss (“CECL”) Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings account business, property optimization charges and net securities losses. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.50; ROATCE 16.3%. Reference is made to the non-GAAP reconciliation included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Performance relative to threshold, target and maximum performance goals for each metric is shown in the table below.

				2022 Actual
	Threshold	Target	Maximum	Performance
Earnings Per Share (70% weighting)	$1.45	$1.54	$1.63	$1.96
Return on Average Tangible Common Equity (15% weighting)	14.9%	15.7%	16.5%	21.1%
Merger-Related Cost Savings (15% weighting) (in millions) (annualized)	$81.8	$92.7	$109.0	$109.5

The EPS goal for our 2022 STIP was established based on our 2022 corporate budget. Target performance level was $1.54 for our 2022 STIP as compared to actual EPS of $1.67 for 2021 (pre-Merger). The variance between the Company’s actual EPS in 2021 and the 2022 STIP target was impacted by $0.25 relating to nonrecurring fee income in 2021 from the Company’s participation in the Paycheck Protection Program (PPP) and releases from the Company’s allowance for credit losses in 2021 following the build-up of its loan loss reserve in 2020 during the height of the COVID-19 pandemic.

The ROATCE goal for our 2022 STIP was established based on our 2022 corporate budget. Target performance was 15.7% as compared to actual ROATCE of 15.51% for 2021. As explained above, the Company’s nonrecurring PPP fee income and releases from its allowance for credit losses resulted in actual ROATCE being elevated for 2021.

60	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Merger-related cost savings goal was determined based on the estimated cost savings and synergies of 11% of the combined Company’s noninterest expense on a run-rate basis. This reflects the amount necessary to achieve the modeled EPS accretion for the Company within a two-year period following completion of the Merger. The amount of cost savings and synergies was determined based on the fact that the Merger of Old National and First Midwest involved a merger of equals transaction with very limited market overlap. The achievement of these cost savings within one year was the result of intensive focus and effective execution by members of our executive leadership team as well as team members across our entire organization.

Reasons for Achieving Maximum Performance
EPS and ROATCE	Merger-Related Cost Savings
●
Top quartile performance vs peers – EPS, ROATCE and efficiency ratio
●
Industry-leading net interest margin and low cost of deposits
●
Record commercial loan production of $8.9 billion
●
Exceptional credit discipline and quality
●
Completed transformational Merger with First Midwest while retaining clients and key team members
●
Completed new corporate branding campaign
● Effective execution of organizational and operational integration ● Successful systems conversion ● Disciplined expense management ● Industry-leading efficiency ratio

Short-term incentive compensation earned for 2022 is reflected in the Summary Compensation Table on page 75.

Long-Term Equity Compensation (Performance Share Units and Restricted Stock)

Our long-term incentive compensation consists entirely of equity awards. We believe that stock ownership by our executive officers is an important tool for aligning their interests with those of our shareholders, reinforcing a focus on the long-term financial and stock performance of the Company.

The Compensation Committee selected the allocation of long-term equity compensation between performance share units and service-based restricted stock (and with respect to performance share units, the metrics, performance goals and weightings) based on the following strategic objectives:

●	Link pay with corporate performance and long-term stock price growth;
●	Emphasize the Company’s long-term profitability and strategies;
●	Ensure long-term results are sustained;
●	Encourage achievement of business goals that will enhance long-term shareholder value;
●	Reward and retain executives, whose future services are considered essential to the ongoing success of the Company;
●	Provide stock ownership opportunities for our executives, which further align their interests with those of our shareholders; and
●	Promote excellence and teamwork across our executive team.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS

Annual equity awards in 2022 for our CEO and other NEOs are summarized below:

NAMED EXECUTIVE OFFICER LONG-TERM EQUITY COMPENSATION

Performance Share Units ● CEO – 60% of equity award ● All other NEOS – 50% of equity award

Total Shareholder Return (TSR) – 50%

Total Shareholder Return relative to the performance of companies in the KRX Index measured over a three-year period ending on December 31, 2024.

Return on Average Tangible Common Equity (ROATCE) – 50%

Return on Average Tangible Common Equity relative to the performance of companies in the KRX Index measured over a three-year performance period ending December 31, 2024.

Service-Based Restricted Stock ● CEO – 40% of equity award ● All other NEOs – 50% of equity award	Three-Year Annual Vesting – 100% Service-based restricted stock that vests in equal annual installments over a three-year period ending in March 2025.

Our practice is to determine the dollar amount of the grant date fair value of long-term equity compensation that we provide to our CEO and other NEOs based on consultation with WTW, which advises the Compensation Committee concerning peer and market practices. In general, we seek to set long-term incentive opportunities that approximate the median for our peer group.

The Compensation Committee typically makes recommendations to our Board of Directors regarding equity compensation awards at its meeting in February of each year. These awards are then reviewed and approved by the Board of Directors at its February meeting. We make the awards early in the year and communicate them to executive officers so that the incentives relating to the performance share units will be known as early as possible, thereby maximizing their potential impact. Under special circumstances, such as the employment of a new executive or substantial promotion of an existing executive, the Compensation Committee may award equity compensation at other times during the year.

Long-term equity compensation awards granted in 2022 were made under our Equity Incentive Plan. These awards are reflected in the Grants of Plan-Based Awards During 2022 table on page 77.

In addition to the annual equity awards granted in 2022, we granted one-time, performance-based integration awards to Messrs. Ryan, Sandgren, Falconer and Ms. Vanzo. See One-Time, Performance-Based Integration Awards beginning on page 65. These grants are also reflected in the Grants of Plan-Based Awards During 2022 table on page 77. The integration awards for Messrs. Ryan and Sandgren were made in connection with the Merger with First Midwest and were discussed in the proxy statement relating to our special meeting of shareholders held in September 2021, as well as in the proxy statement relating to our 2022 Annual Meeting.

Performance Share Units. Our Compensation Committee continued the use of performance share units in 2022. Performance share units are earned and converted into shares of our common stock based on the Company’s TSR and ROATCE for a three-year performance period compared on a relative basis to the TSR and ROATCE performance of the KRX Index.

62	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

For each performance share unit award, we have established threshold, target and maximum performance levels relative to the performance of companies in the KRX Index. The performance share units that may be earned for the 2022 awards are as follows:

MEASURE	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR (50%)	Less than 25th percentile	25th percentile	50th percentile	90th percentile
Relative ROATCE (50%)	Less than 25th Percentile	25th percentile	50th percentile	90th percentile
Associated Payout	No Award	50% of target shares	100% of target shares	200% of target shares

The TSR performance metric is based on TSR over the three-year performance period, including both stock price appreciation and cash dividends (assuming dividend reinvestment), expressed as a percentage increase or decrease. TSR is measured for the Company and compared to TSR for the companies in the KRX Index for the three-year performance period to determine the Company’s relative percentile ranking.

Similarly, ROATCE is measured for the Company and compared to the ROATCE for the companies in the KRX Index for the three-year performance period to determine the Company’s relative percentile ranking.

The Company will utilize straight-line interpolation to determine the number of performance shares earned between the 25th and 50th percentiles and between the 50th and 90th percentiles of the performance of companies in the KRX Index. No performance shares are awarded for performance below threshold.

Shares distributed upon any performance share unit being earned must be held until the executive meets the Company’s stock ownership guidelines. Dividends on performance share units are accrued but not paid until the award is earned following the completion of the performance period. Accrued dividends are paid in additional shares of the Company’s common stock if the performance share units are earned.

The annual performance share unit award opportunities granted to our NEOs in 2022 for the 2022-2024 performance period are as follows:

	Number	Grant Date
	of PSUs	Fair Value
Name	Awarded (1)	of PSUs
James C. Ryan, III
Chief Executive Officer	95,386	$1,682,132
Michael L. Scudder
Executive Chairman	85,847	$1,513,910
Mark G. Sander
President and Chief Operating Officer	25,833	$455,564
James A. Sandgren
CEO, Commercial Banking	18,343	$323,477
Brendon B. Falconer
Senior EVP and Chief Financial Officer	16,814	$296,515
Kendra L. Vanzo
Senior EVP and Chief Administrative Officer	9,449	$166,632
(1)	Excludes one-time, performance-based integration awards because these awards are not a component of our customary annual equity compensation program. See One-Time, Performance-Based Integration Awards on page 65.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS

For 2021 (pre-Merger), the weighting of the Company’s long-term equity awards for all NEOs was performance share units (75%) and restricted stock (25%). For 2022 (post-Merger), the Compensation Committee determined to set the weighting of the Company’s long-term equity awards at 60% for performance share units and 40% for restricted stock for our CEO, and at 50% for performance share units and 50% for restricted stock for our other NEOs. The Compensation Committee determined to make this change in order to balance the legacy company practices of Old National and First Midwest while still maintaining a strong focus on equity awards that are performance-based.

Service-Based Restricted Stock. Our Compensation Committee continued the use of service-based restricted stock awards in 2022. Service-based restricted stock granted in 2022 will vest in equal annual installments over a three-year period ending in March 2025, assuming continued employment by the executive on each vesting date.

We pay current cash dividends on service-based restricted stock during the vesting period. After the service-based restricted stock has vested, the executive must hold the shares until he or she meets our stock ownership guidelines.

The annual restricted stock awards to our named executive officers in 2022 were as follows:

	Number of Shares	Grant Date
	of Restricted	Fair Value
Name	Stock Awarded	of Shares
James C. Ryan, III
Chief Executive Officer	63,591	$1,128,104
Michael L. Scudder
Executive Chairman	57,232	$1,015,296
Mark G. Sander
President and Chief Operating Officer	25,834	$458,295
James A. Sandgren
CEO, Commercial Banking	18,344	$325,423
Brendon B. Falconer
Senior EVP and Chief Financial Officer	16,815	$298,298
Kendra L. Vanzo
Senior EVP and Chief Administrative Officer	9,450	$167,643

Performance Share Units Outstanding at the Closing of the Merger. As standalone companies, both Old National and First Midwest granted performance share units annually as part of senior executive compensation. Consistent with market practice, the award agreements for the performance share unit awards outstanding at the closing of the Merger provided, in the event of a change in control, that the awards would be deemed earned at target performance as of the Merger closing date (in the case of Old National) and at the greater of target or actual performance through the Merger closing date (in the case of First Midwest). This approach exists because it is generally difficult or not possible to effectively replicate the performance of a standalone company (on a pre-combination basis) relative to a unique peer group (also established on a pre-combination basis), after the companies are combined following a merger transaction.

Because the performance share units of First Midwest outstanding at the time of the Merger were based on relative performance, it would not have been possible to determine actual TSR or ROATCE performance relative to peers because First Midwest merged into Old National prior to the completion of the applicable three-year performance periods. A similar outcome would have occurred for the performance share units of Old National outstanding at the time of the Merger because Old National’s performance at the end of the applicable three-year performance periods would have included First Midwest.

64	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Prior to the closing of the Merger, the Compensation Committees of Old National and First Midwest considered the impact of the Merger on the outstanding performance share units of their respective companies and determined that the performance share units of their respective companies outstanding at the closing of the Merger were deemed earned at target. These outstanding performance share units were converted into the corresponding number of restricted stock units of Old National in accordance with the award agreements of both companies. Also in accordance with the award agreements, the vesting dates were aligned to the original date the performance share units would have vested (if earned). As such, upon the closing of the Merger, the outstanding performance share units granted in 2019, 2020 and 2021 were converted into new restricted stock units that will vest (or have vested) per their original schedules, in the first quarters of 2022, 2023 and 2024, respectively.

While the form of the awards was changed in accordance with the existing award agreements, there was no acceleration of vesting to recipients. The converted awards continued to provide both retentive value and alignment of our executives’ interests with those of our shareholders.

One-Time, Performance-Based Integration Awards

Our Board of Directors, upon the recommendation of the Compensation Committee, approved one-time, performance-based integration awards on March 2, 2022, for the Company’s executive leadership team, including certain of the Company’s NEOs.

These one-time, performance-based integration awards are not a component of our regular annual compensation program. Additional integration awards were not granted in 2023 and will not be awarded on a recurring basis in the future.

Background and Purpose. In contemplating the Merger prior to its announcement in June 2021, our Compensation Committee and Board of Directors believed that the success of the transaction, as well as the sustained performance of the Company, was best served by retaining Messrs. Ryan and Sandgren in the positions of Chief Executive Officer and CEO, Commercial Banking, respectively.

In connection with the Merger, both Mr. Ryan and Mr. Sandgren accepted certain changes to their respective scope of responsibilities that would have triggered a qualifying termination under their existing employment agreements. To retain the services of these critical senior leaders, the Compensation Committee and Board approved one-time, performance-based integration awards for Mr. Ryan and Mr. Sandgren with a target value that was equivalent to the severance value that each would forego under their respective employment agreements. The integration awards were contemplated by the letter agreements the Company entered into with Mr. Ryan and Mr. Sandgren in connection with the Merger. See Letter Agreements with James C. Ryan, III and James A. Sandgren on page 72.

With respect to the other leaders selected for senior executive roles with the combined Company, many accepted new or different responsibilities, although not all experienced a material change that would have triggered a qualifying termination under their employment agreements. Nonetheless, the Compensation Committee and the Board determined that the Company’s best interests would be served by ensuring the continuity of this new executive leadership team and fostering a sense of teamwork and collaboration. As a result, the Compensation Committee approved one-time integration awards for Mr. Falconer and Ms. Vanzo, and the other sixteen members of the new executive leadership team of the combined Company. The value of these awards was intended to be meaningful relative to their annual compensation but was not intended to be equivalent to the severance value that these executives might have been eligible for had they not been selected for ongoing roles with the combined Company.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

Objectives. There were three primary objectives of these one-time, performance-based integration awards:

1.	Motivate exceptional performance with respect to our transformational Merger, executing on key integration activities and delivering the strategic value that was communicated to shareholders at the time of the announcement of the Merger
2.	Ensure the retention and continuity of the new executive leadership team, particularly in a highly competitive labor market
3.	Foster a strong sense of teamwork and collaboration as our leaders take on this transformational phase of Old National’s journey

Structure of Awards. For Messrs. Ryan and Sandgren, the Compensation Committee determined that 100% of their awards would be delivered through performance share units. The sole performance goal was achievement of $109 million in Merger-related cost savings within two years of the transaction closing date. This is aligned with what was communicated to shareholders at the time of the Merger announcement in June 2021.

If 75% of the $109 million in targeted Merger-related cost savings was achieved within the two-year performance period, 50% of the targeted shares would be earned. If 100% of the targeted Merger-related cost savings was achieved within the two-year performance period, all of the targeted shares would be earned.

There was no opportunity in the terms of these integration awards to earn additional shares for achieving greater than 100% of the Merger-related cost savings; upside opportunity existed only in the form of sustained stock price increases for shareholders. In addition, if less than 75% of the $109 million in Merger-related cost savings was achieved, none of the shares subject to the integration awards would be earned. There is no element of the awards for Mr. Ryan and Mr. Sandgren that could be earned based on continued service with the Company.

For Mr. Falconer and Ms. Vanzo, the Compensation Committee determined that 75% of their integration awards would be delivered through performance-share units, structured in the same manner as the awards for Messrs. Ryan and Sandgren. The remaining 25% of their integration awards would be delivered through a cash-based retention award, with 50% vesting on the first and second anniversary of the Merger closing, respectively. The cash component is intended to foster retention of these critical executives while keeping the primary emphasis of the awards on delivering a successful integration and achieving the targeted Merger-related cost savings.

As noted in the One-Year Performance Measures for Annual Incentive Compensation table on page 56, Merger-related cost savings was also used as a metric in the 2022 STIP, with a 15% weighting. The Compensation Committee felt it was important to include this metric in the 2022 STIP to encourage all participants (approximately 1,200 in total), in addition to the new executive leadership team, to work together towards the achievement of our targeted Merger-related cost savings and synergies. The 15% weighting for this metric within the STIP for 2022 was designed to create a meaningful level of focus across the enterprise as we embarked on our journey as a combined organization, but the Compensation Committee believed it would not create over-reliance on the metric for our executive leadership team, whose one-time, performance-based integration awards were based 100% on the achievement of the $109 million of Merger-related cost savings.

66	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

We are not using Merger-related cost savings as a metric in the 2023 STIP and, unless appropriate in connection with a future significant transaction, we do not intend to use this metric on a recurring basis. Using this metric in 2022 was appropriate to sharpen focus and foster broad-based teamwork following our transformative Merger; going forward, we will focus on other key performance metrics that drive shareholder value.

Approval from Shareholders. The integration awards to Messrs. Ryan and Sandgren were entered into in connection with the Merger Agreement and were disclosed and discussed in our proxy statement relating to our special meeting of shareholders held in September 2021. At this meeting, the Merger with First Midwest was overwhelmingly approved by 99.5% of the shares voted at the meeting.

In addition, the integration awards to Messrs. Ryan and Sandgren and our other NEOs were disclosed and discussed in the proxy statement relating to our 2022 annual meeting of shareholders. At last year’s annual meeting, approximately 98% of the votes cast by our shareholders were voted in favor of our executive compensation decisions for NEOs (i.e., our annual “say on pay” vote).

Integration Award Details. The integration awards for Messrs. Ryan, Sandgren, Falconer and Ms. Vanzo are summarized in the table below:

	Cash	Equity
		Number	Grant Date
	Service-Based	of PSUs	Fair Value
Name	Cash-Component	Awarded	of Shares
James C. Ryan, III
Chief Executive Officer	—	296,063	$4,926,488
James A. Sandgren
CEO, Commercial Banking	—	164,829	$2,742,755
Brendon B. Falconer
Senior EVP and Chief Financial Officer	$250,000	41,689	$693,705
Kendra L. Vanzo
Senior EVP and Chief Administrative Officer	$250,000	41,689	$693,705

The integration awards are included in the Summary Compensation Table on page 75 and the Grants of Plan-Based Awards During 2022 table on page 77.

Integration Award Results. As a result of the Company’s and our executives’ outstanding performance and expense discipline in 2022, the full Merger-related cost savings were achieved by the first anniversary of the Merger. As such, our Compensation Committee determined on February 21, 2023 that the integration awards were earned in full.

Retention Awards for Other NEOs. In contemplating the Merger prior to its announcement in June 2021, the Compensation Committee and Board of Directors of First Midwest determined that the success of the transaction, as well as the sustained performance of the Company, was best served by retaining Mr. Scudder in the position of Executive Chairman and Mr. Sander in the position of President and Chief Operating Officer of the combined Company.

In accepting their new roles, Mr. Scudder took on a materially different position (he was previously the Chairman of the Board and Chief Executive Officer of First Midwest), and he agreed to a role as Executive Chairman of the combined Company for two years and then as a consultant to the Company for a third year. Mr. Sander also accepted material changes to his scope of responsibilities that would have triggered a qualifying termination under his existing employment agreement. To retain the services of these critical executive leaders, the First Midwest Compensation Committee and Board of Directors approved one-time cash retention awards with a value equivalent to the severance payment each of them would forego under their respective employment agreements with First Midwest. These retention awards were assumed by the combined Company upon the closing of the Merger.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS

For Messrs. Scudder and Sander, this cash-based retention award vests 50% on each of the first and second anniversaries of the Merger, assuming continued employment with the Company on those dates.

The retention awards for Messrs. Scudder and Sander were outlined in their letter agreements that were disclosed and discussed in the proxy statement relating to our special meeting of shareholders held in September 2021. At this meeting, the Merger with First Midwest was overwhelmingly approved by 99.5% of the shares voted at the meeting. In addition, the retention awards to Messrs. Scudder and Sander were disclosed and discussed in our proxy statement relating to our 2022 annual meeting of shareholders. At last year’s annual meeting, approximately 98% of the votes cast by our shareholders were voted in favor of our executive compensation decisions for NEOs (i.e., our annual “say on pay” vote).

Retirement and Other Welfare Benefits

We maintain a tax-qualified defined contribution plan, known as the Old National Bancorp Employee Stock Ownership and Savings Plan for eligible employees (“401(k) Plan”). The 401(k) Plan allows employees to make pre-tax and Roth 401(k) contributions. Subject to the conditions and limitations of the 401(k) Plan, new employees are automatically enrolled in the 401(k) Plan with an automatic deferral of 5% of eligible compensation, unless participation is changed or declined. All active participants receive a Company match of 100% of the first 5% contributed into the 401(k) Plan. We may also make additional profit-sharing contributions, in our discretion. To receive profit-sharing contributions for a year, an employee must have (i) completed at least 1,000 hours of service during the year and (ii) been employed on the last day of the year or retired on or after age 65, died or become disabled during the year.

We also maintain a nonqualified deferred compensation plan for certain management employees (“Executive Deferred Compensation Plan”). Our NEOs and other executives are eligible to participate in the plan. An executive officer may elect to defer up to 25% of his or her regular compensation and up to 75% of his or her annual bonus under the STIP, in which case the deferred amount will be credited to his or her plan account. The Executive Deferred Compensation Plan applies the same matching formula that is used for the 401(k) Plan. We provide matching contribution credits under the plan, reduced by any matching contributions under the 401(k) Plan. In addition, we may provide discretionary contribution credits to make up for any reduction in discretionary profit-sharing contributions under the 401(k) Plan due to Internal Revenue Code contribution limits applicable to tax-qualified retirement plans. We did not provide discretionary credits for 2022.

Perquisites

In general, we believe that perquisites should not constitute a material portion of any executive’s compensation. Old National offers a limited number of perquisites, including only programs that are aligned with prevalent market practice. Detailed information regarding perquisites and other compensation is provided in note 9 to the Summary Compensation Table on page 75.

68	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Policies, guidelines and other practices

Stock Ownership Guidelines

The Compensation Committee and Board of Directors have adopted stock ownership guidelines for the Company’s executive officers, including our NEOs, that are consistent with market practices and ensure executives retain stock of the Company received as compensation until the target ownership level is achieved. Under the guidelines, the NEOs are required to hold shares of our stock with a value which is the lesser of the following:

POSITION OR SALARY	TARGET OWNERSHIP GUIDELINES
Chief Executive Officer	5x salary in stock or 200,000 shares
Chief Operating Officer	4x salary in stock or 100,000 shares
Salary equal to or greater than $250,000	3x salary in stock or 50,000 shares
Salary below $250,000	2x salary in stock or 25,000 shares

As of the date of this Proxy Statement, each of our NEOs has met the applicable stock ownership guideline requirement. For purposes of the guidelines, unvested service-based restricted stock and phantom shares in the Non-qualified Deferred Compensation Plan are considered owned. Unearned performance share units are not counted towards the satisfaction of stock ownership guidelines.

Clawback, Anti-Pledging, Anti-Hedging and Other Policies

Recoupment Policy. The Board of Directors has adopted a bonus recoupment, or “clawback,” policy that provides the Board with authority to recover a bonus or other cash or equity incentive paid to any NEO or executive officer in appropriate circumstances where there has been a material restatement of the Company’s financial results. The Board believes that this policy, along with a requirement that executive officers maintain a significant level of stock ownership in the Company while they are employees, provides significant incentives to help ensure that executives are not encouraged to take inappropriate risks and that the Company is managed with a long-term view.

Prohibition on Hedging and Pledging. All directors, officers and employees, including family members and anyone designated to engage in securities transactions on behalf of any director, officer or employee, are prohibited at all times from: (a) holding any Company securities in a margin account, or borrowing against any account in which Company securities are held or pledging Company securities as collateral for loan without the approval of our Chief Legal Officer; (b) engaging in puts, calls or other derivative transactions relating to the Company’s securities; (c) short-selling securities of the Company; and (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any equity securities of the Company. The foregoing restrictions apply to all securities of the Company owned directly or indirectly by directors, officers or employees, including securities of the Company owned by family members where the director, officer or employee is deemed to beneficially own such securities and their respective designees. These restrictions will not preclude any director, officer or employee, their family members or their designees from engaging in general portfolio diversification or investing in broad-based index funds.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	69

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment of Executive Compensation Program

Each year, our Chief Risk Officer performs an executive compensation program risk assessment and presents the results to our Compensation Committee. The Compensation Committee reviews the results and discusses the assessment with both our Chief Risk Officer and the Committee’s independent compensation consultant. The risk assessment allows our Compensation Committee to confirm that our executive compensation program is designed such that executive officers are not encouraged to take excessive or imprudent risks to enhance their compensation. As part of its risk assessment process in 2022, the Compensation Committee confirmed the following:

●	The risks associated with the Company’s compensation plans for all employees are appropriately identified and managed by the Company.
●	The Company’s compensation plans for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole.
●	The Company’s incentive compensation policies do not undermine the safety and soundness of the Company by encouraging employees to take imprudent risks.
●	The Company’s compensation plans for all employees are compatible with effective internal controls and risk management and are supported by strong and effective corporate governance practices.
●	Plans subject to explicit legal or regulatory requirements are reviewed by our legal and compliance teams to confirm adherence to applicable laws and regulations.

Tax Considerations

Section 162(m) of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017 to eliminate the tax deduction for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the $1 million per year compensation deduction limit per covered employee under Section 162(m). The Compensation Committee intends to continue the pay-for-performance philosophy of awarding executive pay notwithstanding the deductibility limitation of Section 162(m).

Employment and Restrictive Covenant Agreements with Our Executive Officers

We have entered into employment agreements with each of our NEOs (referred to collectively as “employment agreement(s)” or “agreements”). The employment agreements provide for, among other provisions:

●	No Gross-up on Severance Benefits – The Company has adopted a “best after-tax provision” whereby the executive either receives the full 280G payment and has the responsibility for any excise tax under Section 4999 of the Internal Revenue Code, or the payment is reduced to the safe harbor amount, whichever will put the executive in the best after-tax position with respect to their compensation and income.
●	No Gross-up on Benefits – There will be a continuation of benefit coverage to be provided by the Company for a specified number of months. Any tax resulting from these payments will be the executive’s responsibility.

70	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

●	No Walk Away Provision – Executives do not have the ability to voluntarily terminate their employment within 12 months of a Change in Control without Good Reason. The executive will continue to have the right to terminate employment within 24 months of a Change in Control with Good Reason (if such conditions exist) and receive severance and other benefits.
●	Confidentiality, Non-Solicitation and Non-Competition Covenants – Our NEOs must comply with certain confidentiality, non-solicitation and non-competition covenants both during and following their employment with the Company.

These agreements were entered into after reviewing both existing and emerging market practices. Under each of their respective agreements, the NEOs are entitled to a base salary, incentive compensation opportunities (both cash and equity) and other employee benefits as determined by the Board. With input provided by WTW, the Compensation Committee determined that the benefits, including the various multiples of components of compensation, were within the market range for such payouts and benefits. The Compensation Committee regularly reviews the Company’s employment agreements and uses peer data to determine whether these arrangements are consistent with prevailing market practices.

Under the employment agreements, we are generally obligated to pay certain non-change in control severance benefits to the NEO if we terminate his or her employment for a reason other than Cause or the NEO’s disability, or the executive resigns for Good Reason. An NEO must satisfy the terms of the agreement, including its non-solicitation and non-competition provisions, to receive his or her severance benefits.

The employment agreements also provide for double trigger change in control severance benefits for each NEO. The Company is required to pay change in control severance benefits if, within two years following a change in control (as defined in the agreements), we terminate the NEO’s employment for a reason other than Cause or the NEO’s disability, or if the executive resigns for Good Reason based on actions detrimental to the NEO’s role.

The Compensation Committee believes that the employment agreements, which include change in control severance benefits, assure the fair treatment of the NEOs in relation to their professional careers by assuring them of some financial security in the event of a change in control and either termination of employment or adverse changes in their duties and responsibilities. The change in control provision also protects the shareholders of the Company by encouraging the NEOs to continue to devote their full attention to the Company without being distracted by the need to seek other employment following a change in control. The Compensation Committee established the change in control payouts to each of the NEOs after reviewing peer data and consulting with its independent compensation consultant.

The Potential Payments on Termination or Change in Control tables on pages 80 through 85 set forth the estimated values and details of the termination benefits under various scenarios for each of the NEOs.

Letter Agreements in Connection with the Merger with First Midwest

As described in the proxy statement relating to our special meeting of shareholders held in September 2021 in connection with the Merger transaction between the Company and First Midwest, Messrs. Ryan and Sandgren entered into letter agreements with the Company, and Messrs. Scudder and Sander entered into letter agreements with First Midwest, in each case amending their existing employment agreements and the arrangements with the Company or First Midwest, as applicable, as summarized below. As part of the Merger, the Company assumed the employment agreements and letter agreements between First Midwest and Messrs. Scudder and Sander.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	71

COMPENSATION DISCUSSION AND ANALYSIS

Letter Agreements with James C. Ryan, III and James A. Sandgren

Mr. Ryan’s letter agreement provides that he will serve as the Chief Executive Officer, as well as a member of the Board of Directors of the combined Company. Mr. Sandgren’s letter agreement provides that he will serve as the Chief Executive Officer, Commercial Banking, of the combined Company.

The letter agreements provide that Messrs. Ryan and Sandgren waive any right to claim that the Merger constitutes a change in control under their respective employment agreements. In his letter agreement, Mr. Ryan also agreed that not serving in the role as Chairman of the Board of Directors of the Company will not constitute Good Reason under his existing employment agreement so long as he is re-elected as Chairman of the Board of Directors on the second anniversary of the closing of the Merger. Similarly, Mr. Sandgren agreed that not serving in the role of President and Chief Operating Officer of the Company will not constitute Good Reason under his existing employment agreement. These waivers and agreements ensured that Messrs. Ryan and Sandgren would not be entitled to severance compensation because of the organizational changes effected in connection with the Merger.

In consideration of these provisions, under the letter agreements, Messrs. Ryan and Sandgren were granted integration awards in the form of performance share units issued pursuant to our Equity Incentive Plan (as discussed later in this Proxy Statement). Messrs. Ryan and Sandgren’s performance-based equity awards were granted upon the closing of the Merger and any unearned or unvested portion of these awards would vest and be payable to the executive if, prior to the end of the performance period, there was (i) an early termination of service of the executive by the combined Company other than for “unacceptable performance” or “Cause” or (ii) a resignation by the executive for “Good Reason” (as such terms are defined in their respective employment agreements).

Letter Agreement with Michael L. Scudder

The letter agreement with Mr. Scudder provides that, following the effective time of the Merger, Mr. Scudder will no longer serve as Chief Executive Officer of First Midwest and will serve as the Executive Chairman of the combined Company until the second anniversary of closing (the “Initial Period”). Upon the second anniversary, Mr. Scudder will serve as a consultant to the combined Company for a period of one year (the “Consultancy Period”). The letter agreement also provides that the changes to Mr. Scudder’s role and responsibilities as of the closing do not constitute “Good Reason” (as defined in Mr. Scudder’s employment agreement with First Midwest).

Under his letter agreement, Mr. Scudder will receive for the duration of the three (3) year service period annual compensation set at 90% of that received by the combined Company’s Chief Executive Officer. In addition, he will receive the same perquisites, office space and administrative support as provided immediately before the closing. Mr. Scudder will also be credited under the First Midwest Bancorp, Inc. Consolidated Pension Plan with one additional year of age at retirement with respect to his service during the consultancy period or, if such crediting is not permitted under the plan, he will receive a supplemental equivalent payment from the combined Company. During the Consultancy Period, Mr. Scudder will be entitled to indemnification by the combined Company and the combined Company will maintain directors’ and officers’ liability insurance for him, in each case, to the same extent as other officers. If Mr. Scudder is terminated without “Cause” or for “Good Reason,” as both are defined in his employment agreement, any unpaid salary and annual bonus and equity awards (based on target) for the remainder of his service period will be paid in cash, and any outstanding equity awards will accelerate and vest in full, subject to execution of a release. Upon completion of the full three-year service period as planned, Mr. Scudder will receive a pro-rated annual bonus and any equity awards of the combined Company that are outstanding will accelerate and vest in full (unless such award is subject to a performance condition, in which case it will remain subject to such condition).

72	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In lieu of any severance Mr. Scudder would have been entitled to receive under his employment agreement in connection with the closing of the Merger, his letter agreement grants Mr. Scudder a cash-based retention award equal to $5.4 million, 50% of which will be paid on the first anniversary of the closing and 50% of which will be paid on the second anniversary of the closing, subject to continued employment through such dates. Any unpaid portion of the retention award would be paid in a lump sum in full upon early termination without “Cause” by the combined Company or due to death or disability or upon a resignation by Mr. Scudder for “Good Reason.”

In accordance with the letter agreement, any First Midwest equity awards that were outstanding at the time of the Merger were converted to equity awards of the combined Company, as contemplated by the Merger Agreement. Upon termination without “Cause” by the combined Company or due to death or disability or upon a resignation by Mr. Scudder for “Good Reason,” any unvested equity awards outstanding on the closing will accelerate and vest in full.

In consideration of the compensation granted under his letter agreement, Mr. Scudder agreed to extend his non-compete provisions to last a period of five (5) years following the closing, and to expand the scope of these provisions.

Letter Agreement with Mark G. Sander

The letter agreement with Mr. Sander provides that, following the effective time of the Merger, Mr. Sander will serve as President and Chief Operating Officer of the combined Company, reporting directly to the Chief Executive Officer, but will not serve on the Board of Directors of the Company. His letter agreement also provides that Mr. Sander not serving in the role of director and any other changes to his duties or responsibilities at the closing do not constitute “Good Reason” (as defined in Mr. Sander’s employment agreement between First Midwest and Mr. Sander). In accordance with the letter agreement, the Compensation Committee of the combined Company will set his annual compensation, which will be no less than his annual compensation immediately prior to the closing.

If Mr. Sander is subsequently terminated without “Cause” by the combined Company or resigns for “Good Reason,” as both are defined in his employment agreement, he would be eligible for severance under his employment agreement. However, for any severance related to a “change in control” (as defined in his employment agreement), he would only receive such severance upon a change in control subsequent to the closing of this Merger.

In lieu of any severance Mr. Sander would have been entitled to receive in connection with the closing of the Merger, his letter agreement grants Mr. Sander a cash-based retention award equal to $3.55 million, 50% of which will be paid on the first anniversary of the closing and 50% of which will be paid on the second anniversary of the closing, subject to continued employment through such dates. Any unpaid portion of the retention award will be paid in lump sum in full upon early termination without “Cause” by the combined Company or due to death or disability or upon a resignation by Mr. Sander for “Good Reason.” In accordance with the letter agreement, any First Midwest equity awards that were outstanding at the time of the Merger were converted to equity awards of the combined Company, as contemplated by the Merger Agreement. Upon termination without “Cause” by the combined Company or due to death or disability or upon a resignation by Mr. Sander for “Good Reason,” any unvested equity awards outstanding on the closing will accelerate and vest in full.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	73

COMPENSATIOn committee report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Daniel S. Hermann, Chairperson

Barbara A. Boigegrain

Kathryn J. Hayley

Peter J. Henseler

Thomas E. Salmon

Rebecca S. Skillman

74	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION TABLES

2022 SUMMARY COMPENSATION TABLE

The table below provides information regarding compensation earned by our Chief Executive Officer, Chief Financial Officer and the other four executive officers named below employed at the end of 2022 who were most highly compensated for 2022 (our “Named Executive Officers” or “NEOs”):

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred	All
			Stock	Incentive Plan	Compensation	Other
		Salary	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	(3)	(4)(5)	(6)(7)	(8)	(9)	Total
James C. Ryan, III (1)	2022	$1,069,231	$7,736,725	$2,673,077	—	$178,956	$11,657,989
Chief Executive Officer	2021	$913,462	$1,540,832	$1,370,192	$14,610	$132,005	$3,971,101
	2020	$807,692	$1,424,200	$1,393,269	—	$83,311	$3,708,472
Michael L. Scudder (2)	2022	$834,231	$2,529,206	$2,388,461	—	$238,512	$5,990,410
Executive Chairman	2021	—	—	—	—	—	—
	2020	—	—	—	—	—	—
Mark G. Sander (2)	2022	$604,231	$913,859	$1,186,240	—	$150,294	$2,854,624
President and Chief	2021	—	—	—	—	—	—
Operating Officer	2020	—	—	—	—	—	—
James A. Sandgren	2022	$593,269	$3,391,654	$1,008,558	—	$87,943	$5,081,424
CEO, Commercial	2021	$561,539	$580,069	$715,962	$12,144	$79,059	$1,948,773
Banking	2020	$537,308	$623,088	$604,472	$3,176	$74,099	$1,842,141
Brendon B. Falconer	2022	$535,577	$1,288,518	$856,923	—	$41,385	$2,722,403
Senior EVP and Chief	2021	$465,769	$362,536	$523,990	$78	$23,561	$1,375,934
Financial Officer	2020	$424,615	$356,050	$477,692	$28	$21,608	$1,279,994
Kendra L. Vanzo	2022	$415,385	$1,027,980	$540,000	—	$43,658	$2,027,023
Senior EVP and Chief	2021	$369,231	$271,911	$360,000	$8,174	$35,416	$1,044,731
Administrative Officer	2020	$341,923	$267,038	$256,442	—	$33,368	$898,771
(1)	Excluding his one-time, performance-based integration award, Mr. Ryan’s total compensation for 2022 is approximately $6,731,501.
(2)	Messrs. Scudder and Sander became executives of Old National on February 15, 2022 upon completion of the Merger with First Midwest. Amounts reflect the period of February 15, 2022 through December 31, 2022.
(3)	Base salary increases for NEOs are generally effective in March during the calendar year.
(4)	Stock awards included in this column consist entirely of performance share units and service-based restricted stock granted under our Equity Incentive Plan. The grant date value of the awards is determined under FASB ASC Topic 718. For performance share units, the grant date value is based on the number of units that would be earned at target performance. The value of the awards assuming the highest level of performance conditions are achieved for the 2020, 2021 and 2022 awards would be: Mr. Ryan ($1,954,300, $2,103,920 and $9,418,857); Mr. Scudder ($4,043,116); Mr. Sander ($1,369,422); Mr. Sandgren ($855,006, $792,054, and $3,715,132); Mr. Falconer ($488,575, $495,020, and $1,585,033); and Ms. Vanzo ($366,431, $371,274 and $1,194,611). For the number of shares of performance share units and service-based restricted stock awarded in 2022, please refer to the Grants of Plan-Based Awards Table.
(5)	Includes the following one-time, performance-based integration awards: Mr. Ryan, 296,063 performance share units ($4,926,488); Mr. Sandgren, 164,829 performance share units ($2,742,755); Mr. Falconer, 41,689 performance share units ($693,705); and Ms. Vanzo, 41,689 performance share units ($693,705). See One-Time, Performance-Based Integration Awards beginning on page 65.
(6)	These amounts reflect annual cash incentive compensation awards earned under the Company’s STIP. For 2022, these awards were earned at the maximum performance level of 200% as a result of the Company exceeding the maximum performance goals established for each metric: EPS, ROATCE, and Merger-related cost savings. Our performance on both EPS ($1.96) and ROATCE (21.1%) were in the top quartile relative to our peer group and represented record levels for the Company. For the Merger-related cost savings metric, we exceeded the maximum level of performance of $109 million, as compared to $92.7 million at target level of performance on an annualized basis.
(7)	The STIP used to determine annual cash incentive compensation awards for 2022 contained a limit on annual awards to any participant. This limit, established in 2008, was equal to the lesser of two times the executive’s base salary or $2.5 million. The 2022 STIP awards earned by Messrs. Ryan and Scudder were higher than this STIP limit by $473,000 and $408,000, respectively. After careful consideration and with input from independent consultants, the Compensation Committee determined to pay the fully earned STIP awards for 2022 to Messrs. Ryan and Scudder for the following reasons: (i) the award limit was established 15 years ago when the Company’s total assets were approximately $8 billion, which is less than 20% of the Company’s current size, (ii) the Company delivered exceptional financial results in 2022, resulting in the achievement of maximum performance for all three STIP metrics, as mentioned previously, (iii) the Company’s positive TSR for 2022 of approximately 3% exceeded that of our peer group (-13%) and the KRX Index (-7%), and (iv) the amounts in excess of the STIP limit represented a small percentage of the total compensation paid to Messrs. Ryan and Scudder (4% and 7%, respectively).

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	75

COMPENSATION TABLES

(8)	These amounts reflect the increase of the actuarial present value of the executive’s benefit under our frozen defined benefit plans, plus the amount of the executive’s earnings credit under our Executive Deferred Compensation Plan in excess of the earnings that would have been credited using the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code). There were no Change in Pension Values and Non-Qualified Deferred Compensation "excess" earnings for any of our NEOs in 2022. The 2021 Change in Pension Values and Non-Qualified Deferred Compensation "excess" earnings were: Mr. Ryan ($0 and $14,610); Mr. Sandgren ($0 and $12,144); Mr. Falconer ($0 and $78); and Ms. Vanzo ($0 and $8,174). The 2020 Change in Pension Values and Non-Qualified Deferred Compensation “excess” earnings were: Mr. Ryan ($0 and -$5,386); Mr. Sandgren ($0 and $3,176); Mr. Falconer ($0 and 28); and Ms. Vanzo ($0 and

-$1,951).

(9)	The amounts specified in the “All Other Compensation” column include the following: perquisites, Company contributions to defined contribution plans, cash dividends on restricted stock and life insurance premiums.

		Company
	Perquisites	Contributions	Cash
	& Other	to Defined	Dividends on	Life
	Personal	Contribution	Restricted	Insurance
Name	Benefits (a)	Plans (b)	Stock	Premiums (c)	Total
James C. Ryan, III	$12,284	$116,087	$48,335	$2,250	$178,956
Michael L. Scudder	$9,725	$89,432	$137,487	$1,868	$238,512
Mark G. Sander	$11,945	$66,341	$70,584	$1,424	$150,294
James A. Sandgren	$12,272	$59,050	$15,291	$1,330	$87,943
Brendon B. Falconer	$30	$27,755	$12,465	$1,135	$41,385
Kendra L. Vanzo	$2,903	$32,284	$7,579	$892	$43,658
(a)

Messrs. Ryan and Sandgren received country club membership benefits of $10,527 and $11,003, respectively, for business development purposes. Additionally, Messrs. Ryan and Sandgren received Company executive physical benefits of $1,757 and $1,269, respectively. Mr. Sander received auto allowance benefits of $10,000. Additionally, Mr. Sander received $300 of phone allowance benefits and $1,645 of country club membership benefits for business development purposes.

(b)

Company Contributions to Defined Contribution Plans include the following amounts to the Old National Bancorp 401(k) Plan and the Old National Bancorp Executive Deferred Compensation Plan, respectively, for the following executive officers: Mr. Ryan: $15,250 and $100,837; Mr. Sandgren: $15,250 and $43,800; Mr. Falconer: $15,250 and $12,455; and Ms. Vanzo: $15,250 and $16,784. Additionally, Company contributions were made in the following amounts to the First Midwest Bancorp Inc. Savings and Profit Sharing Plan and the First Midwest Bancorp, Inc. Nonqualified Retirement Plan, respectively, for the following executive officers: Mr. Scudder: $21,050 and $68,382; Mr. Sander: $19,471 and $46,870. The First Midwest Bancorp Inc. Savings and Profit Sharing Plan merged into the Old National Bancorp Employee Stock Ownership and Savings Plan effective October 3, 2022.

(c)	Amounts in this column reflect life insurance premiums paid for each executive officer listed. Executive officers receive group life coverage equal to two times base salary.

76	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS DURING 2022

								All Other	All Other
								Stock	Option	Exercise	Grant
								Awards:	Awards:	or Base	Date Fair
								Number of	Number of	Price of	Value of
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities	Option	Stock and
	Grant	Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)(3)			Stock or	Underlying	Awards	Options
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (4)	Options (5)	per Share	Awards (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James C. Ryan, III	3/2/2022	$668,269	$1,336,538	$2,673,077	—	—	—	—	—	—	—
	3/2/2022	—	—	—	195,725	391,449	486,835	—	—	—	$6,608,621
	3/2/2022	—	—	—	—	—	—	63,591	—	—	$1,128,104
Michael L. Scudder	3/2/2022	$597,116	$1,194,231	$2,388,461	—	—	—	—	—	—	—
	3/2/2022	—	—	—	42,924	85,847	171,694	—	—	—	$1,513,910
	3/2/2022	—	—	—	—	—	—	57,232	—	—	$1,015,296
Mark G. Sander	3/2/2022	$296,560	$593,120	$1,186,240	—	—	—	—	—	—	—
	3/2/2022	—	—	—	12,917	25,833	51,666	—	—	—	$455,564
	3/2/2022	—	—	—	—	—	—	25,834	—	—	$458,295
James A. Sandgren	3/2/2022	$252,140	$504,279	$1,008,558	—	—	—	—	—	—	—
	3/2/2022	—	—	—	91,586	183,172	201,515	—	—	—	$3,066,231
	3/2/2022	—	—	—	—	—	—	18,344	—	—	$325,423
Brendon B. Falconer	3/2/2022	$214,231	$428,462	$856,923	—	—	—	—	—	—	—
	3/2/2022	—	—	—	29,252	58,503	75,317	—	—	—	$990,220
	3/2/2022	—	—	—	—	—	—	16,815	—	—	$298,298
Kendra L. Vanzo	3/2/2022	$135,000	$270,000	$540,000	—	—	—	—	—	—	—
	3/2/2022	—	—	—	25,569	51,138	60,587	—	—	—	$860,337
	3/2/2022	—	—	—	—	—	—	9,450	—	—	$167,643
(1)	All non-equity incentive plan awards in 2022 were made under our STIP.
(2)	The shares in Columns (f), (g) and (h) are performance share units granted under our Equity Incentive Plan. Performance share unit awards are earned based on the Company's performance relative to the KRX Index for TSR and ROATCE. Additionally, Old National granted one-time, performance-based integration awards based on the Company achieving certain cost savings and synergies associated with the Merger with First Midwest. The performance period for the performance share unit awards for the TSR and ROATCE metrics is the three-year period ending December 31, 2024. The performance goal for the integration awards was achieved in full and the award was earned on March 1, 2023. For all performance share units, other than the one-time, performance-based integration awards, 50% of the award is based on the company's TSR with the other 50% of the award based upon ROATCE as compared to the KRX Index. Dividends accumulate on earned shares and are paid in additional shares of Company common stock upon vesting.
(3)	Includes the following one-time, performance-based integration awards: Mr. Ryan, 296,063 performance share units ($4,926,488); Mr. Sandgren, 164,829 performance share units ($2,742,755); Mr. Falconer, 41,689 performance share units ($693,705); and Ms. Vanzo, 41,689 performance share units ($693,705). See One-Time, Performance-Based Integration Awards beginning on page 65.
(4)	The shares in Column (i) are service-based restricted stock granted under our Equity Incentive Plan that vest in three substantially equal installments on March 2 of 2023, 2024 and 2025. Vesting is contingent upon the NEO remaining employed during the required service period. Executive officers are entitled to dividends during the vesting period for the restricted stock.
(5)	No stock options were granted in 2022.
(6)	The fair market value of the service-based restricted stock reported in Column (l) is the grant date value of the awards based on the closing stock price. The fair market value of both the annual and one-time, performance-based performance share units reported in Column (l) is the grant date value based on the closing stock price less the present value of dividends expected to be paid during the requisite performance period. A Monte-Carlo simulation is used to determine the fair market value of the relative performance share units.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	77

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022

	Stock Awards (1)
				Equity Incentive		Equity Incentive
				Plan Awards:		Plan Awards:
	Number of		Market Value of	Number of Unearned		Market or Payout Value
	Shares or Units		Shares or Units	Shares, Units, or		of Unearned Shares, or
	of Stock that		of Stock that	Other Rights that		or Other Rights that
Name	Have Not Vested		Have Not Vested	Have Not Vested		Have Not Vested
James C. Ryan, III	73,039	(2)	$1,313,241	—		—
	93,035	(3)	$1,672,769	—		—
	63,591	(4)	$1,143,366	502,907	(7)	$9,042,268
Michael L. Scudder	69,077	(5)	$1,242,004	—		—
	94,700	(6)	$1,702,706	—		—
	57,232	(4)	$1,029,031	177,362	(7)	$3,188,969
Mark G. Sander	40,008	(5)	$719,344	—		—
	55,923	(6)	$1,005,496	—		—
	25,834	(4)	$464,495	53,372	(7)	$959,629
James A. Sandgren	31,955	(2)	$574,551	—		—
	35,025	(3)	$629,750	—		—
	18,344	(4)	$329,825	208,168	(7)	$3,742,861
Brendon B. Falconer	18,261	(2)	$328,333	—		—
	21,890	(3)	$393,582	—		—
	16,815	(4)	$302,334	77,803	(7)	$1,398,898
Kendra L. Vanzo	13,694	(2)	$246,218	—		—
	16,419	(3)	$295,214	—		—
	9,450	(4)	$169,911	62,587	(7)	$1,125,314

(1)	The table values are based on a stock price of $17.98, which is the closing price of our stock as reported by the Nasdaq Stock Market on December 30, 2022, which was the last trading day of the year.
(2)	Listed shares and amounts include service-based restricted stock granted in 2020 that vested on February 1, 2023 and performance share units granted in 2020 that were approved as earned at target as a part of the Merger with First Midwest that vested with the filing of the Company's annual Form 10-K on February 22, 2023.
(3)	Listed shares and amounts include service-based restricted stock granted in 2021 that will become vested in two remaining substantially equal installments on February 1, 2023 and February 1, 2024; and also performance share units granted in 2021 that were approved as earned at target as a part of the Merger with First Midwest that will vest with the filing of the Company's annual Form 10-K in 2024.
(4)	Listed shares and amounts include service-based restricted stock granted in 2022 that will become vested in three substantially equal installments on March 2 of 2023, 2024 and 2025.
(5)	Listed shares and amounts include service-based restricted stock granted in 2020 that vested on February 19, 2023 and performance-based shares granted in 2020 that were approved as earned at target as a part of the Merger with First Midwest that vested on March 15, 2023.
(6)	Listed shares and amounts include service-based restricted shares granted in 2021 that will become vested in two substantially equal installments on February 17, 2023 and February 17, 2024; and also performance-based shares granted in 2021 that were approved as earned at target as a part of the Merger with First Midwest that will vest on March 15, 2024.
(7)	This award represents performance share units granted in 2022. Old National provided performance share units based on the Company's performance relative to the KRX Index for TSR and for ROATCE. Additionally, Old National granted one-time, performance-based integration awards based on the Company achieving certain cost savings and synergies associated with the Merger with First Midwest. The performance period for 100% of the performance share units for TSR and ROATCE is the three-year period ending December 31, 2024 with the restriction period ending on March 15, 2025. The performance goal for the integration awards was achieved in full and the award was earned on March 1, 2023. For all performance share units, other than the one-time, performance-based integration awards, 50% of the award is based on the company's TSR with the other 50% of the award based upon ROATCE as compared to the KRX Index. Dividends accumulate on earned shares and are paid in additional shares of Company common stock upon vesting. The number of units listed assumes maximum performance has been achieved. At threshold performance, the number of shares that would vest would be 202,186; 44,342; 13,343; 94,610; 30,218; and 26,414 with respect to Messrs. Ryan, Scudder, Sander, Sandgren, Falconer and Ms. Vanzo. At target performance, the number of shares that would vest would be 404,371; 88,681; 26,685; 189,219; 60,435; and 52,826 with respect to Messrs. Ryan, Scudder, Sander, Sandgren, Falconer and Ms. Vanzo.

78	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED IN 2022

	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting	Vesting
James C. Ryan, III	85,873	$1,592,772
Michael L. Scudder	59,711	$1,045,987
Mark G. Sander	32,201	$564,081
James A. Sandgren	33,278	$617,223
Brendon B. Falconer	21,708	$402,631
Kendra L. Vanzo	16,336	$302,944

2022 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	Last Fiscal
Name	Year (1)	Year (2)	Year (3)	Distributions	Year End (4)
James C. Ryan, III
ONB Executive Deferred Compensation Plan	$195,154	$100,837	$20,486	—	$939,108
Michael L. Scudder
FMBI Nonqualified Retirement Plan	$22,846	$68,382	$(617,921)	$(4,690,122)	$483,004
FMBI Nonqualified Stock Option Gain Deferral Plan	—	—	3,169	$(153,788)	73,522
Mark G. Sander
FMBI Nonqualified Retirement Plan	$108,279	$46,870	$(161,346)	$(1,769,240)	$142,298
James A. Sandgren
ONB Executive Deferred Compensation Plan	$104,738	$43,800	$14,010	—	$536,110
Brendon B. Falconer
ONB Executive Deferred Compensation Plan	$31,787	$12,455	$1,216	—	$63,848
Kendra L. Vanzo
ONB Executive Deferred Compensation Plan	$54,000	$16,784	$8,159	—	$371,957
(1)	These amounts are also included under All Other Compensation in the Summary Compensation Table on page 75. Mr. Sander contributed $5,346 to company sponsored Nonqualified Deferred Compensation plans prior to the closing of the Merger with First Midwest.
(2)	These amounts are also included under All Other Compensation in the Summary Compensation Table on page 75.
(3)	Of the 2022 balances reported in this column, no amounts with respect to Messrs. Ryan, Scudder, Sander, Sandgren, Falconer and Ms. Vanzo, were reported under Change in Pension Value and Non-Qualified Deferred Compensation in the Summary Compensation Table on page 75.
(4)	Of the 2022 balances reported in this column, the amounts of $158,902, $122,131, $4,098 and $49,665 with respect to Messrs. Ryan, Sandgren, Falconer and Ms. Vanzo, respectively, were reported in the Summary Compensation Table in prior years.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	79

COMPENSATION TABLES

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT
OR CHANGE IN CONTROL

We have entered into employment agreements with each NEO (collectively referred to as “employment agreements” or “agreements”) that will require the Company to provide severance payments in the event of an involuntary termination of employment (other than for Cause) or a resignation of employment for Good Reason both prior to and following a change-in-control of the Company. These agreements are summarized below.

The employment agreements for Messrs. Ryan, Sandgren, Falconer and Ms. Vanzo were entered into by the Company prior to the Merger with First Midwest. The employment agreements for Messrs. Scudder and Sander were entered into by First Midwest prior to the Merger, and were amended by letter agreements described in the Compensation Discussion & Analysis under Policies, Guidelines and Other Practices on page 69. The terms of the agreements with both the Company and First Midwest are substantially similar in most respects; however, any material differences are noted throughout this section.

Overview

Our employment agreements with each NEO provide for automatic one-year extensions unless the NEO or the Company provides requisite notice (60 days for Messrs. Ryan, Falconer, Sandgren and Ms. Vanzo; 90 days for Messrs. Scudder and Sander) before the end of the year of intent not to renew the agreement. Among other items, the agreements set forth the NEO’s title, responsibilities, annual compensation and severance payments to be made upon certain terminations of employment. Termination of employment also may impact outstanding equity awards, as well as benefits payable under employee benefit plans.

Each of the employment agreements contain non-solicitation and non-compete provisions, which remain in effect following a termination of employment for three years for Mr. Scudder, two years for Messrs. Ryan, Falconer, Sandgren and Ms. Vanzo and one year for Mr. Sander.

Under each of their respective employment agreements, the NEOs are entitled to a base salary, incentive compensation opportunities (both cash and equity) and other employee benefits as determined by the Board. Based on information provided by the Compensation Committee’s compensation consultant, the Committee determined that the elements of total compensation and benefits, including the various multiples used for severance calculations in different termination situations, were consistent with prevalent market practice. The Committee regularly reviews the Company’s employment arrangements and uses peer data and input from independent experts to determine whether these arrangements continue to be appropriate.

The following scenarios take into account each termination of employment situation – voluntary resignation, discharge for Cause, discharge without Cause, resignation for Good Reason, death and disability – both prior to and following a change-in-control of the Company. The narrative and tables describe the severance or other additional amounts the Company would provide to the NEO or the NEO’s beneficiaries as a result. These sections reflect certain assumptions we have made in accordance with applicable SEC rules: that the hypothetical termination of employment or change-in-control occurred on December 30, 2022 and that the value of a share of our common stock on that day was $17.98 which is the closing price of our stock as reported by the Nasdaq Stock Market on December 30, 2022, the last trading day of the year.

80	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION TABLES

The following sections exclude payments and benefits that are not enhanced by a termination of employment or change-in-control. These payments and benefits, which are referred to in the following discussion as the NEO’s “vested benefits,” include:

●	Base salary payable through the date of termination;
●	Any other cash compensation earned through the date of termination but not paid, including any amounts earned and vested by not paid under our annual cash incentive program;
●	Benefits accrued under our 401(k) Plan, in which all employees participate;
●	Accrued vacation pay, group health plan continuation and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally;
●	Balances accrued under our deferred compensation plans; and
●	Service-based restricted stock and performance share units that have vested prior to the employment termination or change-in-control.

Qualifying Termination

The Company is required to provide certain severance payments to our NEOs in the event of a “qualifying termination.” A qualifying termination includes an involuntary termination of employment (other than for Cause) or a resignation of employment for Good Reason, both prior to and following a change-in-control of the Company.

Voluntary Resignation

Prior to an NEO achieving eligibility for retirement under our incentive compensation plan (age 55 with five years of service), we are not obligated to pay any amounts over and above vested benefits in the event of employment termination due to voluntary resignation. All unearned or unvested service-based restricted stock and performance share units will lapse and not vest.

In the event of an NEO’s retirement, in addition to receiving vested benefits, the NEO will be treated as if he or she had continued employment through the end of the performance and/or vesting periods for both service-based restricted stock and performance share units. Service-based restricted stock will continue to vest per its original schedule as if the NEO had remained employed. If applicable; performance share units will be deemed earned and paid out and vested at the end of the performance period, also as if the NEO had remained employed.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	81

COMPENSATION TABLES

As of December 31, 2022, and upon age and years of service, Messrs. Scudder, Sander, Sandgren and Ms. Vanzo meet the requirements for retirement upon voluntary resignation. The amount of the payments to Messrs. Scudder, Sander, Sandgren and Ms. Vanzo upon voluntary resignation is set forth in the following table:

	Restricted Stock	Performance Shares
		2021-2023	2022-2024	Medical/Life
Name	Unvested Awards	Performance Period	Performance Period	and Outplacement	Total
Michael L. Scudder (1) (3)	—	—	—	$48,822	$48,822
Mark G. Sander (2) (3)	$464,477	—	$464,495	$107,409	$1,036,381
James A. Sandgren	$490,944	$488,966	$329,807	—	$1,309,717
Kendra L. Vanzo	$243,341	$229,191	$169,893	—	$624,425
(1)	Mr. Scudder would not be retirement eligible under his legacy First Midwest award agreements, which require the attainment of age 65. In addition, pursuant to his letter agreement, Mr. Scudder cannot voluntarily retire during his three-year service period. In a voluntary resignation without Good Reason, Mr. Scudder would forfeit his unvested Old National equity awards.
(2)	Mr. Sander would not be retirement eligible under his legacy First Midwest award agreements, which require the attainment of age 65 and therefore would only be entitled to receive his 2022 Old National equity awards.
(3)	Messrs. Scudder and Sander’s employment agreements provide that, following termination for any reason other than for Cause, the executive shall be entitled to maintain health benefits coverage for himself, his spouse and age eligible dependents on the same basis as if the executive’s full-time employment continued until the executive and his spouse are Medicare eligible and the executive’s dependents are no longer age-eligible for coverage.

Termination for Cause

We are not obligated to pay any amounts over and above vested benefits if an NEO’s employment terminates because of discharge for Cause. Under the NEOs’ employment agreements, “Cause” generally includes (i) willful and continued failure to perform the NEO’s duties under his or her employment agreement, (ii) intentional and continued breach of a material term, condition or covenant of the NEO’s employment agreement; (iii) acts of willful misconduct or gross negligence materially injurious to the Company; (iv) willful violation of a material requirement under the Company’s Code of Ethics and Business Conduct; (v) willful engagement in illegal conduct, gross misconduct or acts of dishonesty; and (vi) conviction for crimes involving acts of moral turpitude, fraud or dishonesty.

Death or Disability

In the event of an NEOs death, in addition to payment of the NEO’s vested benefits, all unvested performance share units and service-based restricted stock will automatically vest and be deemed earned at target.

In the event of an NEO’s termination due to disability, in addition to payment of the NEO’s vested benefits, the NEO will be treated as if he or she had continued employment through the end of the performance and/or vesting periods for both service-based restricted stock and performance share units. Service-based restricted stock will continue to vest per its original schedule as if the NEO had remained employed. If applicable, performance share units will be deemed earned and paid out and vested at the end of the performance period, also as if the NEO had remained employed.

82	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION TABLES

The following table assumes target performance, and therefore the value of unvested awards and benefits would be the same in event of death or disability. In the case of death, vesting and payments are accelerated. In the case of disability, vesting and payments happen according to their original schedule.

					Integration
	Restricted Stock Awards		Performance Shares		Performance Shares (1)		Retention Award	Medical/Life &
Name	Number	Value	Number	Value	Number	Value	Payments	Outplacement	Total
James C. Ryan, III	86,312	$1,551,890	167,623	$3,013,862	296,063	$5,323,213	—	—	$9,888,964
Michael L. Scudder (2)	105,458	$1,896,135	147,122	$2,645,254	—	—	$5,400,000	$48,822	$9,990,210
Mark G. Sander (2)	56,869	$1,022,505	60,247	$1,083,241	—	—	$3,550,000	$107,409	$5,763,155
James A. Sandgren	27,305	$490,944	45,538	$818,773	164,829	$2,963,625	—	—	$4,273,343
Brendon B. Falconer	22,260	$400,235	33,810	$607,904	41,689	$749,568	$250,000	—	$2,007,707
Kendra L. Vanzo	13,534	$243,341	22,196	$399,084	41,689	$749,568	$250,000	—	$1,641,993
(1)	The one-time, performance-based integration awards were earned in early 2023 and vested on March 1, 2023. However, these awards were outstanding as of December 31, 2022 and are therefore included in this table.
(2)	Messrs. Scudder and Sander’s employment agreements provide that, following termination for any reason other than for Cause, the executive shall be entitled to maintain health benefits coverage for himself his spouse and age eligible dependents on the same basis as if the executive’s full-time employment continued until the executive and his spouse are Medicare eligible and the executive’s dependents are no longer age-eligible for coverage.

Termination Without Cause; Resignation for Good Reason

Pursuant to the employment agreements, we are generally obligated to pay certain non-change in control severance benefits to the NEO if we terminate his or her employment without cause, or the executive resigns for Good Reason, as it is defined in the applicable employment agreement.

Restrictive Covenants

In any termination scenario, the NEO must satisfy the terms of his or her agreement, including its non-solicitation and non-compete provisions, in order to receive his or her separation benefits.

Good Reason

As defined in each employment agreement, a separation for “Good Reason” must be initiated by the NEO via a notice of termination within 90 days of the occurrence of the underlying conditions, and after the Company has failed to correct the conditions within 30 days of receiving the NEO’s notice of termination. Under the NEOs’ employment agreements, “Good Reason” generally includes (i) a material reduction in the NEO’s titles, duties, responsibilities or authority with the Company; (ii) a reduction in the NEO’s base salary or failure to include the NEO with other similarly situated employees in any incentive, bonus or benefit plans as may be offered by the Company from time to time; (iii) a reduction in the NEO’s total compensation opportunity; (iv) a change in the primary location at which the NEO is required to perform the duties of his or her employment to a location that is more than a certain distance from the location at which his or her office is located on the effective date of the employment agreement; or (v) the Company’s material breach of the employment agreement.

Benefit Continuation

In addition to severance payments which are described in more detail below, in a qualifying termination (both change in control and non-change in control situations), Messrs. Ryan, Sandgren, Falconer and Ms. Vanzo would receive the following benefits: (i) the Company will provide paid group medical coverage for the NEO and the NEO’s spouse and dependents for a period of 24 months; (ii) the Company will continue to provide 24 months of term life insurance coverage in substantially the same amount as provided to the NEO immediately before the NEO’s termination of employment; and (iii) 12 months of outplacement services.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	83

COMPENSATION TABLES

Following a termination of employment for any reason other than for Cause, Messrs. Scudder and Sander will continue to receive health benefits coverage for themselves, their spouse and their age-eligible dependents (and their spouse shall be entitled to maintain such coverage for herself and such eligible dependents in the event of the NEOs death) on the same basis as if the NEO’s full-time employment continued until the NEO and his spouse are eligible for Medicare coverage and NEO’s dependents are no longer age-eligible for coverage under the Company’s group health insurance policy, provided that the NEO (or his spouse) pays the premium for such coverage on the same cost-sharing basis applicable to full-time active employees.

Severance

In a qualifying termination not related to a change in control, the severance benefits for Messrs. Ryan, Sander, Sandgren and Falconer call for a payment of two times target cash compensation (the sum of annual base salary and annual cash incentive target). For Ms. Vanzo, the multiple is one times target cash compensation. Such non-change in control severance benefits are payable in a single lump sum within 60 days after the date of the NEO’s termination of employment.

Per his letter agreement, Mr. Scudder would not be entitled to severance in the event of a qualifying termination during his three-year service period with the Company. In lieu of severance, Mr. Scudder would be entitled to receive the remaining value of the compensation he would have earned during his three-year service period had the termination not occurred. This would include remaining base pay, cash incentive and the cash value for ungranted equity awards through February 2025.

	Non Change-In-Control Severance Payments			Restricted Stock	Performance Shares		Integration Performance Shares (1)
	Base	Short-Term	Retention and Other Award	2020-2022 Unvested	2021-2023 Performance	2022-2024 Performance	2022-2024 Performance	Medical/Life &
Name	Salary	Incentive	Payments	Awards	Period	Period	Period	Outplacement	Total ($)
James C. Ryan, III	$2,200,000	$2,750,000	—	—	—	—	$5,323,213	$77,352	$10,350,565
Michael L. Scudder (2)	—	—	$15,285,721	$1,896,135	$1,101,742	$1,543,511	—	$48,822	$19,875,931
Mark G. Sander	$1,430,000	$1,215,500	$3,550,000	$1,022,505	$618,764	$464,477	—	$107,409	$8,408,655
James A. Sandgren	$1,200,000	$1,020,000	—	$490,944	$488,966	$329,807	$2,963,625	$63,509	$6,556,851
Brendon B. Falconer	$1,100,000	$880,000	$250,000	—	—	—	$749,568	$63,300	$3,042,868
Kendra L. Vanzo	$425,000	$276,250	$250,000	$243,341	$229,191	$169,893	$749,568	$50,510	$2,393,753
(1)	The one-time, performance-based integration awards were earned in early 2023 and vested on March 1, 2023. However, these awards were outstanding as of December 31, 2022 and are therefore included in this table.
(2)	As noted in the narrative, Mr. Scudder’s letter agreement provides that he would not be entitled to severance if he is terminated during his three-year service period with the Company. In lieu of severance, Mr. Scudder would receive the remaining value of the compensation he would have earned during his three-year service period. The table above captures this remaining value (from January 1, 2023 through February 15, 2025) as well as the unvested value of the retention award granted per the terms of his letter agreement. As such, the compensation Mr. Scudder would receive for a qualifying termination is reduced as he becomes closer to the end of his three-year service period.

Change-in-Control

In a qualifying termination following a change in control, the severance benefits for Messrs. Ryan, Sander, Sandgren and Falconer call for a payment of three times target cash compensation (the sum of annual base salary and annual cash incentive target). For Ms. Vanzo, the multiple is two times target cash compensation. Such change in control severance benefits are payable in a single lump sum within 60 days after the date of the NEO’s termination of employment.

As noted previously, per his letter agreement, Mr. Scudder would not be entitled to severance in the event of a qualifying termination during his three-year service period with the Company – including following a change in control. In lieu of severance, Mr. Scudder would be entitled to receive the remaining value of the compensation he would have earned during his three-year service period had the termination not occurred.

84	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

COMPENSATION TABLES

Under a qualifying termination following a change in control, all outstanding performance share units will be paid to the NEOs as if target performance had been achieved. Service-based restricted stock awards will vest immediately upon a qualifying termination.

	Change-In-Control Severance Payments			Restricted Stock	Performance Shares		Integration Performance Shares (1)
	Base	Short-Term	Retention and Other Award	2020-2022 Unvested	2021-2023 Performance	2022-2024 Performance	2022-2024 Performance	Medical/ Life &
Name	Salary	Incentive	Payments	Awards	Period	Period	Period	Outplacement	Total ($)
James C. Ryan, III	$3,300,000	$4,125,000	—	$1,551,890	$1,298,821	$1,715,040	$5,323,213	$77,352	$17,391,316
Michael L. Scudder (2)	—	—	$15,285,721	$1,896,135	$1,101,742	$1,543,511	—	$48,822	$19,875,931
Mark G. Sander	$2,145,000	$1,823,250	$3,550,000	$1,022,505	$618,764	$464,477	—	$107,409	$9,731,405
James A. Sandgren	$1,800,000	$1,530,000	—	$490,944	$488,966	$329,807	$2,963,625	$63,509	$7,666,851
Brendon B. Falconer	$1,650,000	$1,320,000	$250,000	$400,235	$305,588	$302,316	$749,568	$63,300	$5,041,007
Kendra L. Vanzo	$850,000	$552,500	$250,000	$243,341	$229,191	$169,893	$749,568	$50,510	$3,095,003
(1)	The one-time, performance-based integration awards were earned in early 2023 and vested on March 1, 2023. However, these awards were outstanding as of December 31, 2022 and are therefore included in this table.
(2)	As noted in the narrative, Mr. Scudder’s letter agreement provides that he would not be entitled to severance if he is terminated during his three-year service period with the Company. In lieu of severance, Mr. Scudder would receive the remaining value of the compensation he would have earned during his three-year service period. The table above captures this remaining value (from January 1, 2023 through February 15, 2025) as well as the unvested value of the retention award granted per the terms of his letter agreement. As such, the compensation Mr. Scudder would receive for a qualifying termination is reduced as he becomes closer to the end of his three-year service period.

No Tax Gross-Ups

Under Code Section 4999, a 20% excise tax is imposed on change in control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In general, the excess parachute payment threshold above which excise taxes are imposed is 2.99 times the base amount (which is the average W-2 compensation over five years). The employment agreements do not contain tax gross ups and adopt a “best after-tax provision” whereby the executive receives the full 280G payment and has the responsibility for any excise tax, or the payment is reduced to the safe harbor amount, whichever will provide the executive the most favorable after-tax position.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	85

CEO PAY RATIO

We believe our executive compensation program must be externally competitive and internally equitable to motivate our employees to create shareholder value. Our Compensation Committee monitors the relationship between the compensation of our executive officers and our non-executive employees. In this respect, the Committee considers the pay relationship based on target compensation opportunities as well as actual compensation received. A majority of our executive officers’ pay is variable based on performance. As such, pay ratios can change materially from year to year.

Mr. Ryan’s annual total compensation, including the one-time, performance-based integration award, as shown in the Summary Compensation Table for 2022, was $ 11,657,989. Our median employee’s total compensation for 2022 was $63,403.

For 2022, the target total direct compensation for Mr. Ryan was set by the Committee at $5,335,000. The ratio of this amount to our median employee’s total compensation was 84:1.

Given the strong performance of the Company in 2022, Mr. Ryan’s actual total compensation (excluding his one-time, performance-based integration award) was $6,731,501. The ratio of this amount to our median employee’s total compensation was 106:1.

When Mr. Ryan’s one-time, performance-based integration award is included, as shown in the Summary Compensation Table, the resulting CEO pay ratio was 184:1.

In determining the median employee, a ranked list was prepared of all employees other than our Chief Executive Officer as of October 1, 2022 based on their compensation for 2022. The ranked list of all employees for 2022 had an even number of employees; therefore, the Company was unable to select one median employee. In order to arrive at the median employee total compensation, the Company averaged total compensation of the two employees nearest to the median.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company common stock to file with the SEC reports showing ownership of and changes of ownership in shares of the Company’s common stock and other equity securities. On the basis of reports and representations submitted by the Company’s directors, executive officers and greater-than-10% owners, the Company believes that all required Section 16(a) filings for fiscal year 2022 were timely made.

86	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

The Company believes in the importance of maintaining a strong link between executive pay and company performance. The following disclosure is provided about the relationship between executive compensation actually paid (as defined by SEC rules) and the Company’s performance with respect to certain financial metrics. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information regarding the Company’s compensation program, please see Compensation Discussion and Analysis beginning on page 44. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs. See Option Exercises and Stock Vested in 2022 on page 79. In addition, the compensation actually paid to our CEO in the tables below includes a one-time, performance-based integration award earned in 2022.

			Average	Average	Value of Initial Fixed $100
	Summary		Summary	Compensation	Investment Based On:
	Compensation		Comp. Table	Actually	Company	Peer Group
	Table	Compensation	Total Comp.	Paid to	Total	Total		Adjusted
	Total Comp.	Actually Paid	for Non-CEO	Non-CEO	Shareholder	Shareholder	Net	One-Year
Year	for CEO (1)	to CEO (3)	NEOs (2)	NEOs (3)	Return	Return (4)	Income	ROATCE (5)
2022	$11,657,989	$12,884,815	$4,162,215	$4,422,936	$108.69	$116.10	$414,169,000	21.1%
2021	$3,971,101	$4,414,151	$1,352,603	$1,504,898	$106.04	$124.74	$277,538,000	15.4%
2020	$3,708,472	$3,847,438	$1,250,625	$1,328,046	$93.93	$91.29	$226,409,000	14.6%
(1)	The CEO for each year is Jim Ryan, who began serving as our CEO in 2019.
(2)

Non-CEO NEOs for 2022 include Mike Scudder, Jim Sandgren, Mark Sander and Brendon Falconer.
Non-CEO NEOs for 2021 include Jim Sandgren, Brendon Falconer, Jeff Knight and Kendra Vanzo.
Non-CEO NEOs for 2020 include Jim Sandgren, Brendon Falconer, Jeff Knight and Kendra Vanzo.

(3)

To calculate compensation actually paid for the CEO and the average non-CEO NEOs, the following adjustments were made to the Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown, excluding rows that are not applicable for the years presented:

	2022		2021		2020
		Other NEOs		Other NEOs		Other NEOs
	CEO	Average	CEO	Average	CEO	Average
Summary Compensation Table (SCT) Total	$11,657,989	$4,162,215	$3,971,101	$1,352,603	$3,708,472	$1,250,625
Deduct: grant date fair value of equity awards granted during fiscal year (FY)	$7,736,725	2,030,809	$1,540,832	$371,607	$1,424,200	$378,303
Add: fair value (FV) as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	$8,122,095	$2,162,267	$1,587,472	$382,862	$1,198,673	$318,399
Add: change as of end of FY in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	$692,721	$102,279	$242,043	$62,209	$261,685	$80,212
Add: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested during or at the end of the FY	$34,096	$(6,661)	$112,394	$57,214	$64,863	$36,006
Add: value of dividends or other earnings paid on stock or option awards not otherwise included in SCT	$114,639	$33,645	$41,973	$21,616	$37,946	$21,107
Compensation Actually Paid	$12,884,815	$4,422,936	$4,414,151	$1,504,898	$3,847,438	$1,328,046

(4)	The Company has chosen to use the KRX Index for its peer group.
(5)	This non-GAAP financial measure excludes certain items, such as current expected credit loss (“CECL”) Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings accounts, property optimization charges and net securities gains/losses. The equivalent GAAP measure for one-year ROATCE was 16.3%, 14.89% and 13.27% for 2022, 2021 and 2020, respectively. Reference is made to the non-GAAP reconciliation included in the Company’s annual report on Form 10-K for the year ended December 31, 2022. Reference is made to the non-GAAP reconciliation included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

87	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Relationship Between Financial Performance and Compensation Actually Paid

Total Shareholder Return. On an individual year basis, the Company’s TSR outperformed both the KRX Index and the Company’s peer group in 2020 and 2022. In 2021, the Company’s TSR was impacted by the announcement of the Merger with First Midwest, which is typical for a period of time following the announcement of a significant merger even when transactional financial metrics, such as ours, are favorable until such time as the combined financial performance is reported. Given this context, the Company’s TSR underperformed our peer group and the KRX Index in 2021. As a result, although we outperformed our benchmarks in two of the three individual years and delivered a positive cumulative three-year TSR, we modestly underperformed our peer group and the KRX Index on a cumulative basis for the three-year period ending December 31, 2022.

Net Income. The Company achieved record net income in 2021 and 2022. For 2022, results were positively impacted by the completion of our Merger with First Midwest, as well as robust broad-based total loan growth, net interest margin expansion, stable low-cost deposits, disciplined expense management and strong credit quality metrics. For 2020, even in the midst of the COVID-19 pandemic, the Company delivered strong net income results, primarily due to its commercial loan production, capital markets revenue and mortgage production, in addition to disciplined expense management and strong credit quality metrics. The Company does not currently use net income as one of its measures for its compensation decisions; however, net income is a key component of EPS, which is a measure used by the Company.

88	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Adjusted One-Year ROATCE. The Company used adjusted one-year ROATCE as its company-selected measure. The Company used adjusted one-year ROATCE as a metric in its short-term incentive compensation awards for 2020, 2021 and 2022. ROATCE is a key indicator of performance and correlates to higher valuations for common stock of publicly traded bank holding companies. In 2020, 2021 and 2022, the Company exceeded its ROATCE performance targets and our one-year ROATCE has been in the top quartile of our peer group.

Tabular List (Unranked)

The table below provides an unranked list of the most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s performance in 2022. Each of these financial metrics were used in determining short- or long-term incentive awards, as well as performance-based integration awards in 2022.

Adjusted One-Year EPS
Adjusted One-Year ROATCE
Merger-Related Cost Savings
Three-Year Relative TSR
Three-Year Relative ROATCE

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	89

Item 2 – Approval of a non-binding advisory proposal on executive compensation

The Board unanimously recommends that shareholders vote “FOR” approval of the advisory vote on Executive Compensation.

In accordance with applicable SEC requirements, we are seeking advisory shareholder approval of the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our shareholders with the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the “Compensation Discussion and Analysis” section of this Proxy Statement).

In response to the voting results for the frequency of the “say-on-pay” vote at our 2017 Annual Meeting, we are providing shareholders with the opportunity to provide annually a “say-on-pay” advisory vote.

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when making future executive compensation decisions.

We believe that our compensation practices are embedded in a pay-for-performance culture, are consistent with the practices of companies in our peer group and align our executives’ interests with those of our shareholders.

We believe our CEO and executive team have successfully managed the Company in a competitive and ever-changing economic and banking environment, including the successful completion of our transformational Merger with First Midwest. In 2022, the Company delivered exceptionally strong operating results. Highlights include the following:

●	Adjusted EPS* of $1.96, representing 13% year-over-year growth (top quartile of our peer group and a record for the Company)
●	Net interest margin expansion of 0.58% (top quartile of our peer group)
●	Adjusted ROATCE* of 21.1% (top quartile of our peer group)
●	Adjusted efficiency ratio* of 51.6% (top quartile of our peer group)
●	Strong year-over-year total loan growth of 12% and commercial loan production of $8.9 billion (record performance for the Company).
●	Continued strong credit quality, with net charge-offs to average loans of 0.06%

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	90

ITEM 2 – APPROVAL OF A NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

●	High quality, low cost and granular deposit base with an average cost of deposits of 15 bps in 2022
●	Continued addition of critical revenue producing talent across business lines, including the expansion of our commercial banking presence in Kansas City, MO and Detroit, MI and our wealth management group in Scottsdale, AZ, Minneapolis, MN and Nashville, TN

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as current expected credit loss (“CECL”) Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, gain on sale of health savings accounts, property optimization charges and net securities losses. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.50; ROATCE: 16.3%; Efficiency Ratio: 58.0%. Reference is made to the non-GAAP reconciliation included in the Company’s annual report on Form 10-K for the year ended December 31, 2022.

Our Board of Directors recommends a vote FOR this resolution because it believes the practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving the Company’s goals of rewarding financial performance, aligning our executives’ long-term interests with those of our shareholders and fostering the retention of highly talented executives over long and productive careers.

Shareholders are encouraged to carefully review the information provided in this Proxy Statement regarding the compensation of our NEOs in the section captioned “Compensation Discussion and Analysis” beginning on page 44.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	91

ITEM 3 – APPROVAL OF A NON-BINDINg ADVISORY PROPOSAL DETERMINING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Board unanimously recommends that shareholders select a frequency of “1 YEAR” on the proposal recommending the frequency of advisory votes on executive compensation.

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of 1 Year, 2 Years or 3 Years, or abstaining. For the reasons described below, we recommend that our shareholders select a frequency of 1 Year, or an annual vote.

Our Board of Directors has determined that an annual advisory vote on the compensation of our NEOs will allow our shareholders to provide timely, direct input on our compensation philosophy, policies and practices as disclosed in our Proxy Statement each year.

We therefore request that our shareholders select “1 Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and, consistent with our record of shareholder engagement, take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	92

ITEM 4 – APPROVAL OF THE OLD NATIONAL BANCORP amended and restated EMPLOYEE STOCK PURCHASE PLAN

The Board unanimously recommends a vote “FOR” the proposal to approve and adopt the Old National Bancorp Amended and Restated Employee Stock Purchase Plan.

The fourth item to be acted upon at the Annual Meeting is the approval of the Old National Bancorp Amended and Restated Employee Stock Purchase Plan (the “ESPP”), which was approved on February 22, 2023 by our Board of Directors. The amended and restated ESPP is being submitted for shareholder approval to enable the Company to continue to grant our employees purchase rights for shares of our common stock that qualify for certain tax treatment under Section 423 of the Internal Revenue Code. The Company desires to continue to maintain the ESPP to encourage and facilitate the purchase of shares of our common stock by our employees by offering our shares at a discount to the market price. The acquisition of shares of our common stock by employees allows our employees to align their interests with those of our shareholders and to encourage the continued achievement of our financial goals. This ESPP is consistent with the Company’s overall compensation philosophy, which attempts to place equity in the hands of employees to further instill shareholder considerations and values in the actions of our employees.

Summary of Material Amendments to Employee Stock Purchase Plan

The primary reasons for the amendment and restatement of the ESPP are to:

●	Increase the number of shares of the Company’s common stock available for purchase under the ESPP. As of March 30, 2023, only 79,064 shares remain available under the ESPP. These remaining shares would not be sufficient for continued purchases by our employees under the ESPP beginning in the fourth quarter of 2023 or the first quarter of 2024. The proposed amendment will increase the aggregate number of shares available for purchase under the ESPP to 1,000,000 shares, which the Company estimates will be sufficient for purchases under the ESPP for an additional 5-7 years. The total shares available under the ESPP would constitute less than 0.5% of our total outstanding shares of common stock as of the Record Date.
●	Allow our Compensation Committee to establish, from time to time, the discounted price of the shares at which participants in the ESPP may purchase our common stock at not less than 85% of the fair market value of the shares on the applicable purchase date. Currently, the discount under the ESPP is set at 95% of the fair market value of the shares of common stock on the applicable purchase date.

In addition, we have made several non-material administrative changes to the ESPP.

The following summary of the material features of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is set out in Appendix 1 to this Proxy Statement.

93	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 4 – APPROVAL OF THE OLD NATIONAL BANCORP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Eligibility and Participation

The right to purchase shares at a discount under the ESPP, a “purchase right,” may be granted only to eligible employees of our Company. All employees of the Company or one of our subsidiaries (including officers) whose customary employment with the Company is at least 20 hours per week and who have been employed for 30 days immediately preceding the offering date (or such longer time as the Compensation Committee may require, not to exceed two years) are eligible to participate in the ESPP, subject to any additional eligibility conditions established by the Compensation Committee. No employee will be eligible for the grant of any purchase rights under the ESPP if, immediately after the purchase rights are granted, the employee owns stock with five percent or more of the total combined voting power or value of all classes of our stock. The Board may provide that employees who are highly compensated employees (within the meaning of Code Section 423(b)(4)(D)) may not be eligible to participate in a particular offering of shares under the ESPP. As of March 30, 2023, approximately 4,000 employees were eligible to participate in the ESPP.

No participant may purchase common stock with a fair market value in excess of $25,000 in any calendar year under the ESPP. “Fair market value” means the closing sale price, as reported on the Nasdaq Stock Market (or the exchange or market on which our common stock is then traded) on the trading day on which the offering period begins.

Common Stock Subject to the ESPP

The current ESPP had a total of 266,726 shares of the Company’s common stock available for purchase. As of March 30, 2023, only 79,064 of those authorized shares remain available for purchase. The proposed amendment will increase the aggregate number of shares available for purchase to 1,000,000 shares, which the Company estimates will be sufficient to cover purchases under the ESPP for an additional 5-7 years. The 1,000,000 shares available under the ESPP would equal less than 0.5% of the Company’s total outstanding shares of common stock as of the Record Date.

The common stock available for purchase under the ESPP may, at the election of the Compensation Committee, be authorized but unissued shares, treasury shares or shares bought on the open market. If any purchase right granted under the ESPP terminates for any reason without having been exercised, the shares of common stock not purchased under the purchase right will again become available for issuance under the ESPP.

In the event of any stock dividend, stock split, consolidation, reorganization, merger, spinoff or other transaction or event having a similar effect as any of the foregoing, other than one in which the Company is not the surviving corporation, the number and class of shares of our stock that may be purchased under the ESPP, and the selling price and other relevant provisions of the ESPP, will be appropriately adjusted by the Compensation Committee. If the Company is a party to a corporate transaction in which the Company is not the surviving corporation, the Compensation Committee may take any other actions with respect to the ESPP as it deems appropriate.

Administration

The ESPP is administered by the Compensation Committee or an individual or committee appointed by either the Board or the Compensation Committee (the “Administrator”). The Compensation Committee will have the discretionary power to construe, administer and interpret the ESPP; prescribe, amend and rescind administrative rules relating to the ESPP; establish the requirements that will determine an employee’s ability to participate in the ESPP and take all other actions that are necessary or appropriate for administration of the ESPP. The Compensation Committee’s interpretations, rules and actions under the ESPP are final and binding.

94	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 4 – APPROVAL OF THE OLD NATIONAL BANCORP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Participation under the ESPP

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions such employee would like to have withheld to purchase shares of common stock, up to the limit prescribed under the ESPP, which currently is $25,000 in fair market value of our common stock in any single calendar year. In addition, eligible employees may be granted one or more opportunities to purchase shares of common stock under the ESPP over the years provided enough shares of common stock remain available under the ESPP. Accordingly, neither the timing nor amount of future purchases under the ESPP, either by one eligible employee individually or by all eligible employees as a whole, nor the number, names or positions of employees who will be provided with the opportunity to participate in the ESPP are determinable at this time.

Purchase Rights; Purchase Price

From time to time during an offering, the Compensation Committee may select a date on which each eligible employee is granted a purchase right to purchase shares of common stock at the price designated by the Compensation Committee during the purchase period identified by the Compensation Committee (the “Purchase Period”). During each Purchase Period, eligible employees may elect to participate by designating a percentage or dollar amount of his or her compensation to be withheld for the purchase of shares of common stock. A participant may not change his or her contributions during the Purchase Period (other than a complete withdrawal), and a participant’s payroll deduction authorization form will remain in effect for successive Purchase Periods unless terminated.

The ESPP provides that the price of shares of common stock purchased pursuant to purchase rights will be an amount not less than 85% of the fair market value of a share of our common stock on the applicable purchase date. The actual percentage will be determined from time to time by the Compensation Committee and currently has been set at 95% of the fair market value of our shares of common stock.

The number of shares of common stock a participant may purchase on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation since the prior purchase date under the ESPP by the purchase price.

Exercise of Purchase Rights

The Compensation Committee will establish one or more purchase dates during an offering as of which purchase rights granted pursuant to the ESPP may be exercised and purchases of shares of common stock may be completed. In connection with each offering made under the ESPP, the Compensation Committee may specify a maximum number of shares of common stock that may be purchased at a discount by:

●	Any participant on any purchase date during the offering;
●	All participants pursuant to the offering; and
●	All participants on any purchase date under the offering (when an offering contains more than one purchase date).

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	95

ITEM 4 – APPROVAL OF THE OLD NATIONAL BANCORP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

If the aggregate purchase of shares of common stock issuable upon exercise of purchase rights granted under the offering exceeds the maximum aggregate number of shares of common stock that remain available for sale under the ESPP, then the maximum number of shares that any participant will be permitted to purchase will be reduced until the total number of shares that all participants, in the aggregate, have elected to purchase equals the total number of shares available for purchase under the ESPP. This reduction will be made proportionately based upon the number of shares for purchase elected by each participant.

Restriction on Sale of Stock

A participant will be prohibited from selling any common stock acquired under the terms of the ESPP until the expiration of the period commencing of each offering date and ending two years later. Notwithstanding the foregoing, the sale restriction will lapse upon the earlier of the death, disability, employment separation or retirement of the participant.

Delivery of Shares to Custodian; Withdrawal of Shares; Dividends

As soon as practicable after each purchase date, the Administrator will cause to be credited to the account of the custodian for the ESPP the aggregate number of shares of common stock purchased by all participants on the purchase date. The custodian will keep accurate records of the beneficial interests of each participant and will provide each participant with periodic statements as directed by the Administrator. The custodian will automatically reinvest cash dividends received on the common stock held by the custodian and allocated to participants’ accounts in additional shares of common stock and will facilitate the participant’s voting rights attributable to shares held in a participant’s account. Participants may direct the custodian, subject to the restrictions in the ESPP and applicable securities laws, to sell the shares held in the participant’s account and deliver to the participant the proceeds therefrom, less applicable expenses.

Termination of Employment

If a participant’s employment with the Company terminates for any reason, including death, or the participant otherwise ceases to meet the eligibility requirements established by the Compensation Committee, then his or her participation in the ESPP will automatically terminate.

Amendment or Termination of the ESPP

The Compensation Committee may amend or suspend the ESPP at any time in its sole and absolute discretion, provided, that shareholder approval will be sought to the extent necessary and required for the ESPP to satisfy the requirements of Internal Revenue Code Section 423 or other applicable laws or regulations.

The Compensation Committee may terminate the ESPP at any time in its sole and absolute discretion. Unless sooner terminated by the Compensation Committee, the Plan will terminate at the earlier of (i) February 22, 2033 or (ii) the time that all of the shares of common stock reserved for issuance under the ESPP have been issued under the terms of the ESPP.

Upon termination of the ESPP, the Administrator will terminate payroll deductions and will deliver to each participant a statement reflecting the number of shares of common stock paid for in full. The Administrator will refund to the participant any amount allocated to his or her ESPP account that exceeds the amount required to purchase shares of common stock that the participant has elected to purchase. A participant may elect, upon termination of the ESPP, to abandon any or all of his or her purchase rights for shares not yet purchased or issued. If the participant retains no right to purchase shares of common stock, the Administrator will refund to the participant any amount remaining in his or her ESPP account.

96	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

ITEM 4 – APPROVAL OF THE OLD NATIONAL BANCORP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Federal Income Tax Consequences

The following is a brief discussion of certain U.S. federal income tax consequences applicable to the ESPP. This discussion is based on current law, is not intended to constitute tax advice, does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances, does not discuss the tax consequences of a participant’s death and does not describe foreign, state or local tax consequences, which may be substantially different. Participants under the ESPP are encouraged to consult with their own tax advisors.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Internal Revenue Code Section 423. Under these provisions, no income will be taxable to the participant until the shares purchased under the ESPP are sold or otherwise disposed of.

Upon a sale or other disposition of the shares, a participant will generally be subject to tax that will be dependent upon his or her holding period for those shares. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the exercise date (the date the stock was purchased by the participant), then the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of the sale or disposition over the purchase price of the shares, or (b) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price of the shares. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of in a disqualifying disposition (i.e., disposition of the shares before the expiration of the above holding period), the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased over the purchase price. Any additional gain or loss on the sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

In general, the Company is not entitled to a deduction for amounts taxed to a participant. However, if a participant makes a disqualifying disposition (i.e., disposes of the shares prior to expiration of the holding period described above), the Company will be entitled to a deduction equal to the amount the participant must include in income. A person holding common stock acquired under the ESPP who disposes of shares prior to the expiration of the holding periods must notify the Company of the disposition in writing.

Rights Not Transferable

The rights or interests of any participant in the ESPP, or in any common stock or cash to which he or she may be entitled under the ESPP, are not transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Internal Revenue Code or by will or the laws of descent and distribution. Only the participant to whom a purchase right is granted may exercise a purchase right. If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interests under the ESPP, other than as permitted by the Internal Revenue Code or by will or the laws of descent and distribution, such act will be treated as an automatic withdrawal from the ESPP. No right or interest of a participant in any purchase right will be liable for, or subject to, any lien, obligation, garnishment or liability of the participant.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	97

ITEM 4 – APPROVAL OF THE OLD NATIONAL BANCORP AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee makes their own decision whether, and to what extent, to participate in the ESPP. Accordingly, the benefits or number of shares that will be received in the future by individual employees or groups of employees under the ESPP are not determinable. In addition, our non-employee directors are not eligible to participate in the ESPP.

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the ESPP during 2022:

Number of Shares
Purchased Pursuant to
Name	the ESPP in 2022
NEOS
James C. Ryan, III	155
Michael L. Scudder	—
Mark G. Sander	—
James A. Sandgren	464
Brendon B. Falconer	—
Kendra L. Vanzo	—
All Executive Officers, as a Group (12 persons)	2,927
All Non-Employee Directors, as a Group (14 persons)	N/A*
All Other Employees	55,350
*Our non-employee directors are not eligible to participate in the ESPP

Equity Compensation Plan Information

The following table sets forth information regarding our existing equity plans, as of December 31, 2022.

Number of securities
remaining available for
	Number of Securities to	Weighted-Average	future issuance under
	Be Issued Upon Exercise	Exercise Price of	equity compensation plans
	of Outstanding Options,	Outstanding Options	(excluding securities
	Warrants, and Rights	Warrants, and Rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,955,153	$17.46	9,103,611
Equity compensation plans not approved by security holders	—	—	—
Total	3,955,153	$17.46	9,103,611

As of December 31, 2022, 9.1 million shares remained available for issuance under the Company’s Equity Compensation Plan.

98	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

Item 5 – RATIFICATION OF THE APPOINTMENT Of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Board proposes the ratification by the shareholders at the Annual Meeting of the Audit Committee’s appointment of Deloitte & Touche LLP, as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2023. Although ratification by the shareholders of the Company’s independent registered public accounting firm is not required, the Company deems it desirable to continue its established practice of submitting such selection to our shareholders. In the event the appointment of Deloitte & Touche LLP is not ratified by shareholders, the Audit Committee of the Board will consider appointment of other independent registered public accounting firms for the fiscal year ending December 31, 2023, but may determine to retain Deloitte & Touche LLP nonetheless. A representative of Deloitte & Touche LLP will attend the virtual Annual Meeting and will have the opportunity to make a statement or respond to any questions that shareholders may have.

As previously disclosed, on August 16, 2022, the Audit Committee of the Board approved the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Crowe LLP served as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ended December 31, 2022. The reports of Crowe LLP on the Company’s consolidated audited financial statements as of and for the fiscal years ended December 31, 2020 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2020 and December 31, 2021 and the subsequent interim period through August 16, 2022, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between the Company and Crowe LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Crowe LLP, would have caused it to make reference to the subject matter of the disagreements in any of its reports on such consolidated audited financial statements of the Company and (ii) there were no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Crowe LLP with a copy of the above disclosures and received a letter from Crowe LLP addressed to the SEC stating that it agrees with the above statements. A copy of Crowe LLP’s letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2022.

During the Company’s fiscal years ended December 31, 2020 and December 31, 2021, and the subsequent interim period through August 16, 2022, neither the Company, nor anyone on the Company’s behalf, consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor any oral advice was provided to the Company that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter or event as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.

99	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the approximate fees for services rendered by Crowe LLP for fiscal years 2022 and 2021 to the Company and its subsidiaries, as well as expenses incurred in connection with these services.

	2022	2021
Audit Fees	$2,874,500	$1,664,000
Audit Related Fees	$69,000	—
Tax Fees	—	—
All Other Fees	—	$58,500
Total	$2,943,500	$1,722,500

Audit Fees

Audit Fees consist of fees for professional services and related services rendered for the audits of (i) the Company’s consolidated financial statements and its internal control over financial reporting as of December 31, 2022 and 2021, (ii) the limited reviews of the interim consolidated financial statements included in quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements and (iv) other services that generally only the principal accountant can provide. These services included fees for the audit of the merger of equals transaction in 2022, the audit of financial statements of Indiana Old National Insurance Company in 2022 and 2021, HUD audits for 2022 and 2021 and consents in connection with registration statements filed by the Company with the SEC in 2022 and 2021.

Audit Related Fees

SSAE 18 (SOC 1) examination services were provided covering an examination of controls for First Midwest Bank’s wealth management fiduciary services transaction processing in 2022.

All Other Fees

All Other Fees consist of fees for all other services provided other than those described above. These fees for 2021 represent consulting services related to anti-money laundering (“AML”) transaction monitoring.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm; all of the fees and services described above were pre-approved under these procedures. The Audit Committee also will pre-approve non-audit services that are permissible under the Sarbanes-Oxley Act of 2002 and the rules of the SEC on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such pre-approvals are reported to the Audit Committee at its next scheduled meeting.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	100

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of six independent directors meeting the applicable requirements of the SEC and Nasdaq. Each member of the Audit Committee has the ability to “read and understand financial statements” as required by the Nasdaq listing requirements. Additionally, three of the members, Stephen C. Van Arsdell, Thomas L. Brown and Ryan C. Kitchell, qualify as “Audit Committee Financial Experts” as defined by the SEC and have been so designated.

Audit Committee Responsibilities and Actions

The Audit Committee’s key responsibilities are set forth in its charter, which has been approved by the Board and which is available on the Company’s website. The principal responsibilities of the Audit Committee are, among others, to assist the Board in its oversight of:

(i)	the integrity of the Company’s financial statements;
(ii)	the appointment, independence, qualifications and performance of the independent registered public accounting firm;
(iii)	the scope and results of the independent registered public accounting firm’s audits and other services, if any;
(iv)	the Company’s system of internal controls over financial reporting;
(v)	the services and performance of the Company’s internal audit function;
(vi)	the Company’s actions in response to matters raised by the independent registered public accounting firm or the internal auditors; and
(vii)	the Company’s compliance with legal and regulatory requirements in relation to financial reporting.

The Audit Committee reviewed and discussed with management and Crowe LLP the Company’s consolidated financial statements for the year ended December 31, 2022 as well as Crowe LLP’s reports on its audit of such financial statements and the Company’s internal control over financial reporting at December 31, 2022; discussed with Crowe LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; received the required written disclosures and the letter from Crowe LLP under applicable PCAOB standards regarding auditor independence; and discussed with Crowe LLP its independence.

The Audit Committee has established policies and procedures regarding the pre-approval of all services provided by its independent registered public accounting firm; reviewed all proposed audit and non-audit services to be provided by its independent registered public accounting firm; considered whether such services are compatible with maintaining its independent registered public accounting firm’s independence; and must pre-approve all such services prior to their performance.

While the Enterprise Risk Committee of the Board has primary oversight responsibility for the Company’s compliance activities, the Audit Committee also monitors in an oversight capacity the Company’s compliance with banking laws and regulations and other risk management activities that might raise material issues regarding the Company’s financial statements, accounting policies or internal controls over financial reporting. In carrying out its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of management, the independent registered public accounting firm and the internal auditors, as follows:

(i)

Management is responsible for preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles and for maintaining appropriate internal controls over financial reporting.

101	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

(ii)

The Company’s independent registered public accounting firm is responsible for conducting audits of the Company’s financial statements and the Company’s internal controls over financial reporting and rendering its reports thereon.

(iii)

The Company’s internal auditors are responsible for evaluating the adequacy and effectiveness of the Company’s processes and system of internal controls to achieve the Company’s stated goals and objectives.

It is not the duty of the Audit Committee to plan or conduct audits related to the Company’s financial statements or internal controls nor to conduct other types of audits, accounting reviews or similar procedures.

Sarbanes-Oxley Act of 2002

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the confidential submission of employee concerns regarding accounting, auditing or internal control matters. These procedures provide for appropriate monitoring and follow-up on any such matters submitted. In addition, the Company’s Chief Audit Executive and Ethics Officer is charged with promptly reporting to the Audit Committee any matter of which the Chief Audit Executive and Ethics Officer becomes aware involving any serious or potentially serious breach of the Code of Business Conduct and Ethics or other Company policies involving any accounting or auditing matters, allegations of fraud, or misconduct by senior management.

Conclusion

In reliance on the matters and discussions referred to above, the reports of management and the independent registered public accounting firm and the representations of management, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the same year, as filed with the SEC.

Members of the Audit Committee

Stephen C. Van Arsdell, Chairperson

Thomas L. Brown

Daniel S. Hermann

Ryan C. Kitchell

Michael J. Small

Katherine E. White

102	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

SHAREHOLDER PROPOSALS AND DIRECTOr NOMINATIONS FOR THE 2024 ANNUAL MEETING

Proposals submitted by shareholders under SEC Rule 14a-8 to be presented at our 2024 annual meeting of shareholders must be received by the Company at its principal executive office no later than November 29, 2023 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals should be received by our Corporate Secretary at P.O. Box 718, Evansville, Indiana 47705-0718 no later than November 29, 2023.

Proposals for director nominations and other proposals submitted by shareholders under our By-Laws outside of SEC Rule 14a-8 (but not necessarily included in our proxy statement for that meeting) in connection with our 2024 annual meeting of shareholders must comply with the requirements of our By-Laws and be received by the Company at its principal executive office no later than January 11, 2024. Any such nomination should be received by our Corporate Secretary at P.O. Box 718, Evansville, Indiana 47705-0718 no later than January 11, 2024.

All nominations of persons to serve as directors of the Company must be made in accordance with the requirements contained in the Company’s By-Laws. In addition to satisfying the requirements contained in the Company’s By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934 no later than March 11, 2024.

ANNUAL REPORT

Upon written request, the Company will provide, without charge, to each shareholder who does not otherwise receive a copy of the Company’s annual report to shareholders with a copy of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2022. Requests should be addressed to:

Old National Bancorp

c/o Corporate Secretary

P. O. Box 718

Evansville, Indiana 47705-0718

OTHER MATTERS

The Board does not know of any matters for action by shareholders at the 2023 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. However, the enclosed Proxy Card will confer upon the named proxies authority with respect to matters which are not known to the Board at the time of the printing hereof and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the Proxy Card with respect to such matters in accordance with their judgment.

It is important that proxies should be returned promptly. Shareholders are requested to complete, sign and return their proxies in order that a quorum for the Annual Meeting may be assured. You may also vote your proxy via the Internet or by telephone. If you do not vote your proxy via the Internet or by telephone, then it may be mailed in the enclosed envelope, to which no postage need be affixed.

103	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

Appendix 1

OLD NATIONAL BANCORP

Amended and restated

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

INTRODUCTION

Section 1.01Purpose. The Old National Bancorp Employee Stock Purchase Plan (the “Plan”) is established and maintained by Old National Bancorp. The purpose of the Plan is to encourage and facilitate the purchase of shares of Common Stock by Eligible Employees to align their interests with those of our shareholders. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Code Section 423. The provisions of the Plan will be construed in a manner consistent with the requirements of Code Section 423 and any provision of this Plan that is determined to be inconsistent with Code Section 423 shall be reformed to comply with Code Section 423.

Section 1.02Term. The term of the Plan will commence on the Effective Date and, unless terminated earlier pursuant to Section 9.02, shall have a term of ten years from the Effective Date.

Section 1.03Administration. The Committee has the sole and absolute discretionary power to construe, administer and interpret the Plan and to resolve any ambiguities hereunder; to prescribe, amend and rescind administrative rules relating to the Plan; to set the eligibility provisions for participation in the Plan; and to take all other actions that are necessary or appropriate for administration of the Plan provided that the Plan shall in all respects be construed, interpreted and applied so as to comply with the requirements for an “employee stock purchase plan” within the meaning of Code section 423(b). The Committee’s interpretations, rules and actions are final and binding upon all concerned and, in the event of judicial review, are entitled to the maximum deference allowable by law. The Committee will not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan.

Section 1.04Authorized Shares. Subject to adjustment as provided in Article VII, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be One Million (1,000,000) shares. The Common Stock to be sold under the Plan may, at the election of the Committee, be authorized but unissued shares, treasury shares or shares bought on the open market or otherwise. If any Purchase Right terminates without having been exercised, the shares of Common Stock not purchased under the Purchase Right will again become available for issuance under the Plan.

Section 1.05Definitions. The following words and phrases will have the meanings set forth below when used in the Plan, unless a different meaning is plainly required by the context. All other defined terms in this Plan will have the meanings specified in the various Articles and Sections of the Plan in which they appear.

(a)	“Account” means the bookkeeping account established by the Administrator for each Participant to which the Participant’s Contributions are credited.
(b)	“Administrator” means the Committee or other individual(s) delegated by the Board or the Committee from time to time to administer the Plan.
(c)	“Board” means the Board of Directors of the Company.
(d)	“Code” means the Internal Revenue Code of 1986, as amended. References to sections of the Code include references to the applicable regulations, rules and interpretations thereunder and any such successor statutes, regulations, rules and interpretations.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	A-1

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(e)	“Committee” means the Talent Development and Compensation Committee of the Board.
(f)	“Common Stock” means the common stock of the Company, no par value per share.
(g)	“Company” means Old National Bancorp, an Indiana corporation.
(h)	“Compensation” means the Participant’s wages, salaries, and other amounts received for personal services actually rendered in the course of employment with a Participating Company to the extent that the amounts are includible in gross income, including, but not limited to, commissions paid, cash bonuses and compensation deferrals and catch-up contributions made on the Participant’s behalf to the Old National Bancorp Employee Stock Ownership and Savings Plan that would have been reported as taxable income but for his or her compensation deferral or catch-up contribution election, and the amount that was not reported as taxable income as a result of an election made by the Participant under a Code Section 125 plan or by reason of Code Section 132(f). Compensation does not include:
(i)	contributions made by the Participating Company to a qualified plan to the extent that, before application of Code Section 415 to that plan, the contributions are not includible in the gross income of the Participant for the year in which contributed;
(ii)	any distribution from a plan of deferred compensation, except that any amounts received by a Participant pursuant to an unfunded non-qualified plan may be included in the year that the amounts are included in gross income;
(iii)	amounts realized from the exercise of a non-qualified stock option or from stock or property that is currently taxable under Code Section 83;
(iv)	amounts realized from the sale, exchange or other disposition of stock acquired through the exercise of a qualified or incentive stock option;
(v)	non-qualified stock options which are includible in gross income in the year granted;
(vi)	other amounts that receive special tax benefits, such as premiums for group term life insurance to the extent not included in gross income, or contributions made by the Participating Company toward the purchase of an annuity contract described in Code Section 403(b);
(vii)	medical benefits that are includible in gross income;
(viii)	moving expenses paid or reimbursed by the Participating Company if not deductible; and
(ix)	fringe benefits (cash and non-cash), reimbursements or other expense allowances, deferred compensation and welfare benefits.
(i)	“Contributions” means the Participant’s payroll deductions used to fund the exercise of a Purchase Right. Contributions will be withheld from the first two payrolls of each month of an Offering Period.
(j)	“Corporate Transaction” means any stock dividend, stock split, consolidation, reorganization, merger, spinoff or similar transaction or event having an effect similar to any of the foregoing, or other corporate event described in Code Section 424.
(k)	“Effective Date” means February 22, 2023, the date as of which the Plan was effectively amended and restated; provided, however, no Purchase Rights will be exercised until the Plan has been approved by the Company’s shareholders within 12 months before or after the date the Plan is adopted by the Board.

A-2	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(l)	“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that the Employee also meets the requirements for eligibility to participate as set forth in Article II.
(m)	“Employee” means any person who renders services to a Participating Company as an employee pursuant to an employment relationship with such employer. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Participating Company that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2) and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).
(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)	“Fair Market Value” means the per share closing price for shares of Common Stock on the applicable date, as reported by the principal exchange or market on which the shares of Common Stock are then listed or regularly traded. If shares of Common Stock are not traded on an exchange or market on the date as of which the determination of Fair Market Value is made, the determination of Fair Market Value will be made in good faith by the Committee in accordance with Treasury Regulation 20.2031-2.
(p)	“Offering” means the grant to Eligible Employees of Purchase Rights to purchase shares of Common Stock under the Plan.
(q)	“Offering Date” means a date selected by the Committee for an Offering to commence.
(r)	“Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Article II.
(s)	“Participating Company” or “Participating Companies” means the Company and each Subsidiary of the Company.
(t)	“Plan” means the Old National Bancorp Employee Stock Purchase Plan.
(u)	“Purchase Date” means one or more dates during an Offering established by the Committee on which Purchase Rights may be exercised and as of which the purchases of shares of Common Stock will be made in accordance with the Offering.
(v)	“Purchase Period” means a specified period of time which will commence on each Offering Date and cannot exceed 27 months, during which Purchase Rights will be granted.
(w)	“Purchase Right” means the grant of a right to purchase shares of Common Stock under the Plan.
(x)	“Retirement” means the date the Participant has attained at least age 55 and been credited with at least five (5) consecutive years of service immediately preceding the Participant’s termination of employment. For purposes of this subsection, “Service” means the Participant’s employment with the Company or a Subsidiary calculated from the most recent service date shown in the Company’s personnel records.
(y)	“Subsidiary” means, with respect to the Company, a subsidiary of the Company, as defined in Code Section 424(f).
(z)	“Total and Permanent Disability” means (i) a disability as determined for purposes of the Federal Social Security Act which qualifies the Participant for permanent disability insurance payments in accordance with that act, or (ii) a disability as defined under the Company’s long-term disability plan. A partial disability

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	A-3

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

will not disqualify a Participant even if the disabled Participant receives disability benefits under the Social Security Act for the same period.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

Section 2.01Eligible Employees.

(a)	Except as provided in subsection (b) below, Purchase Rights may be granted only to Eligible Employees of Participating Companies. Except as provided in subsection (b) below, an Employee will be eligible to be granted Purchase Rights under the Plan only if, on the Offering Date, the Employee has been employed by a Participating Company for a continuous period of thirty (30) days preceding the Offering Date, or such other date as the Committee may require, but in no event will the required period of continuous employment be greater than two years. In addition, the Committee may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee’s customary employment with a Participating Company is to work at least twenty (20) hours per week or more and the Employee has been employed for thirty (30) days immediately preceding the Offering Date. The Committee may also provide in an Offering that Employees who are highly compensated employees within the meaning of Code Section 423(b)(4)(D) are not eligible to participate in the Plan.
(b)	If a Participant’s employment with a Participating Company terminates for any reason, including death, Total and Permanent Disability or the Participant ceases to be an Eligible Employee, then his or her participation in the Plan will automatically terminate without any act on his or her part as of the date of termination of employment or change in employment status. In this event, the Administrator will grant Purchase Rights to the Participant. The Participant will automatically exercise such Purchase Rights in the Participant’s Account upon termination of employment or change in employment status. A transfer from one Participating Company to another will not be treated as a termination of employment.

Section 2.02Limitations on Participation. Notwithstanding Section 2.01, no Employee will be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, the Employee owns five percent or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this subsection, Code Section 424(d) will apply in determining the stock ownership of an Employee. Stock that the Employee may purchase under this Plan and any other plan will be treated as stock owned by the Employee.

ARTICLE III

GRANT OF PURCHASE RIGHTS/CONTRIBUTIONS

Section 3.01Purchase Rights. On each Offering Date, each Eligible Employee, pursuant to an Offering, will be granted a Purchase Right to purchase up to a number of shares of Common Stock, purchasable either with a percentage of Compensation or with a designated dollar amount, as designated by the Committee.

Section 3.02Limitation on Purchase Rights.

(a)	Notwithstanding any other provision in this Plan to the contrary, no Participant may purchase shares of Common Stock under the Plan and all other employee stock purchase plans of the Company or any Subsidiary with a Fair Market Value in excess of $25,000 per calendar year. For purposes of this subsection, Fair Market Value of the Common Stock will be determined at the time the Purchase Right is granted. Employee stock purchase plans not described in Code Section 423 will be disregarded. If a Participant is precluded by this subsection from purchasing additional shares of Common Stock under the Plan, then his or her Contributions will automatically be discontinued.

A-4	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(b)	In the event that Participants elect to purchase more shares than are available under Section 1.04, the maximum number of shares of Common Stock that any Participant will be permitted to purchase will be reduced until the total number of shares that all Participants, in the aggregate, have elected to purchase equals the number of shares available under Section 1.04. This reduction will be made proportionately based upon the number of shares of Common Stock elected by each Participant.
(c)	The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be an amount not less than 85 percent of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date. as determined by the Committee and set forth in the Offering.

Section 3.03Contributions.

(a)	Subject to Section 3.01 and Section 3.02, each Eligible Employee will designate the percentage or the fixed dollar amount of his or her Compensation, as permitted in the Offering, which he or she elects to have withheld for the purchase of Common Stock by completing and delivering to the Company a payroll deduction authorization election in the manner prescribed by the Administrator. A Participant may begin making Contributions after the beginning of the Offering to the extent permitted in the Offering. Each Participant’s Contributions will be recorded in his or her Account. Participants’ Accounts will not be credited with interest. All funds recorded in the Accounts will be segregated from the Participating Company’s general assets.
(b)	A Participant may not change his or her Contributions during the Purchase Period.
(c)	Notwithstanding anything in this Article to the contrary, to the extent necessary to comply with Section 2.02 and subsection 3.02(a), a Participant’s Contributions may be decreased to zero at any time during a Purchase Period. If a Participant decreases his or her Contributions to zero, the Participant must complete a new payroll deduction authorization election to recommence participation in the Plan at the next Offering Period.
(d)	Pending purchases of Common Stock pursuant to a Purchase Right, no interest will accrue or be paid on any amounts of a Participant.

ARTICLE IV

EXERCISE OF PURCHASE RIGHTS

Section 4.01Purchase Dates. The Committee will establish one or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering may be exercised. Purchases of shares of Common Stock will be made in accordance with that Offering. The Company will purchase shares of Common Stock on behalf of each Participant pursuant to Article V as soon as administratively practicable after each Purchase Date. Any Contributions not applied to the purchase of Common Stock will be refunded to the Participant.

Section 4.02Limitations on Purchases. In connection with each Offering, the Committee may specify either a maximum number of shares of Common Stock that may be purchased by any Participant or by all Participants, or a maximum dollar limit that may be used by any Participant on any or all Purchase Dates during the Offering. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number, then, in the absence of any Committee action to the contrary, a pro rata allocation of the shares of available Common Stock will be made in as nearly a uniform manner as is practicable and equitable.

ARTICLE V

DELIVERY OF SHARES

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	A-5

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Section 5.01Delivery of Shares of Custodian. As soon as practicable after each Purchase Date, the Administrator will cause to be credited to the account of the custodian for the Plan selected by the Committee the aggregate number of shares of Common Stock with respect to which Purchase Rights of all of the Participants were exercised on the Purchase Date.

Section 5.02Duties of Custodian. The custodian will keep accurate records of the beneficial interests of each Participant in the shares of Common Stock by means of Participants’ Accounts under the Plan and will provide each Participant with periodic statements as directed by the Administrator.

(a)	The custodian will also, in accordance with procedures adopted by the custodian, facilitate voting rights attributable to shares held in Participants’ Accounts.
(b)	The custodian will automatically reinvest any cash dividends received by the custodian on Common Stock in Participants’ Accounts in additional shares of Common Stock.
(c)	The Committee may require that shares of Common Stock be retained with the custodian, or other designated broker or agent, for a designated period of time and/or may establish other procedures to permit tracking of “disqualifying dispositions” of the shares.

Section 5.03Delivery of Shares to Participants. Shares acquired by Participants under this Plan will not be certificated and will be reflected in the Participant’s Account on the books and records of the custodian. In the form and manner established by the Administrator, a Participant may direct the custodian to sell the shares held by the custodian in his or her Account, subject to the restrictions in section 9.02 of the Plan and deliver the proceeds therefrom, less applicable expenses, to the Participant.

ARTICLE VI

WITHDRAWAL FROM PARTICIPATION

Section 6.01Withdrawal from Current Participation. Subject to subsection 2.01(b), a Participant may elect to cease payroll deductions and withdraw from participation under the Plan at any time up to 30 days prior to a Purchase Date (or such other date specified by the Administrator) by following the procedures prescribed by the Administrator. As soon as administratively practicable after a withdrawal, payroll deductions will cease and all Contributions to the Participant’s Account not previously applied to the purchase of Common Stock will be used to purchase such Common Stock. No partial withdrawals will be permitted.

Section 6.02Effect of Withdrawal on Future Participation. A Participant who has withdrawn from the Plan will not be a Participant in future Purchase Periods unless he or she again enrolls in accordance with the provisions of Article II. Re-enrollment will only be effective as of the commencement of a Purchase Period.

ARTICLE VII

CHANGES IN COMPANY STOCK

In the event of a Corporate Transaction, other than a Corporate Transaction in which the Company is not the surviving corporation, the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all Participants and other persons. If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

ARTICLE VIII

A-6	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

RESTRICTIONS ON SHARES

Section 8.01Restrictions on Transfer. The rights or interests of any Participant in the Plan, or in any Common Stock or cash to which he or she may be entitled under the Plan, will not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner, other than as permitted by the Code or by will or the laws of descent and distribution. Only the Participant to whom a Purchase Right is granted may exercise the Purchase Right. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act will be treated as an automatic withdrawal under Section 6.01. No right or interest of a Participant in any Purchase Right will be liable for, or subject to, any lien, obligation, garnishment or liability of the Participant.

Section 8.02Restrictions on Sale. Participants are prohibited from selling any shares of Common Stock acquired under the terms of the Plan until the expiration of the period commencing on each Offering Date and ending two years later. Notwithstanding the foregoing, the sale restriction will lapse upon the first to occur of the Participant’s death, Total and Permanent Disability, Retirement or termination of employment with a Participating Company.

Section 8.03Restrictive Legend. Any certificate issued to evidence shares of Common Stock for which a Purchase Right is exercised may bear such legends and statements as the Company or the Committee deems advisable to assure compliance with federal and state laws and regulations and any other restrictions. Such legends and statements may include, but are not limited to, restrictions on transfer.

Section 8.04Investment Representations and Warranties. As a condition to the exercise of the Purchase Right, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute the shares. At the option of the Company, a stop transfer order against any shares of Common Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred may be stamped on the stock certificate in order to assure exemption from registration, unless an opinion of counsel of the Participant is provided (concurred with by counsel for the Company) stating that the transfer is not in violation of any applicable law or regulations. The Committee may also require such other action or agreement by the Participant as may from time to time be necessary to comply with the federal and state securities laws. This provision will not obligate any Participating Company to undertake registration of Purchase Rights or Common Stock hereunder.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.01Amendment. The Committee has the power and authority. at any time and from time to time, in its sole and absolute discretion to amend or suspend the Plan. Notwithstanding the foregoing, shareholder approval will be sought to the extent necessary and required for the Plan to satisfy the requirements of Code Section 423 or other applicable laws or regulations.

Section 9.02Termination. The Committee may terminate the Plan at any time in its sole and absolute discretion. Unless sooner terminated by the Committee, the Plan will terminate at the earlier of (i) ten years from the Effective Date or (ii) the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan after the Plan is terminated. Upon termination of the Plan, the Administrator will terminate payroll deductions and, unless the Participant elects to abandon his or her shares, will deliver to each Participant a statement reflecting the number of shares of Common Stock paid for in full. A Participant may elect, upon termination of the Plan, to abandon all or any number of the shares of Common Stock then purchasable by and not yet issued. The Administrator will refund to the Participant any amount in the Account contributed by the Participant that exceeds the amount necessary to purchase the number of shares of Common Stock the Participant elects to purchase and not abandon. If the Participant retains no right to purchase shares of Common Stock, the

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	A-7

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Administrator will refund to the Participant any amount in the Account contributed by the Participant. Any Contributions remaining in the Accounts will be refunded to the Participants as soon as administratively practicable after termination of the Plan.

ARTICLE X

MISCELLANEOUS

Section 10.01Disqualifying Dispositions. In order for tax treatment under Code Section 421 to apply to the Common Stock acquired hereunder, the Participant is generally required to hold the shares of Common Stock for two years after the Offering Date of a Purchase Right through which shares of Common Stock were acquired and for one year after the transfer of Common Stock to the Participant. A person holding Common Stock acquired hereunder who disposes of shares prior to the expiration of the holding periods (a “disqualifying disposition”) must promptly notify the Company of the disposition in writing.

Section 10.02 Tax Withholding. At the time the Purchase Right is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provisions for the Participating Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the Purchase Right or the disposition of the Common Stock. At any time, the Participating Company may, but will not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Participating Company to meet applicable withholding obligations, including without limitation any withholding required to make available to the Participating Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock purchased by the Participant.

Section 10.03 Shareholder Rights. No Participant will have rights or privileges of a shareholder of the Company with respect to any shares of Common Stock subject to Purchase Rights unless and until the Participant’s share of Common Stock acquired upon exercise of Purchase Rights are recorded on the books and records of the Company, its custodian or the Company’s stock transfer agent.

Section 10.04 No Effect on Employment or Service. Neither the Plan nor an Offering will confer upon any Participant any right to continued employment by a Participating Company or interfere with or limit in any way the right of a Participating Company to terminate any Participant’s employment or service at any time. Employment with a Participating Company is on an at-will basis only, unless otherwise provided by a written employment agreement, if any, between the Participant and a Participating Company. If there is any conflict between the provisions of the Plan and an employment agreement between a Participant and a Participating Company, the provisions of the employment agreement will control, unless the conflict results from complying with the requirements of Code Section 423.

Section 10.05 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor will have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor will have been made by a duly appointed guardian or other legal representative of the person, the Participating Company may provide for the payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of the person. Any such payment will be a payment for the account of such person and a complete discharge of any liability of the Participating Company and the Plan therefor. A Participant may file, on forms supplied by the Administrator, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s Account under this Plan in the event of such Participant’s death; provided that for any Participant who is married at the time of his or her death, such Participant’s spouse shall be deemed to be the beneficiary unless the spouse has consented to the Participant’s designation of another individual(s) as beneficiary(ies) in a form acceptable to the Administrator. Such designated beneficiary(ies) shall also receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of any Purchasing Period.

A-8	OLD NATIONAL BANCORP 2023 PROXY STATEMENT

APPENDIX I – AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Section 10.06 Compliance with Securities Laws. The sale and delivery of shares of Common Stock under the Plan will be in compliance with applicable statutes, laws, rules and regulations, including without limitation the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Further, all Common Stock acquired pursuant to the Plan will be subject to the Company’s policies concerning compliance with securities laws, rules and regulations, as such policies may be amended from time to time. The terms and conditions of Purchase Rights granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan will be deemed to contain, and such Purchase Rights will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 10.07 Governing Law. The Company’s obligation to offer, issue, sell, deliver or repurchase Common Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities required in connection with the authorization, offer, issuance, sale, delivery or repurchase of Common Stock as well as all federal, state, local and foreign laws. This Plan and all determinations made hereunder, and action taken pursuant hereto will be governed by and construed in accordance with the laws of the State of Indiana (without regard to choice or conflict of law principles thereof).

Section 10.08 Administrative Costs. All costs and expenses incurred in administering the Plan will be paid by the Participating Company, except that any brokerage fees incurred upon the sale of shares of Common Stock will be paid by the Participant.

Section 10.09 Mistake of Facts. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Offering.

Section 10.10Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 10.11Notices. Any notice or document required to be given to or filed with the Company, Committee or Administrator will be properly given or filed if delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage prepaid, to One Main Street, Evansville, Indiana 47708, Attention: Corporate Secretary.

Section 10.12Headings. The headings in the Plan have been inserted for convenience of reference only and will not affect the construction of the provisions hereof.

Section 10.13Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant’s designated beneficiary, either voluntarily or involuntarily.

Section 10.14Severability. If any provision of the Plan is held to be invalid for any reason, such invalidity will not affect the remaining provisions hereof; instead, each provision will be fully severable and the Plan will be construed and enforced as if such invalid provision had never been included herein.

Section 10.15Committee Actions. Any and all actions, determinations, interpretations and decisions taken or made by the Committee and all powers and authority exercised by the Committee under this Plan shall be in the Committee’s sole and absolute discretion. In addition, the Committee shall have the sole and absolute power to interpret, or resolve any questions or ambiguities under, this Plan.

* * *

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	A-9

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Against Abstain ! ! ! OLD NATIONAL BANCORP ATTN: LYNELL WALTON P.O. BOX 718 EVANSVILLE, IN 47705 OLD NATIONAL BANCORP Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 4. Approval of the Company’s Amended and Restated Employee Stock Purchase Plan. 2. Approval of a non-binding advisory proposal on Executive Compensation. 3. Approval of a non-binding proposal determining the frequency of advisory votes on Executive Compensation. 5. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. 01) Barbara A. Boigegrain 02) Thomas L. Brown 03) Kathryn J. Hayley 04) Peter J. Henseler 05) Daniel S. Hermann 06) Ryan C. Kitchell 07) Austin M. Ramirez 08) Ellen A. Rudnick 09) James C. Ryan, III 10) Thomas E. Salmon 11) Michael L. Scudder 12) Rebecca S. Skillman 13) Michael J. Small 14) Derrick J. Stewart 15) Stephen C. Van Arsdell 16) Katherine E. White Nominees: 1. Election of Directors THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 4 AND 5, AND “1 YEAR” ON PROPOSAL 3. V05393-P87841 NOTE: In their discretion, the proxies named herein are authorized to vote upon such other matters as may properly come before the Annual Meeting of Shareholders, and at any adjournment or postponement thereof. ! ! ! For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1 Year 2 Years 3 Years Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2023 for shares held in an employee benefit plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ONB2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2023 for shares held in an employee benefit plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V05394-P87841 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Notice of 2023 Annual Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com. OLD NATIONAL BANCORP Annual Meeting of Shareholders May 10, 2023 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Brendon B. Falconer and Nicholas J. Chulos, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Old National Bancorp held of record by the undersigned at the close of business on March 10, 2023 at Old National Bancorp’s 2023 Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ONB2023, on Wednesday, May 10, 2023, at 9:00 a.m., Central Daylight Time. The undersigned hereby acknowledges receipt of the Notice of the 2023 Annual Meeting of Shareholders and of the accompanying Proxy Statement in connection with such meeting and at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SIXTEEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, PROPOSAL 4 AND PROPOSAL 5 AND IN FAVOR OF “1 YEAR” ON PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. NOTICE TO PARTICIPANTS IN EMPLOYEE BENEFIT PLANS If the shares represented by this proxy are issued to or held for the account of the undersigned under an employee benefit plan, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side of this proxy card. If no voting instructions are provided, the respective trustee will vote the employee benefit plan shares according to the provisions of the applicable employee benefit plan.